EXHIBIT 10.1

Execution Copy

REVOLVING CREDIT AND TERM LOAN AGREEMENT

Dated as of June 23, 2017

by and among

BROADSTONE NET LEASE, LLC,

                                                             as Borrower,

BROADSTONE NET LEASE, INC.

                                                       as Parent,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 13.6.,

                                                         as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

BANK OF MONTREAL

and

JPMORGAN CHASE BANK, N.A.,

                                                                                  as Co-Syndication Agents,

SUNTRUST BANK,

REGIONS BANK,

and

CAPITAL ONE, NATIONAL ASSOCIATION,

                                                                                  as Co-Documentation Agents,

and

MANUFACTURERS AND TRADERS TRUST COMPANY,

                                                                              as Administrative Agent

MANUFACTURERS AND TRADERS TRUST COMPANY,

WELLS FARGO SECURITIES, LLC,

BMO CAPITAL MARKETS CORP.

AND

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners for the Revolving Credit Facility and Term Loan 1 Facility

MANUFACTURERS AND TRADERS TRUST COMPANY,

WELLS FARGO SECURITIES, LLC,

and

BMO CAPITAL MARKETS CORP.,

as Joint Lead Arrangers and Joint Bookrunners for the Term Loan 2 Facility

- i -

- ii -

SCHEDULE I	Commitments
SCHEDULE 1.1.	List of Loan Parties
SCHEDULE 7.1.(b)	Ownership Structure
SCHEDULE 7.1.(f)	Properties
SCHEDULE 7.1.(g)	Indebtedness and Guaranties
SCHEDULE 7.1.(h)	Material Contracts
SCHEDULE 7.1.(i)	Litigation
SCHEDULE 7.1.(r)	Affiliate Transactions

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Intentionally Omitted
EXHIBIT C	Form of Guaranty
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F-1	Form of Revolving Note
EXHIBIT F-2	Form of Term Facility 1 Note

- iii -

EXHIBIT F-3	Form of Term Facility 2 Note
EXHIBIT F-4	Form of Swingline Note
EXHIBIT G	Form of Compliance Certificate
EXHIBIT H	Form of Notice of Revolving Loans Borrowing
EXHIBIT I	Form of Notice of Term Loans Borrowing
EXHIBIT J	Form of Notice of Swingline Loans Borrowing
EXHIBIT K	Form of Tax Compliance Certificates

- iv -

THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Agreement”) dated as of June 23, 2017 by and among BROADSTONE NET LEASE, LLC a limited liability company formed under the laws of the State of New York (the “Borrower”), BROADSTONE NET LEASE, INC., a corporation formed under the laws of the State of Maryland (the “Parent”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 13.6. (the “Lenders”), MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, BANK OF MONTREAL and JPMORGAN CHASE BANK, N.A., as co-Syndication Agents (the “Syndication Agents”), and SUNTRUST BANK, REGIONS BANK and CAPITAL ONE, NATIONAL ASSOCIATION, as co-Documentation Agents (the “Documentation Agents”) AND with MANUFACTURERS AND TRADERS TRUST COMPANY, WELLS FARGO SECURITIES, LLC, BMO CAPITAL MARKETS CORP. and JPMORGAN CHASE BANK, N.A., as Joint Lead Arrangers and Joint Bookrunners with respect to the revolving credit facility and term loan 1 facility and MANUFACTURERS AND TRADERS TRUST COMPANY, WELLS FARGO SECURITIES, LLC, and BMO CAPITAL MARKETS CORP., as Joint Lead Arrangers and Joint Bookrunners with respect to the term loan 2 facility (in such capacities, the “Joint Lead Arrangers”).

WHEREAS, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders desire to make available to the Borrower (a) a revolving credit facility in the initial amount of $400,000,000, which will include a $35,000,000 swingline subfacility and a $20,000,000 letter of credit subfacility, (b) a $250,000,000 term loan facility, and (c) a $150,000,000 term loan facility, in each case, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 5.1.(b).

“Additional Term Loan” has the meaning given that term in Section 2.14.

“Adjusted EBITDA” means, for any given period, (a) EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for such period, minus (b) Reserves for Replacements in respect of Properties that are subject to a Tenant Lease that is not a Triple Net Lease.

“Adjusted LIBOR” means, with respect to each Interest Period for a LIBOR Loan, the rate per annum obtained by dividing (a) LIBOR for such Interest Period, by (b) an amount equal to (i) one, minus (ii) the Applicable Reserve Requirement.

“Administrative Agent” means Manufacturers and Traders Trust Company, as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 12.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Lender” has the meaning given that term in Section 5.6.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agreement” has the meaning given that term in the introductory paragraph hereof.

“Agreement Date” means the date as of which this Agreement is dated.

“Anti-Corruption Laws” means all Applicable Laws of any jurisdiction concerning or relating to bribery or corruption, including without limitation, the Foreign Corrupt Practices Act of 1977.

“Anti-Money Laundering Laws” means any and all Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Facility Fee” means the per annum percentage set forth in the table below corresponding to the Level at which the Applicable Margins are determined in accordance with the definition thereof:

Level	Facility Fee
I	0.125%
II	0.150%
III	0.200%
IV	0.250%
V	0.300%

Any change in the applicable Level at which the Applicable Margins are determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee. The provisions of this definition shall be subject to Section 2.5.(c).

“Applicable Law” means all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means the percentage rates set forth in the table below corresponding to the level (each a “Level”) into which the Borrower’s Credit Rating then falls. As of the Agreement Date, the Applicable Margins are determined based on Level IV. Any change in the Borrower’s Credit Rating which would cause the Applicable Margins to be determined based on a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 9.4.(r) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed. During any period that the Borrower has received two Credit Ratings that are not equivalent, the Applicable Margins shall be determined based on the Level corresponding to the higher of such Credit Ratings (with Level I being the highest and Level V being the lowest). During any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margins shall be determined based on such Credit Rating. During any period that the Borrower has not received a Credit Rating from either Rating Agency the Applicable Margins shall be determined based on Level V. The provisions of this definition shall be subject to Section 2.5.(c).

Level	Borrower’s Credit Rating S&P/Moody’s	Applicable Margin for Revolving Loans that are LIBOR Loans	Applicable Margin for Revolving Loans that are Base Rate Loans	Applicable Margin for Term Facility 1 Loans that are LIBOR Loans	Applicable Margin for Term Facility 1 Loans that are Base Rate Loans	Applicable Margin for Term Facility 2 Loans that are LIBOR Loans	Applicable Margin for Term Facility 2 Loans that are Base Rate Loans
I	A-/A3 or better	0.825%	0.000%	0.900%	0.000%	1.500%	0.500%
II	BBB+/Baa1	0.875%	0.000%	0.950%	0.000%	1.550%	0.550%
III	BBB/Baa2	1.000%	0.000%	1.100%	0.100%	1.650%	0.650%
IV	BBB-/Baa3	1.200%	0.200%	1.350%	0.350%	1.900%	0.900%
V	Lower than BBB-/Baa3	1.550%	0.550%	1.750%	0.750%	2.450%	1.450%

“Applicable Reserve Requirement” means, at any time, for any LIBOR Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves that the Board of Governors of the Federal Reserve System or other applicable regulator require to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which Adjusted LIBOR or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Loans. A LIBOR Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Eligible Assignee and the Administrative Agent, substantially in the form of Exhibit A.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect for such day plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) Adjusted LIBOR on such day for an Interest Period of one (1) month plus 1.50% (or, if such day is not a Business Day, the immediately preceding Business Day). If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable, after due inquiry, to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in Federal Funds Rate or the Prime Rate shall be effective on the effective date of such change in the Federal Funds Rate or the Prime Rate, respectively.

“Base Rate Loan” means a Loan (or any portion thereof) (other than a Swingline Loan) bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.5.(c).

“Business Day” means (a) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Administrative Agent in Baltimore, Maryland are open to the public for carrying on substantially all of the Administrative Agent’s business functions, and (b) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollars are carried on in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capitalization Rate” means 7.50%.

“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use property) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank or the Revolving Lenders, as collateral for Letter of Credit Liabilities or obligations of Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Co-operation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940 which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Class” (a) when used with respect to a Commitment, refers to whether such Commitment is a Revolving Commitment, a Term Facility 1 Commitment or a Term Facility 2 Commitment, (b) when used with respect to a Loan, refers to whether such Loan is a Revolving Loan, a Term Facility 1 Loan or a Term Facility 2 Loan and (c) when used with respect to a Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.

“Commitment” means, as to any Lender, such Lender’s Revolving Commitment, such Lender’s Term Facility 1 Commitment or such Lender’s Term Facility 2 Commitment, as the context may require.

“Compliance Certificate” has the meaning given that term in Section 9.3.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Tangible Assets” means, at any time of determination, the total assets of the Parent and its Subsidiaries (excluding (i) any assets that would be classified as “intangible assets” under GAAP and (ii) depreciation and amortization) on a consolidated basis as of the end of the most recent fiscal quarter for which financial statements of the Parent are available, less all write-ups subsequent to the Effective Date in the book value of any asset.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.9.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.

“Credit Event” means any of the following: (a) the making (or deemed making pursuant to Section 2.3.(e) of any Loan and (b) the issuance of a Letter of Credit or the amendment of a Letter of Credit that extends the maturity, or increases the Stated Amount, of such Letter of Credit.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.9.(f), any Lender that (a) has failed to (i) fund all or any portion of a Loan to be made by it within 2 Business Days of the date such Loan was required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including, with respect to a Revolving Lender, in respect of its participation in Letters of Credit or Swingline Loans) within 2 Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(f)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each other Lender.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, or any Affiliate of any of them).

“Development Property” means a Property currently under development that has not achieved an Occupancy Rate of 80.0% or more or, subject to the last sentence of this definition, on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed. The term “Development Property” shall include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions: (i) it is to be (but has not yet been) acquired by the Borrower, any Subsidiary of the Borrower or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (ii) a third party is developing such property using the proceeds of a loan that is Guaranteed by, or is otherwise recourse to, the Borrower, any Subsidiary or any Unconsolidated Affiliate. A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least 12 months shall cease to constitute a Development Property notwithstanding the fact that such Property has not achieved an Occupancy Rate of at least 80.0%.

“Dollars” or “$” means the lawful currency of the United States of America.

“Double Net Lease” means a lease by a tenant of a Property under which the tenant is financially responsible for real estate taxes and insurance premiums relating to such Property.

“EBITDA” means, with respect to a Person for any period and without duplication, the sum of (a) net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (i) depreciation and amortization; (ii) Interest Expense; (iii) income tax expense and franchise tax expense; (iv) extraordinary or nonrecurring items, including without limitation, gains and losses from the sale of operating Properties; (v) equity in net income (loss) of its Unconsolidated Affiliates; and (vi) non-cash expenses related to mark to market exposure under Derivatives Contracts; plus (b) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805. For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived by all of the Lenders.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii).

“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is owned in fee simple, or leased under a Ground Lease, by the Borrower or a Wholly Owned Subsidiary of the Borrower; (b) such Property is located in a State of the contiguous United States of America, in the District of Columbia or in the States of Hawaii or Alaska; (c) regardless of whether such Property is owned by the Borrower or a Subsidiary of the Borrower, the Borrower has the right directly, or indirectly through a Subsidiary of the Borrower, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property; (d) no tenant of such Property is (i) subject to any proceeding under Debtor Relief Laws or (ii) more than 60 days past due on any rental obligation to the Borrower or any of its Subsidiaries in respect of such Property; (e) all Tenant Leases in respect of such Property are (i) Triple Net Leases or (ii) Double Net Leases with respect to Properties developed as medical offices or other office spaces for which Double Net Leases are customary; (f) such Property is not a Development Property and has been developed for (i)

retail, industrial, healthcare or office use, or (ii) other use permitted under Parent’s internally approved property selection investment criteria; provided that Properties qualifying as an Eligible Property pursuant to this clause (f)(ii) shall not exceed 10% of Total Unencumbered Eligible Property Value; (g) neither such Property, nor if such Property is owned by a Wholly Owned Subsidiary of the Borrower, any of the Borrower’s direct or indirect ownership interest in such Wholly Owned Subsidiary, is subject to (i) any Lien other than Permitted Liens (other than Permitted Liens described under clauses (f) – (k) of the definition thereof) or (ii) any Negative Pledge other than a Permitted Negative Pledge; and (h) such Property is free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or matters which are not individually or collectively material to the profitable operation of such Property.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the

Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Exchange Act” has the meaning given that term in Section 11.1.(l)(i).

“Excluded Subsidiary” means any Subsidiary (a) holding title to assets that are or are to become collateral for any Secured Indebtedness that is Nonrecourse Indebtedness of such Subsidiary and (b) that is prohibited from Guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument, or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.) or (ii) such Recipient (if such Recipient is a Lender) changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10.(g) and (d) any Taxes imposed under FATCA.

“Existing Credit Agreements” means (i) that certain Credit Agreement dated as of October 2, 2012, by and among the Borrower, the Parent, the lenders party thereto, M&T, as administrative agent and the other parties thereto, and (ii) that certain Term Loan Agreement, dated as of May 24, 2013, by and among the Borrower, the Parent, the lenders party thereto, Regions Bank, as administrative agent, and the other parties thereto.

“Existing Term Loan Agreement” means that certain Term Loan Agreement dated as of the November 6, 2015, by and among the Borrower, the Parent, the lenders party thereto, SunTrust Bank, as administrative agent, and the other parties thereto.

“Extension Request” has the meaning given that term in Section 2.13.

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreement between a non-U.S. jurisdiction and the United States of America with respect to the foregoing and any law, regulation or practice adopted pursuant to any such intergovernmental agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means that certain fee letter dated as of May 25, 2017, by and among the Borrower, the Lead Arrangers, M&T and the other parties thereto.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Borrower hereunder, under the Fee Letter, or under any other Loan Document.

“Financial Officer” means with respect to the Parent, the Borrower or any Subsidiary, the chief executive officer, the chief financial officer, the chief accounting officer, the chief operating officer, if any, and the vice president of finance of the Parent, the Borrower or such Subsidiary.

“Fixed Charges” means, with respect to a Person and for a given period, the sum, without duplication, of (a) the Interest Expense of such Person for such period, plus (b) the aggregate of all scheduled principal payments on Indebtedness made by such Person (including the Ownership Shares of such payments made by any Unconsolidated Affiliate of such Person) during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate of all Preferred Dividends paid or accrued by such Person (including the Ownership Share of such dividends paid or accrued by any Unconsolidated Affiliate of such Person) on any Preferred Equity during such period.

“Foreign Lender” means any Lender that is a resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, that is a Revolving Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank, any supra-national bodies such as the European Union or the European Central Bank, or any comparable authority) or any arbitrator with authority to bind a party at law.

“Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (inclusive of any unexercised extension options) of 40 years or more from the Agreement Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor” and shall in any event include the Parent.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 6.1. or Section 8.12. and substantially in the form of Exhibit C.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP toxicity”, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person which would be included as a liability on the balance sheet of such Person in accordance with GAAP in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivative Contract not entered into as a hedge against interest rate risk in respect of existing Indebtedness (which shall be deemed to have an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero); and (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to non-recourse liability) or (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).

“Indemnifiable Amount” has the meaning given that term in Section 12.6.

“Indemnified Costs” has the meaning given that term in Section 13.10.(a).

“Indemnified Party” has the meaning given that term in Section 13.10.(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Parent, the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Indemnity Proceeding” has the meaning given that term in Section 13.10.(a).

“Information” has the meaning given that term in Section 13.9.

“Intellectual Property” has the meaning given that term in Section 7.1.(s).

“Interest Expense” means, with respect to a Person and for any period, (a) all paid, accrued or capitalized interest expense (including, without limitation, capitalized interest expense (other than capitalized interest funded from a construction loan interest reserve account held by another lender and not included in the calculation of cash for balance sheet reporting purposes) and interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a), such Person’s Ownership Share of all paid, accrued or capitalized interest expense for such period of Unconsolidated Affiliates of such Person.

“Interest Period” means with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, or, if approved by all applicable Lenders, twelve months, as the

Borrower may select in a Notice of Revolving Loans Borrowing, the Notice of Term Loans Borrowing, a Notice of Continuation or a Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) if any Interest Period for a Class of Loans would otherwise end after the Termination Date for such Class, such Interest Period shall end on such Termination Date, and (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuing Bank” means M&T in its capacity as an issuer of Letters of Credit pursuant to Section 2.3.

“L/C Commitment Amount” has the meaning given to that term in Section 2.3.(a).

“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective permitted successors and permitted assigns and, as the context requires, includes the Swingline Lender.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.3.(a).

“Letter of Credit Collateral Account” means a special deposit account maintained by the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Revolving Lenders, and under the sole dominion and control of the Administrative Agent.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Lender (other than the Lender then acting as Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.3. in the related Letter of Credit, and the Lender then acting as the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Lenders (other than the Lender then acting as the Issuing Bank) of their participation interests under such Section.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

“LIBOR” means, for any Interest Period with respect to a LIBOR Loan, the rate appearing on Reuters Screen LIBOR01 page (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such service or if such page or service ceases to display such information from such other service or method as the Administrative Agent may select) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; provided that if the rate determined as provided above would be less than zero, then (a) with respect to a Term Loan, such rate shall be deemed to be zero for purposes of this Agreement if and only if the aggregate amount of the outstanding principal amount of all Term Loans that are LIBOR Loans and Borrower’s other Indebtedness consisting of term loans bearing interest at a rate based on LIBOR (collectively, “Term LIBOR Debt”) exceeded the total notional amount of all of Borrower’s Qualifying Swaps at any time during such Interest Period; and (b) with respect to a Revolving Loan, if at any time during such Interest Period the aggregate outstanding principal amount of all LIBOR Loans and Borrower’s other Indebtedness bearing interest at a rate based on LIBOR exceeds the total notional amount of all of Borrower’s Qualifying Swaps, then such rate shall be deemed to be zero for purposes of this Agreement for the portion of such Revolving Loan equal to the amount of such Revolving Loan multiplied by the ratio of (i) the aggregate outstanding principal amount of all LIBOR Loans and Borrower’s other Indebtedness bearing interest at a rate based on LIBOR minus the total notional amount of all of Borrower’s Qualifying Swaps to (ii) the aggregate outstanding principal amount of all LIBOR Loans and Borrower’s other Indebtedness bearing interest at a rate based on LIBOR minus Term LIBOR Debt.

“LIBOR Loan” means a Revolving Loan or Term Loan ( any portion thereof) (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any unauthorized filing or precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien.

“Loan” means a Revolving Loan or a Term Loan, and as the context may require, “Loans” means the Revolving Loans and the Term Loans.

“Loan Document” means this Agreement, each Note, the Guaranty, each Letter of Credit Document, the Fee Letter and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

“Loan Party” means each of the Borrower, the Parent and any other Guarantor. Schedule 1.1. sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

“M&T” means Manufacturers and Traders Trust Company, and its successors and assigns.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in the case of each of clauses (a) through (c) each case on or prior to the latest Termination Date for any Class of Loans.

“Material Acquisition” means any acquisition (whether by direct purchase, merger or other transaction and whether in one or more related transactions) by the Borrower or any Subsidiary in which the purchase price of the assets acquired exceeds 10.0% of the Total Market Value of the Parent, the Borrower and its other Subsidiaries determined under GAAP as of the last day of the most recently ending fiscal quarter of the Borrower for which financial statements are publicly available.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Parent, the Borrower or any other Loan Party, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of any of this Agreement, the Guaranty or any other material Loan Document, (d) the rights and remedies of the Lenders, the Issuing Bank and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or the timely payment of all Reimbursement Obligations.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” has the meaning given such term in Section 11.1.(d).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which the Parent, the Borrower or another Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds from rent loss or business interruption insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to, property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses minus (c) the greater of (i) the actual property management fee paid during such period with respect to such Property and (ii) an imputed management fee in an amount equal to the greater of the actual base management fee or 3% of the gross revenues for such Property for such period.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 13.7. and (b) has been approved by the Requisite Lenders and, in the case of amendments that require the approval of all or all affected Lenders of a particular Class, Requisite Revolving Lenders or Requisite Term Loan Lenders of such Class, as the case may be.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Indebtedness” means, with respect to a Person (a) Indebtedness in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness and (b) if such Person is a Single Asset Entity, any Indebtedness of such Person. For the avoidance of doubt, the parties confirm that Indebtedness of a Subsidiary that constitutes Nonrecourse Indebtedness shall not be considered to be Nonrecourse Indebtedness to the extent such Indebtedness is Guaranteed by the Parent or another Subsidiary of the

Parent that is not an Excluded Subsidiary (except for any Guarantee of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability).

“Note” means a Revolving Note, Term Note or Swingline Note, and, as the context may require, “Notes” means the Revolving Notes, the Term Notes and the Swingline Note.

“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.10. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Revolving Loans Borrowing” means a notice in the form of Exhibit H to be delivered to the Administrative Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for the borrowing of Revolving Loans.

“Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit J (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Swingline Lender pursuant to Section 2.4. evidencing the Borrower’s request for a Swingline Loan.

“Notice of Term Loans Borrowing” means a notice in the form of Exhibit I to be delivered to the Administrative Agent pursuant to Section 2.2.(c) evidencing the Borrower’s request for the borrowing of Term Loans.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent, the Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) net rentable square footage of such Property actually occupied by non-Affiliate tenants paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 30 or more days to (b) the aggregate net rentable square footage of such Property. For purposes of this definition, a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovations, repairs or other temporary reason.

“Off-Balance Sheet Obligation” means: (i) so long as the Parent is not a reporting company with the SEC, the monetary obligation of the Parent, Borrower, or any Subsidiary under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment); or (ii) so long as the Parent is a reporting company with the SEC, liabilities and obligations of the Parent, the Borrower or any Subsidiary in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10 Q or Form 10 K (or their equivalents) which the Parent is required to file with the SEC.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.).

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Participant” has the meaning given that term in Section 13.6.(d).

“Participant Register” has the meaning given that term in Section 13.6.(d).

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, with respect to any asset or property of a Person, (a)(i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in the case of clauses (a)(i) and (a)(ii), are not at the time required to be paid or discharged under Section 8.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) easements, zoning restrictions, rights of way and similar encumbrances (and, with respect to leasehold interests (other than leasehold interests in Eligible Properties), mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of leased property, with or without the consent of the lessee) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or impair the intended use thereof in any material respects and such title defects which may constitute Liens and are expressly permitted to exist with respect to an Eligible Property in accordance with clause (h) of the definition thereof; (d) leases, subleases or non-exclusive licenses granted to others not interfering with the ordinary conduct of business of such Person and otherwise permitted by the terms hereof; (e) Liens in favor of the Administrative Agent for its benefit and the benefit of the Issuing Bank and the Lenders; (f) Liens securing judgments not constituting an Event of Default under Section 11.1.(h); (g) Liens on assets to secure the performance of bids, trade contracts, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (h) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries; (i) licenses and sublicenses of Intellectual Property granted in the ordinary course of business and not interfering in any material respect with the business of such Person; (j) Liens on insurance policies and proceeds thereof incurred in the ordinary course of business to secure premiums thereunder; and (k) other Liens on assets of the Loan Parties to the extent not otherwise included in paragraphs (a) through (j) of this definition securing Indebtedness or other obligations in an aggregate amount not to exceed $2,500,000 at any time outstanding.

“Permitted Negative Pledge” means a Negative Pledge contained in any agreement that evidences Indebtedness that is not Secured Indebtedness which contains restrictions on encumbering assets that are substantially similar to, or no more restrictive than, those restrictions contained in the Loan Documents.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means, in respect of any principal of any Class of Loans, the rate otherwise applicable to such Class of Loans plus an additional two percent (2.0%) per annum, with respect to fees payable under Section 3.5.(d), the rate otherwise applicable plus an additional two percent (2.0%) per annum, and with respect to any other Obligation, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Revolving Loans that are Base Rate Loans plus two percent (2.0%).

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity issued by the Borrower or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Borrower or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office (which rate may not be the lowest rate of interest available by the Administrative Agent); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Office” means the office of the Administrative Agent located at 3 City Center, 180 South Clinton Avenue, Suite 700, Rochester, New York 14604, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a) (i) the aggregate amount of such Lender’s Commitments plus (ii) the aggregate amount of such Lender’s outstanding Term Loans (if any) to (b)(i) the aggregate amount of the Commitments of all Lenders plus (ii) the aggregate principal amount of all outstanding Term Loans (if any); provided, however, that if at the time of determination the Revolving Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the unpaid principal amount of all outstanding Loans, and Letter of Credit Liabilities owing to such Lender as of such date to (B) the sum of the aggregate unpaid principal amount of all outstanding Loans and Letter of Credit Liabilities of all Lenders as of such date. If at the time of determination the Commitments have terminated and there are no outstanding Loans or Letter of Credit Liabilities, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which any Loans and/or Letters of Credit Liabilities were outstanding. For purpose of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or Letter of Credit Liability to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Property” means a parcel (or group of related parcels) of real property owned or leased by the Borrower, any Subsidiary or any Unconsolidated Affiliate.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Qualifying Swap” means any interest rate swap transaction that (i) trades floating rate interest for fixed rate interest, (ii) was entered into as a hedge against fluctuations in interest rates in respect of Borrower’s Indebtedness that bears interest at a rate based on LIBOR, and (iii) the parties to such interest rate swap transaction have not elected the “Zero Interest Rate Method” in the International Swaps and Derivatives Association master agreement governing such interest rate swap transaction.

“Rating Agency” means S&P or Moody’s.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning given that term in Section 13.6.(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Issuing Bank for any drawing honored by the Issuing Bank under a Letter of Credit.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.

“Requisite Lenders” means, as of any date, (a) Lenders having at least 50.1% of the aggregate amount of the Commitments and the outstanding Term Loans (if any) of all Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders holding at least 50.1% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders. For purposes of this definition, a Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Requisite Revolving Lenders” means, as of any date, (a) Revolving Lenders having at least 50.1% of the aggregate amount of the Revolving Commitments of all Revolving Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, the Revolving Lenders holding at least 50.1% of the principal amount of the aggregate outstanding Revolving Loans, Swingline Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Revolving Lenders that are Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Revolving Lenders (excluding Revolving Lenders that are Defaulting Lenders) are party to this Agreement, the term “Requisite Revolving Lenders” shall in no event mean less than two Revolving Lenders. For purposes of this definition, a Revolving Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability or a Swingline Loan to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Requisite Term Loan Lenders” means, as of any date, (a) the applicable Class of Term Loan Lenders having at least 50.1% of the aggregate Class of Commitments of all Lenders of such Class and outstanding Class of Term Loans of all Lenders of such Class or (b) if the Commitments of such Class have been terminated or reduced to zero, the Lenders of such Class holding at least 50.1% of the aggregate outstanding principal amount of Term Loans of such Class; provided that (i) in determining such percentage at any given time, all then existing Term Loan Lenders that are Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Term Loan Lenders (excluding Term Loan Lenders that are Defaulting Lenders) with respect to such Class are party to this Agreement, the term “Requisite Term Loan Lenders” shall in no event mean less than two Term Loan Lenders of such Class.

“Reserve for Replacements” means, for any period and with respect to any Property, an amount equal to (a) the aggregate square footage of all completed space of such Property times (b) $0.10 times (c) the number of days in such period divided by (d) 365. If the term Reserve for Replacements is used without reference to any specific Property, then it shall be determined on an aggregate basis with respect to all Properties and the applicable Ownership Shares of all real property of all Unconsolidated Affiliates.

“Responsible Officer” means with respect to the Parent, the Borrower or any Subsidiary, the chief executive officer, the chief financial officer, the chief operating officer and any executive vice president of the Parent, the Borrower or such Subsidiary.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent, the Borrower or any of their respective Subsidiaries now or hereafter outstanding, except a dividend or other distribution payable solely in Equity Interests of that class of Equity Interests to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Parent, the Borrower or any of their respective Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent, the Borrower or any of their respective Subsidiaries now or hereafter outstanding.

“Revolving Commitment” means, as to each Revolving Lender (other than the Swingline Lender), such Revolving Lender’s obligation to make Revolving Loans pursuant to Section 2.1. and to issue (in the case of the Issuing Bank) and to participate (in the case of the other Revolving Lenders) in Letters of Credit pursuant to Section 2.3.(i), and to participate in Swingline Loans pursuant to Section 2.4. in an amount up to, but not exceeding the amount set forth for such Revolving Lender on Schedule I as such Lender’s “Revolving Commitment Amount” or as set forth in any applicable Assignment and Assumption, or agreement executed by a Person becoming a Revolving Lender in accordance with Section 2.16., as the same may be reduced from time to time pursuant to Section 2.12. or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.6. or increased as appropriate to reflect any increase effected in accordance with Section 2.16.

“Revolving Commitment Percentage” means, as to each Lender with a Revolving Commitment, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Revolving Lenders; provided, however, that if at the time of determination the Revolving Commitments have been terminated or been reduced to zero, the “Revolving Commitment Percentage” of each Lender with a Revolving Commitment shall be the “Revolving Commitment Percentage” of such Lender in effect immediately prior to such termination or reduction.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time.

“Revolving Lender” means a Lender having a Revolving Commitment, or if the Revolving Commitments have been terminated or reduced to zero, holding any Revolving Loans or Letter of Credit Liabilities.

“Revolving Loan” means a loan made by a Revolving Lender to the Borrower pursuant to Section 2.1.(a).

“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit F-1, payable to the order of a Revolving Lender in a principal amount equal to the amount of such Lender’s Revolving Commitment.

“Revolving Termination Date” means January 21, 2022, or such later date to which the Revolving Termination Date may be extended pursuant to Section 2.13.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) an agency of the government of a Sanctioned Country or (d) any Person Controlled by any Person or agency described in any of the preceding clauses (a) through (c).

“Sanctions” means any sanctions or trade embargoes imposed, administered or enforced by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property and, in the case of the Borrower, shall include (without duplication) the Borrower’s Ownership Share of the Secured Indebtedness of any of its Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Senior Notes Agreement” mean the Note and Guaranty Agreement dated as of March 16, 2017 with respect to those certain 4.84% Guaranteed Senior Notes due April 18, 2027 issued by the Borrower.

“Single Asset Entity” means a Subsidiary that (a) only owns a single Property or group of related Properties; (b) is engaged only in the business of owning, developing and/or leasing such Property or Properties; and (c) receives substantially all of its gross revenues from such Property or Properties.

“Solvent” means, when used with respect to any Person (or group of Persons), that (a) the fair value and the fair salable value of its (or their) assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its (or their) total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is (or group of Persons are) able to pay its (or their) debts or other obligations in the ordinary course as they mature; and (c) such Person (or group of Persons) has capital not unreasonably small to carry on its (or their) business and all business in which it proposes (or they propose) to be engaged.

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Super-Majority Lenders” means, as of any date, (a) Lenders having at least 66 2/3% of the aggregate amount of the Commitments and the outstanding Term Loans (if any) of all Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders holding at least 66 2/3% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded. For purposes of this definition, a Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.4. in an amount up to, but not exceeding the amount set forth in the first sentence of Section 2.4.(a), as such amount may be reduced from time to time in accordance with the terms hereof.

“Swingline Lender” means M&T, together with its successors and assigns.

“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.4.

“Swingline Maturity Date” means the date which is 5 Business Days prior to the Revolving Termination Date.

“Swingline Note” means the promissory note of the Borrower substantially in the form of Exhibit F-4, payable to the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant Lease” means any lease entered into by the Borrower, any Loan Party or any Subsidiary with respect to any portion of a Property.

“Term LIBOR Debt” has the meaning given that term in the definition of the term “LIBOR.”

“Term Facility 1 Commitment” means each Term Facility 1 Lender’s obligation to make Term Facility 1 Term Loans pursuant to Section 2.2., in an amount up to, but not exceeding, the amount set forth for such Term Facility 1 Lender on Schedule I as such Term Facility 1 Lender’s “Term Facility 1 Commitment Amount”.

“Term Facility 1 Loan” means a loan made by a Term Facility 1 Lender to the Borrower pursuant to Section 2.2. (as such loan may be increased pursuant to Section 2.16.).

“Term Facility 1 Lender” means a Lender having a Term Facility 1 Commitment, or if the Term Facility 1 Commitments have terminated, a Lender holding a Term Facility 1 Loan.

“Term Facility 1 Maturity Date” means January 23, 2023.

“Term Facility 1 Note” means a promissory note of the Borrower substantially in the form of Exhibit F-2, payable to the order of a Term Facility 1 Lender in a principal amount equal to the amount of such Term Facility 1 Lender’s Term Facility 1 Commitment.

“Term Facility 2 Commitment” means each Term Facility 2 Lender’s obligation to make Term Facility 2 Term Loans pursuant to Section 2.2., in an amount up to, but not exceeding, the amount set forth for such Term Facility 2 Lender on Schedule I as such Term Facility 2 Lender’s “Term Facility 2 Commitment Amount”.

“Term Facility 2 Loan” means a loan made by a Term Facility 2 Lender to the Borrower pursuant to Section 2.2. (as such loan may be increased pursuant to Section 2.16.).

“Term Facility 2 Lender” means a Lender having a Term Facility 2 Commitment, or if the Term Facility 2 Commitments have terminated, a Lender holding a Term Facility 2 Loan.

“Term Facility 2 Maturity Date” means June 21, 2024.

“Term Facility 2 Note” means a promissory note of the Borrower substantially in the form of Exhibit F-3, payable to the order of a Term Facility 2 Lender in a principal amount equal to the amount of such Term Facility 2 Lender’s Term Facility 2 Commitment.

“Term Loan Availability Period” has the meaning given to such term in Section 2.2.(a).

“Term Loan Availability Termination Date” means the first to occur of (a) June 22, 2018, (b) (i) with respect to the Term Facility 1 Commitments, the date on which the Term Facility 1 Commitments has been fully utilized and (ii) with respect to the Term Facility 2 Commitments, the date on which the Term Facility 2 Commitments has been fully utilized, and (c)(i) with respect to the Term Facility 1 Commitments, the date on which the Term Facility 1 Commitments are terminated or reduced to zero in accordance with this Agreement (including, without limitation, pursuant to Section 2.12) and (ii) with respect to the Term Facility 2 Commitments, the date on which the Term Facility 2 Commitments the date on which the Term Facility 2 Commitments are terminated or reduced to zero in accordance with this Agreement (including, without limitation, pursuant to Section 2.12).

“Term Loan” means a Term Facility 1 Loan or a Term Facility 2 Loan.

“Term Loan Lender” means a Term Facility 1 Lender or a Term Facility 2 Lender.

“Term Note” means a Term Facility 1 Note or a Term Facility 2 Note.

“Termination Date” means, (a) with respect to the Revolving Loans and the Revolving Commitments, the Revolving Termination Date, (b) with respect to the Term Facility 1 Loans and the Term Facility 1 Commitments, the Term Facility 1 Maturity Date, and (c) with respect to the Term Facility 2 Loans and the Term Facility 2 Commitments, the Term Facility 2 Maturity Date.

“Total Budgeted Cost” means, with respect to a Development Property, and at any time, the aggregate amount of all costs budgeted to be paid, incurred or otherwise expended or accrued by the Borrower, a Subsidiary or an Unconsolidated Affiliate with respect to such Property to achieve an Occupancy Rate of 100%, including without limitation, all amounts budgeted with respect to all of the following: (a) acquisition of land and any related improvements; (b) a reasonable and appropriate reserve for construction interest; (c) a reasonable and appropriate operating deficit reserve; (d) tenant improvements; (e) leasing commissions and (f) other hard and soft costs associated with the development or redevelopment of such Property. With respect to any Property to be developed in more than one phase, the Total Budgeted Cost shall exclude budgeted costs (other than costs relating to acquisition of land and related improvements) to the extent relating to any phase for which (i) construction has not yet commenced and (ii) a binding construction contract has not been entered into by the Borrower, any other Subsidiary or any Unconsolidated Affiliate, as the case may be.

“Total Market Value” means, at a given time, the sum (without duplication) of all of the following of the Parent and its Subsidiaries determined on a consolidated basis: (a) in the case of Properties owned or leased by the Borrower or its Subsidiaries for the entire period of four consecutive fiscal quarters most recently ended, the Net Operating Income for such Property for the fiscal quarter most recently ending multiplied by 4, divided by the Capitalization Rate; (b) in the case of Properties acquired during the period of four consecutive fiscal quarters most recently ended, the purchase price paid by the Parent, the Borrower or any of their respective Subsidiaries for such Property exclusive of (i) closing and other transaction costs and (ii) any amounts paid by the Parent, the Borrower or such Subsidiary as a purchase price adjustment, to be held in escrow, to be retained as a contingency reserve, or other similar amounts; (c) the GAAP book value of all Mortgage Receivables, Development Property and unimproved real estate; (d) unrestricted cash, Cash Equivalents and Unrestricted 1031 Cash which would be included on the Parent’s consolidated balance sheet as of such date and (e) the GAAP book value of all other tangible assets of the Parent and its Subsidiaries; provided that, to the extent the amount of Total Market Value attributable to this clause (e) would exceed 5% of Total Market Value, such excess shall be excluded. The Parent’s Ownership Share of assets held by Unconsolidated Affiliates will be included in Total Market Value calculations consistent with the above described treatment for assets owned by the Parent and its Subsidiaries. For purposes of determining Total Market Value, Net Operating Income from Properties disposed of by the Parent, the Borrower or any of their respective Subsidiaries during the immediately preceding period of four consecutive fiscal quarters of the Parent shall be excluded to the extent included in clause (a) above. For purposes of determining Total Market Value, to the extent the amount of Total Market Value attributable to (x) common stock, Preferred Equity and other Equity Interests in Persons (other than Wholly Owned Subsidiaries) would exceed 10.0% of Total Market Value, such excess shall be excluded, (y) Mortgage Receivables would exceed 10.0% of Total Market Value, such excess shall be excluded and (z) the aggregate value of Total Budgeted Costs for Development Properties, Mortgage Receivables, common stock, Preferred Equity and other Equity Interests in Persons (other than Wholly Owned Subsidiaries) and unimproved real estate (which shall not include any Development Property) would exceed 15.0% of Total Market Value, such excess shall be excluded.

“Total Outstanding Indebtedness” means, as of a given date, the aggregate principal amount of all Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis.

“Total Unencumbered Eligible Property Value” means, with respect to Eligible Properties as of any measurement date, the sum (without duplication) of the following: (a) with respect to Eligible Properties which have been owned as of the measurement date for not less than four full consecutive calendar quarters, an amount equal to (i)(x) Net Operating Income for all such Eligible Properties for the immediately preceding four consecutive calendar quarters as of the measurement date minus (y) Reserves for Replacements for such Eligible Properties to the extent any Tenant Lease thereof is not a Triple Net Lease divided by (ii) the Capitalization Rate; plus (b) with respect to Eligible Properties which have been owned for less than four full consecutive calendar quarters as of the measurement date, an amount equal to the purchase price paid by the Borrower or any of its Subsidiaries for such Property exclusive of (i) closing and other transaction costs and (ii) any amounts paid by the Borrower or such Subsidiary as a purchase price adjustment, to be held in escrow, to be retained as a contingency reserve, or other similar amounts.

“Total Unsecured Indebtedness” means, as of a given date, the aggregate principal amount of all Indebtedness of the Parent and its Subsidiaries that is not Secured Indebtedness, determined on a consolidated basis; provided, however, that any Indebtedness that is secured only by a pledge of Equity Interests shall be deemed to be Indebtedness that is not Secured Indebtedness for purposes of calculating Total Unsecured Indebtedness.

“Trading with the Enemy Act” has the meaning given that term in Section 7.1.(aa).

“Triple Net Lease” means a lease by a tenant of a Property under which the tenant is financially responsible for real estate taxes and assessments, repairs and maintenance (except for major roof and structural repairs and other customary exclusions for Triple Net Leases), insurance premiums, and other expenses relating to the operation of such Property.

“Type” with respect to any Loan, refers to whether such Loan or portion thereof is a LIBOR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Net Operating Income” means Net Operating Income for all Eligible Properties.

“Unrestricted 1031 Cash” means the aggregate amount of cash of the Parent, the Borrower and each Subsidiary that is held in escrow in connection with the completion of “like-kind” exchanges being effected in accordance with Section 1031 of the Internal Revenue Code.

“Unsecured Interest Expense” means, with respect to a Person and for any period, all Interest Expense of such Person for such period attributable to Total Unsecured Indebtedness of such Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10.(g)(ii)(B)(III).

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2. General; References to Eastern Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect from time to time; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders, the Parent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the appropriate Lenders pursuant to Section 13.6.); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the preceding sentence, the calculation of liabilities in accordance with GAAP shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. To the extent that GAAP requires any fair value calculations or adjustments with respect to any swap or derivative transactions, the Borrower shall comply with such requirements. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) except as expressly provided otherwise in any Loan Document, shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent not prohibited hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Except as expressly provided otherwise in any Loan Document, any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” has the inclusive meaning represented by the phrase “and/or”. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Parent. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern time, daylight or standard, as applicable.

Section 1.3. Financial Attributes of Non-Wholly Owned Subsidiaries.

When determining compliance by the Parent with any financial covenant contained in any of the Loan Documents (a) only the Ownership Share of the Parent or the Borrower, as applicable, of the financial attributes of a Subsidiary that is not a Wholly Owned Subsidiary shall be included and (b) the Parent’s Ownership Share of the Borrower shall be deemed to be 100.0%.

ARTICLE II. CREDIT FACILITY

Section 2.1. Revolving Loans.

(a)    Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.15., each Revolving Lender severally and not jointly agrees to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Revolving Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding such Revolving Lenders’ Revolving Commitment. Each borrowing of Revolving Loans that are to be Base Rate Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000. Each borrowing of Revolving Loans that are to be LIBOR Loans shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $100,000 in excess of that amount. Notwithstanding the immediately preceding two sentences but subject to Section 2.15., a borrowing of Revolving Loans may be in the aggregate amount of the unused Revolving Commitments. Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(b)    Requests for Revolving Loans. Not later than 11:00 a.m. Eastern time at least 1 Business Day prior to a borrowing of Revolving Loans that are to be Base Rate Loans and not later than 11:00 a.m. Eastern time at least 3 Business Days prior to a borrowing of Revolving Loans that are to be LIBOR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Revolving Loans Borrowing. Each Notice of Revolving Loans Borrowing shall specify the aggregate principal amount of the

Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the Type of the requested Revolving Loans, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans. Each Notice of Revolving Loans Borrowing shall be irrevocable once given and binding on the Borrower.

(c)    Funding of Revolving Loans. Promptly after receipt of a Notice of Revolving Loans Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Revolving Lender of the proposed borrowing. Each Revolving Lender shall deposit an amount equal to the Revolving Loan to be made by such Revolving Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 11:00 a.m. Eastern time on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Notice of Revolving Loans Borrowing, not later than 2:00 p.m. Eastern time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent.

(d)    Assumptions Regarding Funding by Revolving Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Revolving Lender that such Revolving Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Revolving Lender in connection with any borrowing, the Administrative Agent may assume that such Revolving Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Revolving Lender. In such event, if such Revolving Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Revolving Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Revolving Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Revolving Loans that are Base Rate Loans. If the Borrower and such Revolving Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Revolving Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Revolving Lender.

Section 2.2. Term Loans

(a)    Making of Term Facility 1 Loans. Subject to the terms and conditions set forth in this Agreement (including the limitation on the number of Term Loan borrowings set forth in the immediately following clause (c)), during the period from and including the Effective Date to but excluding the Term Loan Availability Termination Date (such period the “Term Loan Availability Period”), each Term Facility 1 Lender severally and not jointly agrees to make Term Facility 1 Loans to the Borrower in an aggregate principal amount up to, but not exceeding, such Term Facility 1 Lender’s Term Facility 1 Commitment. Each borrowing of Term Facility 1 Loans shall be in an aggregate minimum amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof; provided, that a borrowing of Term Facility 1 Loans may be in the aggregate amount of the remaining outstanding amount of the Term Facility 1 Commitments. Upon a Term Facility 1 Lender’s funding of a Term Facility 1 Loan, the Term

Facility 1 Commitment of such Lender shall be permanently reduced by the principal amount of such Term Facility 1 Loan. All Term Facility 1 Commitments of the Term Facility 1 Lenders shall terminate on the Term Loan Availability Termination Date if not previously terminated pursuant hereto. Once repaid, the principal amount of a Term Facility 1 Loan (or portion thereof) may not be reborrowed.

(b)    Making of Term Facility 2 Loans. Subject to the terms and conditions set forth in this Agreement (including the limitation on the number of Term Loan borrowings set forth in the immediately following clause (c)), during the Term Loan Availability Period, each Term Facility 2 Lender severally and not jointly agrees to make Term Facility 2 Loans to the Borrower in an aggregate principal amount up to, but not exceeding, such Term Facility 2 Lender’s Term Facility 2 Commitment. Each borrowing of Term Facility 2 Loans shall be in an aggregate minimum amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof; provided, that a borrowing of Term Facility 2 Loans may be in the aggregate amount of the remaining outstanding amount of the Term Facility 2 Commitments. Upon a Term Facility 2 Lender’s funding of a Term Facility 2 Loan, the Term Facility 2 Commitment of such Lender shall be permanently reduced by the principal amount of such Term Facility 2 Loan. All Term Facility 2 Commitments of the Term Facility 2 Lenders shall terminate on the Term Loan Availability Termination Date if not previously terminated pursuant hereto. Once repaid, the principal amount of a Term Facility 2 Loan (or portion thereof) may not be reborrowed.

(c)    Requests for Term Loans. Not later than 11:00 a.m. Eastern time at least 1 Business Day prior to a borrowing of Term Loans that are to be Base Rate Loans and not later than 11:00 a.m. Eastern time at least 3 Business Days prior to a borrowing of Term Loans that are to be LIBOR Loans, the Borrower shall give the Administrative Agent a Notice of Term Loans Borrowing requesting that the applicable Class of Term Loan Lenders make the applicable Class of Term Loans on such date and specifying the aggregate principal amount of Term Loans to be borrowed, the Class of the Term Loans, the date such Term Loans are to be borrowed (which must be a Business Day), the use of proceeds of such Term Loans (it being understood that a reference to the general corporate purposes of the Borrower shall be sufficient for this purpose), the Type of the Term Loans, and if such Term Loans are to be LIBOR Loans, the initial Interest Period for such Term Loans. There shall be no more than 3 separate borrowings of Term Loans with respect to each of Term Facility 1 and Term Facility 2 during the Term Loan Availability Period. Each Notice of Term Loans Borrowing shall be irrevocable once given and binding on the Borrower. Upon receipt of a Notice of Term Loans Borrowing the Administrative Agent shall promptly notify each applicable Term Loan Lender.

(d)    Funding of Term Loans. Promptly after receipt of a Notice of Term Loans Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each applicable Term Loan Lender of the proposed borrowing. Each Term Loan Lender with respect to the applicable Class of Term Loans shall deposit an amount equal to the Term Loan to be made by such Term Loan Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds, not later than 2:00 p.m. Eastern time on the date of such proposed Term Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified by the Borrower in the applicable Notice of Term Loans Borrowing, not later than 3:00 p.m. Eastern time on the date of such proposed Term Loans, the proceeds of such amounts received by the Administrative Agent. The Borrower may not reborrow any portion of the Term Loans once repaid.

(e)    Assumptions Regarding Funding by Term Loan Lenders. With respect to Term Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Term Loan Lender that such Lender will not make available to the Administrative Agent a Term Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Loan with interest thereon, for each day from and including the date such Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans that are Term Loans. If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Loan, the amount so paid shall constitute such Lender’s Term Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Term Loan Lender that shall have failed to make available the proceeds of a Term Loan to be made by such Lender (including, if applicable, treatment of such Lender as a Defaulting Lender in accordance with the terms of this Agreement).

Section 2.3. Letters of Credit

(a)    Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15., the Issuing Bank, on behalf of the Revolving Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Revolving Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $20,000,000 as such amount may be reduced from time to time in accordance with the terms hereof (the “L/C Commitment Amount”).

(b)    Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Issuing Bank and the Borrower. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the date that is 30 days prior to the Revolving Termination Date, or (ii) any Letter of Credit have an initial duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Issuing Bank but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the date that is 30 days prior to the Revolving Termination Date. The initial Stated Amount of each Letter of Credit shall be at least $500,000 (or such lesser amount as may be acceptable to the Issuing Bank, the Administrative Agent and the Borrower).

(c)    Requests for Issuance of Letters of Credit. The Borrower shall give the Issuing Bank and the Administrative Agent written notice at least 5 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the Issuing Bank. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such applications and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Section 6.2., the Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5 Business Days following the date after which the Issuing Bank has received all of the items required to be delivered to it under this subsection. The Issuing Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any Revolving Lender to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. Upon the written request of the Borrower, the Issuing Bank shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d)    Reimbursement Obligations. Upon receipt by the Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand; provided, however, that the Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by the Issuing Bank of any payment in respect of any Reimbursement Obligation, the Issuing Bank shall promptly pay to each Revolving Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) such Lender’s Revolving Commitment Percentage of such payment.

(e)    Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Administrative Agent and the Issuing Bank, or if the Borrower fails to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the failure of which the Issuing Bank shall promptly notify the Administrative Agent, then (i) if the applicable conditions contained in Article VI. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Revolving Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 12:00 noon Eastern time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply. The limitations set forth in the second sentence of Section 2.1.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

(f)    Effect of Letters of Credit on Revolving Commitments. Upon the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Revolving Commitment Percentage and (ii) (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g)    Issuing Bank’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under

Letters of Credit and making payments under such Letters of Credit against such documents, the Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, none of the Issuing Bank, Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, electronic mail, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, Administrative Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank’s or Administrative Agent’s rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Issuing Bank any liability to the Borrower, the Administrative Agent or any Lender. In this connection, the obligation of the Borrower to reimburse the Issuing Bank for any drawing made under any Letter of Credit, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Issuing Bank, the Administrative Agent or any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 13.10., but not in limitation of the Borrower’s unconditional obligation to reimburse the Issuing Bank for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Administrative Agent, the Issuing Bank or any Lender in respect of any liability incurred by the Administrative Agent, the Issuing Bank or such Lender arising solely out of the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or any Lender with respect to any Letter of Credit.

(h)    Amendments, Etc. The issuance by the Issuing Bank of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and the Revolving Lenders, if any, required by Section 13.7. shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5.(d).

(i)    Revolving Lenders’ Participation in Letters of Credit. Immediately upon the issuance by the Issuing Bank of any Letter of Credit each Revolving Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from the Issuing Bank an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of the liability of the Issuing Bank with respect to such Letter of Credit and each Revolving Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, such Lender’s Revolving Commitment Percentage of the Issuing Bank’s liability under such Letter of Credit. In addition, upon the making of each payment by a Revolving Lender to the Administrative Agent for the account of the Issuing Bank in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Issuing Bank, Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Revolving Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Issuing Bank pursuant to the second and the last sentences of Section 3.5.(d)).

(j)    Payment Obligation of Revolving Lenders. Each Revolving Lender severally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Revolving Commitment Percentage of each drawing paid by the Issuing Bank under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Revolving Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Revolving Commitment Percentage of such drawing except as otherwise provided in Section 3.9.(d). If the notice referenced in the second sentence of Section 2.3.(e) is received by a Revolving Lender not later than 11:00 a.m. Eastern time, then such Revolving Lender shall make such payment available to the Administrative Agent not later than 2:00 p.m. Eastern time on the date of demand therefor; otherwise, such payment shall be made available to the Administrative Agent not later than 1:00 p.m. Eastern time on the next succeeding Business Day. Each Revolving Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other

Revolving Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 11.1.(e) or (f), or (iv) the termination of the Revolving Commitments. Each such payment to the Administrative Agent for the account of the Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k)    Information to Lenders. Promptly following any change in Letters of Credit outstanding, the Issuing Bank shall deliver to the Administrative Agent, who shall promptly deliver the same to each Revolving Lender and the Borrower, a notice describing the aggregate amount of all Letters of Credit outstanding at such time. Upon the request of any Revolving Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Revolving Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Issuing Bank shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Issuing Bank to perform its requirements under this subsection shall not relieve any Revolving Lender from its obligations under the immediately preceding subsection (j).

Section 2.4. Swingline Loans.

(a)    Swingline Loans. Subject to the terms and conditions hereof, including without limitation Section 2.15., the Swingline Lender agrees to make Swingline Loans denominated in Dollars to the Borrower, during the period from the Effective Date to but excluding the Swingline Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser (such lesser amount being referred to as the “Swingline Availability”) of (i) $35,000,000, as such amount may be reduced from time to time in accordance with the terms hereof and (ii) the Revolving Commitment of the Swingline Lender in its capacity as a Revolving Lender minus the aggregate outstanding principal amount of Revolving Loans of the Swingline Lender in its capacity as a Revolving Lender. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Availability at such time, the Borrower shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

(b)    Procedure for Borrowing Swingline Loans. The Borrower shall give the Administrative Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan. Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 11:00 a.m. Eastern time on the proposed date of such borrowing. Any telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender and the Administrative Agent by facsimile, electronic mail or other similar form of communication on the same day of the giving of such telephonic notice. Not later than 1:00 p.m. Eastern time on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Section 6.2. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing.

(c)    Interest. Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time plus the Applicable Margin for Revolving Loans that are Base Rate Loans or at such other rate or rates as the Borrower and the Swingline Lender may agree from time to time in writing. Interest on Swingline Loans is solely for the account of the Swingline Lender (except to the extent a Revolving Lender acquires a participating interest in a Swingline Loan pursuant to the immediately following subsection (e)). All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.5. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

(d)    Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender and the Administrative Agent prior written notice thereof no later than 12:00 noon Eastern time on the day prior to the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

(e)    Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and, in any event, within 5 Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to pay a Swingline Loan. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Maturity Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Revolving Loans that are Base Rate Loans from the Revolving Lenders in an amount equal to the principal balance of such Swingline Loan. The amount limitations contained in the second sentence of Section 2.1.(a) shall not apply to any borrowing of such Revolving Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Administrative Agent of any such borrowing of Revolving Loans not later than 11:00 a.m. Eastern time at least one Business Day prior to the proposed date of such borrowing. Promptly after receipt of such notice of borrowing of Revolving Loans from the Swingline Lender under the immediately preceding sentence, the Administrative Agent shall notify each Revolving Lender of the proposed borrowing. Not later than 11:00 a.m. Eastern time on the proposed date of such borrowing, each Revolving Lender will make available to the Administrative Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. The Administrative Agent shall pay the proceeds of such Revolving Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. If the Revolving Lenders are prohibited from making Revolving Loans required to be made under this subsection for any reason whatsoever, including without limitation, the existence of any of the Defaults or Events of Default described in Sections 11.1.(e) or (f), each Revolving Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Administrative Agent for the account of the Swingline Lender in Dollars and in immediately available funds. A Revolving Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Administrative Agent, the Swingline Lender or any other Person whatsoever, (ii) the existence of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 11.1. (e) or (f)), or the termination of any Revolving Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent, any Lender, the Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Revolving Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Revolving Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

Section 2.5. Rates and Payment of Interest on Loans.

(a)    Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)    during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans of the applicable Class; and

(ii)    during such periods as such Loan is a LIBOR Loan, at Adjusted LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for LIBOR Loans of the applicable Class.

Notwithstanding the foregoing, while an Event of Default specified in Sections 11.1.(a), 11.1.(e) or 11.1.(f) exists or, if required by the Requisite Lenders, while any other Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender and the Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loans made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)    Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly in arrears on the first day of each calendar quarter, (ii) in the case of a LIBOR Loan, in arrears on the last day of each Interest Period therefor, and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)    Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the Applicable Margin and rate per annum in respect of certain fees set forth herein may be determined and/or adjusted from time to time based upon certain information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the

Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, the Issuing Bank’s or any Lender’s other rights under this Agreement.

(d)    LIBOR Quote. Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR quoted rate available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

Section 2.6. Number of Interest Periods.

There may be no more than fifteen (15) different Interest Periods for LIBOR Loans outstanding at the same time.

Section 2.7. Repayment of Loans.

(a)    Revolving Loans. The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Revolving Termination Date.

(b)    Term Facility 1 Loans.    The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Term Facility 1 Loans on the Term Facility 1 Maturity Date.

(c)    Term Facility 2 Loans.    The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Term Facility 2 Loans on the Term Facility 2 Maturity Date.

Section 2.8. Prepayments.

(a)    Optional.

(i)    General. Except as provided in the immediately following section and subject to Section 5.4., the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Administrative Agent at least 3 Business Days prior written notice of the prepayment of any Loan. Each voluntary prepayment of Loans (other than a prepayment of all outstanding Loans of a Class) shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess thereof.

(ii)    Prepayment Premium. During the periods set forth below, the Borrower may only prepay a Term Facility 2 Loan, in whole or in part, at the prices (expressed as percentages of the principal amount of the Term Facility 2 Loans to be prepaid) set forth below, plus accrued and unpaid interest, if any, to the date of prepayment:

Period	Percentage
Closing Date to and including June 23, 2018	102.0%
June 24, 2018 to and including June 23, 2019	101.0%
All times after June 23, 2019	100.0%

The Borrower acknowledges and agrees that the amount payable by it under this Section in connection with the prepayment of the Term Facility 2 Loans is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from the prepayment of the Term Facility 2 Loans.

(b)    Mandatory.

(i)    Revolving Commitment Overadvance. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Revolving Commitments, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Lenders then holding Revolving Commitments (or if the Revolving Commitments have been terminated, then holding outstanding Revolving Loans and/or Letter of Credit Liabilities), the amount of such excess.

(ii)    [Reserved].

(iii)    Application of Mandatory Prepayments. Amounts paid under the preceding subsections (b)(i) shall be applied to pay all amounts of principal outstanding on the Revolving Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations. If the Borrower is required to pay any outstanding LIBOR Loans or LIBOR Margin Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.

Section 2.9. Continuation.

So long as no Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each Continuation of LIBOR Loans of the same Class shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (or in the aggregate amount of the LIBOR Loan being continued), and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 9:00 a.m. Eastern time on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender holding Loans being Continued of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section or, if an Event of Default exists at the end of an Interest Period for a LIBOR Loan, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.10. Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists. Each Conversion of Base Rate Loans of the same Class into LIBOR Loans of the same Class shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Each such Notice of Conversion shall be given not later than 9:00 a.m. Eastern time 3 Business Days prior to the date of any proposed Conversion. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender holding Loans being Converted of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type and Class of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.11. Notes.

(a)    Notes. Except in the case of a Lender that has notified the Administrative Agent in writing that it elects not to receive a Note, (i) the Revolving Loans made by each Revolving Lender shall, in addition to this Agreement, also be evidenced by a Revolving Note, payable to the order of such Revolving Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect and otherwise duly completed, (ii) the Term Facility 1 Loans made by a Term Facility 1 Lender shall, in addition to this Agreement, also be evidenced by a Term Facility 1 Note, payable to the order of such Term Facility 1 Lender in a principal amount equal to the amount of its Term Facility 1 Commitment as originally in effect and otherwise duly completed, and (iii) the Term Facility 2 Loans made by a Term Facility 2 Lender shall, in addition to this Agreement, also be evidenced by a Term Facility 2 Note, payable to the order of such Term Facility 2 Lender in a principal amount equal to the amount of its Term Facility 2 Commitment as originally in effect and otherwise duly completed. The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the Swingline Lender.

(b)    Records. The date, amount, interest rate, Class, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent in the Register, in the absence of manifest error, the statements of account maintained by the Administrative Agent in the Register shall be controlling.

(c)    Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, a lost note affidavit from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.12. Voluntary Reductions of the Commitments.

The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Commitments (for which purpose use of the Revolving Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities), the Term Facility 1 Commitments or the Term Facility 2 Commitments at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitments shall not be less than $5,000,000 and integral multiples of $1,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”); provided, however, the Borrower may not reduce the aggregate amount of the Revolving Commitments below $100,000,000 unless the Borrower is terminating the Revolving Commitments in full. Promptly after receipt of a Commitment Reduction Notice with respect to a Class of Commitments the Administrative Agent shall notify each Lender of such Class of the proposed termination or Commitment reduction. The Commitments, once reduced or terminated pursuant to this Section, may not be increased or reinstated. If the Commitments of a Class are terminated or reduced to zero, the Borrower shall pay all interest and fees on the Commitments so reduced or terminated that have accrued to the date of such reduction or termination to the Administrative Agent for the account of the Lenders of the applicable Class, including but not limited to any applicable compensation due to any Lender in accordance with Section 5.4.

Section 2.13. Extension of Termination Date.

The Borrower shall have the right, exercisable one time, to request that the Administrative Agent and the Lenders agree to extend the Revolving Termination Date by a five month period. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 30 days but not more than 180 days prior to the current Revolving Termination Date, a written request for such extension (an “Extension Request”). The Administrative Agent shall notify the Revolving Lenders if it receives an Extension Request promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Revolving Termination Date shall be extended for five months effective upon receipt by the Administrative Agent of the Extension Request and payment of the fee referred to in the following clause (y): (x) immediately prior to such extension and immediately after giving effect thereto, (A) no Default or Event of Default shall exist and (B) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the effective date of such extension except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents, and (y) the Borrower shall have paid the Fees payable under Section 3.5.(b). At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from a Financial Officer certifying the matters referred to in the immediately preceding clauses (x)(A) and (x)(B).

Section 2.14. Extension Date of Letters of Credit Past Revolving Commitment Termination.

If on the date the Revolving Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise) there are any Letters of Credit outstanding hereunder and the aggregate Stated Amount of such Letters of Credit exceeds the balance of available funds on deposit in the Letter of Credit Collateral Account, then the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Revolving Lenders and the Issuing Bank, for deposit into the Letter of Credit Collateral Account, an amount of money equal to the amount of such excess.

Section 2.15. Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, the Issuing Bank shall not be required to issue a Letter of Credit and no reduction of the Revolving Commitments pursuant to Section 2.12. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Revolving Commitments the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Revolving Commitments at such time.

Section 2.16. Increase in Revolving Commitments; Additional Term Loans.

The Borrower shall have the right at any time after the Term Loan Availability Termination Date and (a) prior to but excluding the Revolving Termination Date to request increases in the aggregate amount of the Revolving Commitments, (b) prior to but excluding the Term Facility 1 Maturity Date to request the making of additional Term Facility 1 Loans (“Additional Term Facility 1 Loans”) and (c) prior to but excluding the Term Facility 2 Maturity Date to request the making of additional Term Facility 2 Loans (“Additional Term Facility 2 Loans” and, collectively with the Additional Term Facility 1 Loans, “Additional Term Loans”), in each case, by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases in the Revolving Commitments and/or the making of Additional Term Loans, the aggregate amount of the Revolving Commitments and the aggregate outstanding principal amount of the Term Loans shall not exceed $1,000,000,000 less the amount of any reduction of the Revolving Commitments effected pursuant to Section 2.12. and the amount of any prepayments of the Term Loans. Any Additional Term Loans shall be subject to the terms and conditions of this Agreement. Each such increase in the Revolving Commitments or borrowing of Additional Term Loans must be in the aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof. The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Revolving Commitments or the making of Additional Term Loans, as applicable, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase in the Revolving Commitments or the making of Additional Term Loans, as applicable, and the allocations of the increase in the Revolving Commitments or the making of Additional Term Loans, as applicable, among such existing Lenders and/or other banks, financial institutions and other institutional lenders, such Lenders to be mutually agreed upon by the Administrative Agent and the Borrower and any approval of a Lender suggested by one shall not be unreasonably withheld, conditioned or delayed by the other. No Lender shall be obligated in any way whatsoever to increase its Revolving Commitment or provide a new Revolving Commitment or make an Additional Term Loan, and any new Lender becoming a party to this Agreement in connection with any such requested increase in the Revolving Commitments or the making of Additional Term Loans must be an Eligible Assignee. If a new Lender becomes a party to this Agreement, or if any existing Revolving Lender is increasing its Revolving Commitment or making an initial Revolving Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Revolving Lender, on the date it increases its Revolving Commitment or makes an initial Revolving Commitment) (and as a condition thereto) purchase from the other Revolving Lenders its Revolving Commitment Percentage (determined with respect to the Lenders’ respective Revolving Commitments and after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Revolving Lenders, in same day funds, an amount equal to (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender, plus (B) the aggregate amount of payments previously made by the other Revolving Lenders under Section 2.3.(j) that have not been repaid, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall pay to the Revolving Lenders amounts payable, if any, to such Revolving Lenders under Section 5.4. as a result of the prepayment of any such Revolving Loans. Effecting the increase of the Revolving Commitments or the making of Additional Term Loans under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such increase in the Revolving Commitments or the making of such additional Term Loans, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of (A) all partnership or other necessary action taken by the Borrower to authorize such increase in the Revolving Commitments or the making of additional Term Loans, as applicable, and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such increase in the Revolving Commitments or the making of additional Term Loans; and (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iii) new Revolving Notes executed by the Borrower, payable to any new Revolving Lenders and replacement Revolving Notes executed by the Borrower, payable to any existing Revolving Lenders increasing their Revolving Commitments, in the amount of such Revolving Lender’s Revolving Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Revolving Commitments and Term Loan Notes executed by the Borrower, payable to any new Lender and any existing Lenders making an Additional Term Loan at the time of making of such Loans, as applicable, in each case unless such Lender requests not to receive a Note. In connection with any increase in the aggregate amount of the Revolving Commitments or making of Additional Term Loans pursuant to this Section 2.14. any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1. Payments.

(a)    Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim (excluding Taxes required to be withheld pursuant to Section 3.10., to the Administrative Agent at the Principal Office, not later than 2:00 p.m. Eastern time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. Each payment received by the Administrative Agent for the account of the Issuing Bank under this Agreement shall be paid to the Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by the Issuing Bank to the Administrative Agent from time to time, for the account of the Issuing Bank. In the event the Administrative Agent fails to pay such amounts to such Lender or the Issuing Bank, as the case may be, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)    Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lender or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Revolving Lenders under Sections 2.1.(a), 2.3.(e) and 2.4.(e) shall be made from the Revolving Lenders and each payment of the fees under Sections 3.5.(b), 3.5.(c)(i), and the first sentence of 3.5.(d) shall be made for the account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.12. shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) each payment or prepayment of principal of Revolving Loans shall be made for the account of the Revolving Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 3.9., if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments; (c) (i) the making of Term Facility 1 Loans under Section 2.2.(a) shall be made from the Term Facility 1 Lenders pro rata according to the amounts of their respective Term Facility 1 Commitments and (ii) the making of Term Facility 2 Loans under Section 2.2.(b) shall be made from the Term Facility 2 Lenders pro rata according to the amounts of their respective Term Facility 2 Commitments; (d) each payment or prepayment of principal of any Class of Term Loans and each payment of fees under Section 3.5.(c)(ii) and Section 3.5(c)(iii) with respect to any Class of Term Loans shall be made for the account of the Term Loan Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Term Loans of such Class held by them; (e) each payment of interest on Loans of a Class shall be made for the account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Loans of such Class then due and payable to the respective Lenders; (f) the Conversion and Continuation of Loans of a particular Type and Class (other than Conversions provided for by Sections 5.1.(c) and 5.5.) shall be made pro rata among the Lenders of such Class according to the amounts of their respective Loans of such Class and the then current Interest Period for each such Lender’s portion of each such Loan of such Type and Class shall be coterminous; and (g) the Revolving Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.3., shall be in accordance with their respective Revolving Commitment Percentages. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Revolving Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.4.(e), in which case such payments shall be pro rata in accordance with such participating interest).

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan of a Class made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf of the Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders of the same Class in accordance with Section 3.2. or Section 11.5., as applicable, such Lender shall promptly purchase from the other Lenders of such Class participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class made by the other Lenders of such Class or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders of such Class shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 11.5., as applicable. To such end, all the Lenders of such Class shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender of such Class so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders of such Class may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans of such Class in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4. Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Fees.

(a)    Closing Fee. On the Effective Date, the Borrower agrees to pay to the Administrative Agent, the Lead Arrangers and each Lender all fees as have been agreed to in writing by the Borrower, the Administrative Agent and the Lead Arrangers.

(b)    Extension Fee. If the Borrower exercises its right to extend the Revolving Termination Date in accordance with Section 2.13., the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a fee equal to 0.0625% of the amount of such Revolving Lender’s Revolving Commitment (whether or not utilized). Such fee shall be due and payable in full on the date the Administrative Agent receives the Extension Request pursuant to such Section.

(c)    Facility and Ticking Fees.

(i)    Facility Fee. During the period from the Effective Date to but excluding the Revolving Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Revolving Lenders a facility fee equal to daily aggregate amount of the Revolving Commitments (whether or not utilized) multiplied by (ii) a rate per annum equal to the Applicable Facility Fee. Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Revolving Termination Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero. The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Revolving Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(ii)    Term Facility 1 Ticking Fees. During the Term Loan Availability Period, the Borrower agrees to pay to the Administrative Agent for the account of the Term Facility 1 Lenders a ticking fee equal to the sum of the daily amount of the Term Facility 1 Commitments (as such Commitment has been reduced by any Term Facility 1 Loans made prior to such date pursuant to Section 2.2(a)) multiplied by a per annum rate equal to 0.25%. Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the Term Loan Availability Period, on the date of any reduction of the Term Facility 1 Commitments pursuant to Section 2.12. on such terminated amount and on the Term Loan Availability Termination Date.

(iii)    Term Facility 2 Ticking Fees. During the Term Loan Availability Period, the Borrower agrees to pay to the Administrative Agent for the account of the Term Facility 2 Lenders a ticking fee equal to the sum of the daily amount of the Term Facility 2 Commitments (as such Commitment has been reduced by any Term Facility 2 Loans made prior to such date pursuant to Section 2.2(b)) multiplied by a per annum rate equal to 0.25%. Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January,

April, July and October during the Term Loan Availability Period, on the date of any reduction of the Term Facility 2 Commitments pursuant to Section 2.12. on such terminated amount and on the Term Loan Availability Termination Date.

(d)    Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for Revolving Loans that are LIBOR Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or terminated or (y) to but excluding the date such Letter of Credit is drawn in full; provided, however, notwithstanding anything to the contrary contained herein, during any period that the Post-Default Rate is payable in accordance with Section 2.5.(a), such letter of credit fees shall accrue at the Post-Default Rate. In addition to such fees, the Borrower shall pay to the Issuing Bank solely for its own account, a fronting fee in respect of each Letter of Credit at the time such Letter Credit is issued and at any time that such Letter of Credit is extended equal to one-eighth of one percent (0.125%) percent of the initial Stated Amount of such Letter of Credit at the time of the issuance or extension of such Letter of Credit, as applicable. The fees provided for in this subsection shall be nonrefundable and payable, in the case of the fee provided for in the first sentence, in arrears (i) quarterly on the first day of January, April, July and October, (ii) on the Revolving Termination Date, (iii) on the date the Revolving Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent and in the case of the fee provided for in the second sentence, at the time of issuance and extension of any such Letter of Credit. The Borrower shall pay directly to the Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged or incurred by the Issuing Bank from time to time in like circumstances with respect to the issuance, amendment, renewal or extension of any Letter of Credit or any other transaction relating thereto.

(e)    Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days (or 365 days in the case of Base Rate Loans) and the actual number of days elapsed.

Section 3.7. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.5.(a)(i) and (ii) and, with respect to the Swingline Loans, Section 2.4.(c). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, ticking fees, prepayment premiums, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8. Statement of Accounts.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9. Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Requisite Lenders, Requisite Revolving Lenders and Requisite Term Loan Lenders and Section 13.7.

(b)    Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.4. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Defaulting Lender that is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank and the Swingline Lender hereunder; third, in the case of a Defaulting Lender that is a Revolving Lender, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) in the case of a Defaulting Lender that is a Revolving Lender, Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans of any Class or amounts owing by such Defaulting Lender under Section 2.3.(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article VI. were satisfied or waived, such payment shall be applied solely to pay the Loans of such Class of, and L/C Disbursements owed to, all Non-Defaulting Lenders of the applicable Class on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans of such Class and, as applicable, funded and unfunded participations in Letter of Credit Liabilities and Swingline Loans are held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately following subsection (d)) and all Term Loans (if any) of each Class are held by the Term Loan Lenders of such Class pro rata as if there had been no Defaulting Lenders that are Term Loan Lenders. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)    Certain Fees.

(i)    No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5.(c) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee to such Defaulting Lender that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)    Each Defaulting Lender that is a Revolving Lender shall be entitled to receive the Fee payable under Section 3.5.(d) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(iii)    With respect to any Fee not required to be paid to any Defaulting Lender that is a Revolving Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non-Defaulting Lender that is a Revolving Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to the Issuing Bank and the Swingline Lender, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(d)    Reallocation of Participations to Reduce Fronting Exposure. In the case of a Defaulting Lender that is a Revolving Lender, all or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Article VI. are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender that is a

Revolving Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 13.21., no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)    Cash Collateral.

(i)    If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(ii)    At any time that there shall exist a Defaulting Lender that is a Revolving Lender, within 1 Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

(iii)    The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the obligation of Defaulting Lenders’ that are Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender that is a Revolving Lender).

(iv)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the obligation of a Defaulting Lender that is a Revolving Lender to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v)    Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Lender), or (y) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and the Issuing Bank may (but shall not be obligated to) agree that

Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(f)    Defaulting Lender Cure. If the Borrower and the Administrative Agent, and, solely in the case of a Defaulting Lender that is a Revolving Lender, the Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause, as applicable (i) the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the subsection (d) of this Section) and (ii) the Term Loans of each Class (if any) to be held by the Term Loan Lenders of such Class pro rata as if there had been no Defaulting Lenders of such Class, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g)    New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(h)    Purchase of Defaulting Lender’s Commitment. During any period that a Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 13.6.(b). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Commitments and Loans via an assignment subject to and in accordance with the provisions of Section 13.6.(b). In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption and, notwithstanding Section 13.6.(b), shall pay to the Administrative Agent an assignment fee in the amount of $5,000. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders, except the Defaulting Lender as set forth in the immediately preceding sentence.

Section 3.10. Taxes; Foreign Lenders.

(a)    Issuing Bank. For purposes of this Section, the term “Lender” includes the Issuing Bank and the term “Applicable Law” includes FATCA.

(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.5. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation as Administrative Agent.

(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN, or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of IRS Form W-8BEN or W-8BEN-E, as applicable,; or

(IV)    to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)    Survival. Each party’s obligations under this Section shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV. INTENTIONALLY OMITTED.

ARTICLE V. YIELD PROTECTION, ETC.

Section 5.1. Additional Costs; Capital Adequacy.

(a)    Capital Adequacy. If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then, to the extent a request for payment of additional amount or amounts is consistent with such Lender’s general practices under similar circumstances in respect of similarly situated borrowers with credit agreements entitling it to make such claims (it being agreed that a Lender shall not be required to disclose any confidential or proprietary information in connection with such determination or the making of such claim), from time to time, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b)    Additional Costs. In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), (ii) imposes or modifies any reserve, special deposit, compulsory loan, insurance charge or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined to the extent utilized when determining Adjusted LIBOR for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) imposes on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender; provided that a request for such amounts is consistent with such Lender’s general practices under similar circumstances in respect of similarly situated borrowers with credit agreements entitling it to make such claims (it being agreed that a Lender shall not be required to disclose any confidential or proprietary information in connection with such determination or the making of such claim).

(c)    Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).

(d)    Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Issuing Bank of issuing (or any Revolving Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Issuing Bank or such Lender, the Borrower shall pay immediately to the Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by the Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate the Issuing Bank or such Lender for such increased costs or reductions in amount.

(e)    Notification and Determination of Additional Costs. Each of the Administrative Agent, the Issuing Bank, each Lender, as the case may be, agrees to notify the Borrower (and in the case of the Issuing Bank and/or a Lender, also to notify the Administrative Agent) of any event occurring after the Agreement Date entitling the Administrative Agent, the Issuing Bank or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, the Issuing Bank or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent, the Issuing Bank, and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of a Lender or the Issuing Bank to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section and reasonably detailed calculations of the amount of such compensation. Determinations by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive provided that such determinations are made on a reasonable basis and in good faith. The Borrower shall pay the Administrative Agent, the Issuing Bank or any such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(f)    Delay in Requests. Failure or delay on the part of the Administrative Agent, any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of the Administrative Agent’s or such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be required to compensate the Administrative Agent, a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that the Administrative Agent or such Lender or Issuing Bank, as the case may be, notifies the Borrower of the event giving rise to such increased costs or reductions, and of the Administrative Agent’s or such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the 120 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.2. Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of Adjusted LIBOR for any Interest Period:

(a)    the Administrative Agent reasonably determines (which determination shall be conclusive) that reasonable and adequate means do not exist for ascertaining LIBOR or Adjusted LIBOR for such Interest Period;

(b)    the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

(c)    the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans, and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

Section 5.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended, in each case, until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5. shall be applicable).

Section 5.4. Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a)    any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)    any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 6.2. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Upon the Borrower’s request, such Lender shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

Section 5.5. Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(c), Section 5.2. or Section 5.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(c), Section 5.2., or Section 5.3. on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower with a copy to the Administrative Agent, as applicable) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 5.1., Section 5.2. or Section 5.3. that gave rise to such Conversion no longer exist:

(i)    to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(ii)    all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender, or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 5.1.(c), 5.2. or 5.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 5.6. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 5.1., and the Requisite Lenders are not also doing the same, (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(c) or 5.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections or (c) a Lender becomes a Non-Consenting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitments and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 13.6.(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) the aggregate amount of payments previously made by the Affected Lender under Section 2.3.(j) that have not been repaid, plus (z) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of the Administrative Agent, the Borrower and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any titled agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10., 5.1. or 5.4.) with respect to any period up to the date of replacement. In connection with any such assignment under this Section, such Affected Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption.

Section 5.7. Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 5.1. or 5.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 5.8. Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

ARTICLE VI. CONDITIONS PRECEDENT

Section 6.1. Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent:

(a)    The Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i)    counterparts of this Agreement executed by each of the parties hereto;

(ii)    Revolving Notes, Term Facility 1 Notes and Term Facility 2 Notes executed by the Borrower and payable to each applicable Lender (excluding any Lender that has requested that it not receive Notes) and complying with the terms of Section 2.11.(a) and the Swingline Note executed by the Borrower;

(iii)    the Guaranty executed by the Parent and the other Guarantors (if any) initially to be a party thereto;

(iv)    an opinion of Vaisey, Nicholson & Nearpass PLLC, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(v)    the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Person and certified as true, complete and correct copies by the Secretary or Assistant Secretary (or individual performing similar functions) of the applicable Loan Party;

(vi)    a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii)    a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Swingline Borrowing requests for Letters of Credit, Notices of Conversion and Notices of Continuation;

(viii)    copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix)    either (i) evidence that each subsidiary guarantor of the senior notes issued under the Senior Notes Agreement has been or, substantially simultaneously with the effectiveness hereof will be, released from such guaranty or (ii) each such subsidiary shall be a Guarantor hereunder;

(x)    a Compliance Certificate calculated on a pro forma basis for the Parent’s fiscal quarter ending March 31, 2017;

(xi)    evidence that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(xii)    a certified copy of a duly executed amendment to the Existing Term Loan Agreement;

(xiii)    evidence that all indebtedness, liabilities or obligations owing under the Existing Credit Agreements have been paid in full, all Liens securing such indebtedness, liabilities or obligations have been released, and all commitments under such Existing Credit Agreements have been terminated or expired; and

(xiv)    such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request;

(b)    In the good faith judgment of the Administrative Agent:

(i)    there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since March 31, 2017 (the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent, the Borrower and their respective Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date), that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)    no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Parent, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii)    the Parent, the Borrower, the other Loan Parties, and their respective Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any material agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound;

(iv)    the Administrative Agent and the Lenders shall have received all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act; and

(v)    there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Without limiting the generality of the provisions of Section 12.5, for purposes of determining compliance with the conditions precedent set forth in this Section 6.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 6.2. Conditions Precedent to All Credit Events.

In addition to satisfaction or waiver of the conditions precedent contained in Section 6.1., the obligations of (i) Lenders to make any Loan and (ii) the Issuing Bank to issue Letters of Credit are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.15. would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted hereunder, and (c) in the case of a borrowing of Revolving Loans, the Administrative Agent shall have received a timely Notice of Revolving Loans Borrowing, in the case of a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing, in the case of the borrowing of Term Loans, the Administrative Agent shall have received a timely Notice of Term Loans Borrowing, and in the case of the issuance of a Letter of Credit the Issuing Bank and the Administrative Agent shall have received a timely request for the issuance of such Letter of Credit. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Administrative Agent, the Issuing Bank and the Lenders at the time any Loan is made or any Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Article VI. have been satisfied.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES

Section 7.1. Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of the Issuing Bank, to issue Letters of Credit, each of the Parent and the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each Lender as follows:

(a)    Organization; Power; Qualification. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is a corporation, limited liability company, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, limited liability company, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)    Ownership Structure. Part I of Schedule 7.1.(b) is, as of the Agreement Date, a complete and correct list of all Subsidiaries of the Parent setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. As of the Agreement Date, except as disclosed in such Schedule, (A) each of the Parent and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens of the types described in clauses (a)(i) and (f) of the definition of the term “Permitted Liens”), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date, Part II of Schedule 7.1.(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c)    Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Parent, the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)    Compliance of Loan Documents with Laws. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under (A) the organizational documents of any Loan Party or (B) any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound except under this clause (B) as could not reasonably be expected to have a Material Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the Issuing Bank.

(e)    Compliance with Law; Governmental Approvals. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliance which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)    Title to Properties; Liens. Part I of Schedule 7.1.(f) is, as of the Agreement Date, a complete and correct listing of all Properties of the Parent, the Borrower, each other Loan Party and each other Subsidiary, setting forth, for each such Property, the current occupancy status of such Property and whether such Property is a Development Property and, if such Property is a Development Property, the status of completion of such Property. Each of the Borrower, each other Loan Party and each other Subsidiary that owns an Eligible Property has good and legal title to, or a valid leasehold interest in, its respective Eligible Properties. As of the Agreement Date, there are no Liens against any assets of any Borrower or any Subsidiary other than Permitted Liens and Liens set forth on Part II of Schedule 7.1.(f).

(g)    Existing Indebtedness; Total Liabilities. Schedule 7.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness under clause (a) of the term “Indebtedness” (including all Guarantees in respect of such Indebtedness) of each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Borrower, the other Loan Parties and the other Subsidiaries have materially performed and are in material compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no event of default, or, to the best of Parent’s and the Borrower’s knowledge, no default or other event or condition which with the giving of notice, the lapse of time, or both, would constitute an event of default, exists with respect to any such Indebtedness.

(h)    Material Contracts. Schedule 7.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries that is party to any Material Contract has materially performed and is in material compliance with all of the terms of such Material Contract to the extent that the noncompliance therewith would give any other party thereto the right to terminate such Material Contract.

(i)    Litigation. Except as set forth on Schedule 7.1.(i), there are no actions, suits or proceedings pending (nor, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened in writing) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Document. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to, any Loan Party or any other Subsidiary that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(j)    Taxes. All federal, state and other material tax returns of the Parent, the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed (taking into account any extensions of time within which to file such returns), and all federal, state and other material taxes, assessments and other governmental charges or levies upon, each Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 8.6. As of the Agreement Date, none of the United States income tax returns of the Parent, the Borrower, any other Loan Party or any other Subsidiary is under audit. All material charges, accruals and reserves on the books of the Borrower, the other Loan Parties and the other Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)    Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal years ended December 31, 2015 and December 31, 2016, and the related audited consolidated statements of operations, shareholders’ equity and cash flows for the fiscal years ended on such dates, with the opinion thereon of Ernst & Young LLP or Deloitte & Touche LLP, as the case may be, and (ii) the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal quarter ended March 31, 2017, and the related unaudited consolidated statements of operations and shareholders’ equity of the Parent and its consolidated Subsidiaries for the fiscal quarter ended on such date. Such financial statements (including in each case related schedules and notes but, as to interim statements, subject to changes resulting from normal year-end audit adjustments and absence of footnotes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and, with respect to the financial statements referenced in clause (i), the cash flow for such periods. None of the Parent, the Borrower or any of their respective Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements.

(l)    No Material Adverse Change; Solvency. Since December 31, 2016, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect. Each of the Parent, the Borrower and any other Loan Party is Solvent after giving effect to Section 30 of the Guaranty. The Parent, the Borrower, the other Loan Parties and the other Subsidiaries, on a consolidated basis, are Solvent.

(m)    ERISA.

(i)    Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan. To the best knowledge of each of the Parent and the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii)    With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715. The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii)    Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(n)    Absence of Default. None of (i) the Loan Parties is in default under its certificate or articles of incorporation or formation or any material provision of its bylaws, partnership agreement, limited liability company agreement or other similar organizational documents, and (ii) the other Subsidiaries of the Parent is in default of any material provision under its certificate or articles of incorporation or formation or any material provision of its bylaws, partnership agreement or other similar organizational documents. No event has occurred, which has not been remedied, cured or waived: (A) which constitutes a Default or an Event of Default; or (B) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, any Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)    Environmental Laws. Each of the Borrower, each other Loan Party and each other Subsidiary: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may: (x) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other potential common law or legal claim or other liability, or (z) cause any of the

Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Parent’s or the Borrower’s knowledge after due inquiry, threatened, against the Parent, the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which, reasonably could be expected to have a Material Adverse Effect. None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law to the extent all such listings taken together could not reasonably be expected to have a Material Adverse Effect. To either the Parent’s or the Borrower’s knowledge, no Hazardous Materials generated at or transported from the Properties are or have been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(p)    Investment Company. None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(q)    Margin Stock. None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r)    Affiliate Transactions. Except as permitted by Section 10.8. or as otherwise set forth on Schedule 7.1.(r), none of the Parent, the Borrower, any other Loan Party or any other Subsidiary is a party to or bound by any agreement or arrangement with any Affiliate.

(s)    Intellectual Property. Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”), without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person except, in each case, where the failure to own or have right to use such Intellectual Property or such conflict, could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted to any Loan Party or any Subsidiary by any Person with respect to the use of any such Intellectual Property by the Parent, the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property, in each case, that could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Parent, the Borrower, the other Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(t)    Business. As of the Agreement Date, the Parent, the Borrower, the other Loan Parties and the other Subsidiaries are engaged primarily in the business of acquiring, owning, leasing and financing real estate, together with other business activities incidental thereto.

(u)    Broker’s Fees. Other than as paid to a Lender pursuant to Section 6.1.(a)(xi), no broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Parent, the Borrower, any other Loan Party or any other Subsidiary ancillary to the transactions contemplated hereby.

(v)    Accuracy and Completeness of Information. All written information, reports and other papers and data (other than financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments and absence of full footnote disclosure). All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on assumptions that the Borrower, other Loan Party or other Subsidiary believed to be reasonable in light of the circumstances in which such financial projections and forward-looking statements were made (it being acknowledged that projections and forward-looking statements are not viewed as facts and the actual results may vary materially from projected results and that no assurance can be given that the projected results will be realized). As of the Agreement Date, no fact is known to any Loan Party which has had, or may in the future have (so far as any Loan Party can reasonably foresee) a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders. No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein not materially misleading.

(w)    Not Plan Assets; No Prohibited Transactions. None of the assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(x)    Reserved.

(y)    REIT Status. The Parent qualifies as, and has elected to be treated as, a REIT and is in compliance with all applicable requirements and conditions imposed under the Internal Revenue Code necessary to allow the Parent to maintain its status as a REIT.

(z)    Reserved.

(aa)    Anti-Corruption Laws and Sanctions; Anti-Terrorism Laws. None of the Parent, the Borrower or any Subsidiary, or, to the knowledge of the Parent, the Borrower or any such Subsidiary, any of their respective directors, officers, employees, Affiliates or any agent or representative of the Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has its assets located in a Sanctioned Country, (iii) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (iv) has violated any Anti-Money Laundering Law in any material respect. Each of the Parent, the Borrower and their respective Subsidiaries, and to the knowledge of the Parent and the Borrower, each director, officer, employee, agent and Affiliate of the Parent, the Borrower and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Parent, the Borrower, their Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.

(bb)    EEA Financial Institution. None of the Parent, the Borrower or any Subsidiary is an EEA Financial Institution.

Section 7.2. Survival of Representations and Warranties, Etc.

All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, and the date on which any extension of the Revolving Termination Date, the Term Facility 1 Maturity Date and/or Term Facility 2 Maturity Date is effectuated pursuant to Section 2.13., the date on which any increase of the Revolving Commitments is effectuated pursuant to Section 2.16., and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly and specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of Letters of Credit.

ARTICLE VIII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, the Parent and the Borrower, as applicable, shall comply with the following covenants:

Section 8.1. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 10.4., the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 8.2. Compliance with Applicable Law.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply or obtain could reasonably be expected to have a Material Adverse Effect. The Parent will maintain in effect and enforce reasonable policies and procedures designed to ensure compliance by the Parent, the Borrower, their respective Subsidiaries and their respective directors, officers, employees, Affiliates and agents and representatives, in each case, that will act in any capacity in connection with or benefit from this Agreement, with Anti-Corruption Laws and applicable Sanctions, in each case to the extent applicable to such Persons.

Section 8.3. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, or cause each tenant under a Tenant Lease to, (a) protect and preserve all of its respective material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, or as a result of a casualty for which insurance is maintained pursuant to Section 8.5., and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be lawfully conducted at all times subject to the rights of tenants under Tenant Leases, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.4. Conduct of Business.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on its respective businesses as described in Section 7.1.(t).

Section 8.5. Insurance.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, or cause each tenant under a Tenant Lease to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list (together with copies, if requested by the Administrative Agent) of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 8.6. Payment of Taxes and Claims.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge (a) prior to delinquency, all federal and state taxes and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) within 10 days of the date due, all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, could reasonably be expected to become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim (i) which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP or (ii) if the failure to pay or discharge all such taxes, assessments, charges, levies or claims in the aggregate under this clause (ii) could not reasonably be expected to result in liability to the Parent, the Borrower and its Subsidiaries in excess of $5,000,000.

Section 8.7. Books and Records; Inspections.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which materially complete, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender, upon three (3) Business Days’ prior written notice to the Borrower (provided that if a Default or Event of Default has occurred and is continuing, such written notice shall not be required), to visit, subject to the rights of tenants under Tenant Leases (so long as such rights do not consist of restrictions on a Lender’s right to visit a property imposed to avoid compliance with this Section), and inspect any of such Loan Parties’ or Subsidiaries’ respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of the Parent if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice. The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists. If requested by the Administrative Agent, the Parent and the Borrower shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Parent, the Borrower, any other Loan Party or any other Subsidiary with the Borrower’s accountants.

Section 8.8. Use of Proceeds.

The Borrower will use the proceeds of the Loans to finance acquisitions, capital expenditures, equity investments and other transactions permitted under this Agreement, to repay Indebtedness of the Parent, the Borrower and its Subsidiaries (including, on the Effective Date, the Indebtedness under the Existing Credit Agreements), to provide for the general working capital needs of the Parent, the Borrower and its Subsidiaries, and for other general corporate purposes of the Parent, the Borrower and its Subsidiaries. The Borrower shall only use Letters of Credit for the same purposes for which it may use the proceeds of Loans. The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. The Parent and the Borrower shall not use, and shall ensure that their respective Subsidiaries and their respective directors, officers, employees and agents (in the case of directors, officers, employees and agents, acting solely in their capacity as such for the Parent, the Borrower or a Subsidiary, as applicable) shall not use, the proceeds of any Loan or any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 8.9. Environmental Matters.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Parent and the Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply all Environmental Laws and all Governmental Approvals (including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws), in each case, the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions necessary to prevent the imposition of any Liens (other than Permitted Liens) on any of their respective properties arising out of or related to any Environmental Laws. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 8.10. Further Assurances.

At the Borrower’s cost and expense and upon the reasonable request of the Administrative Agent, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 8.11. Material Contracts.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract to the extent that the failure to comply therewith would permit any other party thereto to terminate such Material Contract.

Section 8.12. Additional Guarantors.

(a)    Within 10 Business Days following the date on which either of the following conditions first applies to any Subsidiary (other than an Excluded Subsidiary) that is not already a Guarantor, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement (or if the Guaranty is not then in effect, the Guaranty) and (ii) the items that would have been delivered under Sections 6.1.(a)(iv) through (viii) and (xiv) if such Subsidiary had been a Loan Party on the Agreement Date:

(A)    such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of the Parent, the Borrower or any other Subsidiary; or

(B)    (x) such Subsidiary owns an Eligible Property, and (y) either has incurred, acquired or suffered to exist any Indebtedness for itself that is not Nonrecourse Indebtedness or whose equity interests are owned directly or indirectly by another Subsidiary of the Parent (other than the Borrower) which has incurred, acquired or suffered to exist any Indebtedness for itself that is not Nonrecourse Indebtedness;

provided that one or more direct or indirect Subsidiaries of the Parent that has or Guarantees (or has an equity interest holder that has or Guarantees) Indebtedness described above in clause (A) or (B) shall not be required to provide an Accession Agreement (or if the Guaranty is not then in effect, the Guaranty) so long as the aggregate amount of all such Indebtedness of, and guarantees by, all such Subsidiaries described above in clause (A) or (B) does not exceed $25,000,000.

(b)    The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor (other than the Parent) from the Guaranty so long as: (i) such Guarantor is not required to be a party to the Guaranty under the immediately preceding subsection (a); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.; (iii) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; (iv) [reserved], and (v) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 8.13. REIT Status.

The Parent shall maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.

ARTICLE IX. INFORMATION

For so long as this Agreement is in effect, the Parent and the Borrower, as applicable, shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 9.1. Quarterly Financial Statements.

As soon as available and in any event within 5 Business Days after the same is filed with the SEC (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of the Parent), the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by a Financial Officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments and the absence of footnotes).

Section 9.2. Year-End Statements.

As soon as available and in any event within 5 Business Days after the same is filed with the SEC (but in no event later than 90 days after the end of each fiscal year of the Parent), the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by a Financial Officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of Deloitte & Touche LLP or any other independent certified public accountants of recognized standing reasonably acceptable to the Administrative Agent, whose report shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized the Parent to deliver such financial statements and report thereon to the Administrative Agent and the Lenders pursuant to this Agreement.

Section 9.3. Compliance Certificate.

At the time the financial statements are furnished pursuant to Sections 9.1. and 9.2., a certificate substantially in the form of Exhibit G (a “Compliance Certificate”) executed on behalf of the Parent by a Financial Officer of the Parent (a) setting forth a reasonably detailed list of all Eligible Properties which the Borrower has included in calculations of Total Unencumbered Eligible Property Value for the fiscal period covered by such Compliance Certificate; (b) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Parent was in compliance with the covenants contained in Section 10.1.; (c) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, (i) all of Borrower’s Qualifying Swaps and the notional amounts thereof, (ii) each period, if any, during which the aggregate outstanding principal amount of Term Loans that are LIBOR Loans and Borrower’s other Indebtedness consisting of term loans bearing interest at a rate based on LIBOR exceeded the total notional amount of all of Borrower’s Qualifying Swaps, (iii) each period, if any, during which the aggregate outstanding principal amount of all LIBOR Loans and Borrower’s other Indebtedness bearing interest at a rate based on LIBOR exceeded the total notional amount of all of Borrower’s Qualifying Swaps, together with the amount of such excess during any such period; and (d) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Parent and/or the Borrower with respect to such event, condition or failure.

Section 9.4. Other Information.

(a)    Promptly upon receipt thereof, copies of any management report submitted to the Parent, the Borrower or either of their Board of Directors by its independent public accountants;

(b)    Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the SEC (or any Governmental Authority substituted therefor) or any national securities exchange;

(c)    Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, the Borrower, any other Subsidiary or any other Loan Party;

(d)    [Reserved];

(e)    No later than thirty (30) days following the end of each fiscal year of the Parent ending prior to the latest Termination Date for any Class of Loans, projected balance sheets, operating statements and sources and uses of cash of the Parent and its Subsidiaries on a consolidated basis for each quarter of the next succeeding fiscal year, all itemized in reasonable detail. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent, and when appropriate its consolidated Subsidiaries, will be in compliance with the covenants contained in Sections 10.1. at the end of each fiscal quarter of the next succeeding fiscal year;

(f)    [Reserved];

(g)    If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take;

(h)    To the extent any Responsible Officer of a Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating to, or affecting, any Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited;

(i)    A copy of any amendment to the certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any other Loan Party within five (5) Business Days after the effectiveness thereof;

(j)    Prompt notice of (i) any change in any Financial Officer of the Parent or the Borrower, any other Loan Party or any other Subsidiary, (ii) any change in the business, assets, liabilities, financial condition, results of operations of any Loan Party or any other Subsidiary or (iii) the occurrence of any other event which, in the case of any of the immediately preceding clauses (i) through (iii), has had, or could reasonably be expected to have, a Material Adverse Effect;

(k)    Prompt notice of the occurrence of (i) any Default or Event of Default and (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by any Loan Party or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound to the extent that any such default or event of default of such Material Contract would permit any other party thereto to terminate such Material Contract;

(l)    Prompt notice of any order, judgment or decree in excess of $5,000,000 having been entered against any Loan Party or any other Subsidiary or any of their respective properties or assets;

(m)    Any notification of a violation of any Applicable Law or any inquiry shall have been received by any Loan Party or any other Subsidiary from any Governmental Authority that could reasonably be expected to result in a Material Adverse Effect;

(n)    Promptly upon the request of the Administrative Agent, evidence of the Parent’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail reasonably satisfactory to the Administrative Agent;

(o)    Promptly upon, and in any event within 10 Business Days of, each request, information identifying any Loan Party as a Lender may request in order to comply with applicable “know your customer” and Anti-Money Laundering Laws and regulations including, without limitation, the Patriot Act;

(p)    Promptly, and in any event within 3 Business Days after a Responsible Officer of the Parent or the Borrower obtains knowledge thereof, written notice of the occurrence of any of the following: (i) the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, and the matters covered by notices referred to in any of the immediately preceding clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(q)    From time to time and promptly upon, and in any event within 10 Business Days of, each request, such data, certificates, reports, statements, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, any of the other Subsidiaries, or any other Loan Party as the Administrative Agent or any Lender may reasonably request; and

(r)    Promptly upon, and in any event within 10 Business Days of, any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and the new Credit Rating that is in effect.

Section 9.5. Electronic Delivery of Certain Information.

(a)    Documents required to be delivered pursuant to the Loan Documents may be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or the Issuing Bank) pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent, the Parent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically (other than by e-mail) shall be deemed to have been delivered (A) with respect to deliveries made pursuant to Sections 9.1., 9.2., 9.4.(b) and 9.4.(c) by proper filing with the SEC and available on www.sec.gov, on the date of filing thereof and (B) with respect to all other electronic deliveries (other than deliveries made by e-mail), twenty-four (24) hours after the date and time on which the Administrative Agent, the Parent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent, the Parent or the Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. Eastern time on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, upon request of the Administrative Agent, the Parent shall be required to provide paper copies of the certificate required by Section 9.3. to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificates required by Section 9.3., the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)    Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 9.6. Public/Private Information.

The Parent and the Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Parent or the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Parent or the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and the Parent or the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the Parent, the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”. Notwithstanding the foregoing, each Lender who does not wish to receive Private Information agrees to cause at least one individual at or on behalf of such Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of any website provided pursuant to Section 9.5. in order to enable such Lender or its delegate, in accordance with such Lender’s compliance procedures and Applicable Law, including United States federal and state securities laws, to make reference to Information Materials that are not made available through the “Public Side Information” portion of such website provided pursuant to Section 9.5. and that may contain material non-public information with respect to the Parent, the Borrower or its Subsidiaries or their securities for purposes of United States federal and state securities laws.

Section 9.7. USA Patriot Act Notice; Compliance.

Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Parent and the Borrower that pursuant to the requirements of the Patriot Act, such Lender is required to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all

Lenders hereunder) may from time-to-time request, and the Parent and the Borrower shall, and shall cause the other Loan Parties to, provide promptly upon any such request to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

ARTICLE X. NEGATIVE COVENANTS

For so long as this Agreement is in effect, the Parent or the Borrower, as applicable, shall comply with the following covenants:

Section 10.1. Financial Covenants.

(a)    Leverage Ratio. The Parent shall not permit the ratio of (i) Total Outstanding Indebtedness of the Parent and its Subsidiaries to (ii) Total Market Value, to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Parent shall be deemed to be in compliance with this Section 10.1.(a) so long as (A) the Borrower or any Subsidiary of the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) exceeding 0.60 to 1.00 at any time during the fiscal quarter in which such Material Acquisition took place and for the three subsequent consecutive fiscal quarters, (B) the Parent has not maintained compliance with this Section 10.1.(a) in reliance on this proviso for more than one time during the term of this Agreement and (C) such ratio (after giving effect to such Material Acquisition) is not greater than 0.65 to 1.00 at any time.

(b)    Secured Indebtedness Ratio. The Parent shall not permit the ratio of (i) Secured Indebtedness of the Parent and its Subsidiaries to (ii) Total Market Value, at any time to exceed 0.40 to 1.00.

(c)    Reserved.

(d)    Unencumbered Coverage Ratio. The Parent shall not permit the ratio of (i) Unencumbered Net Operating Income of the Parent and its Subsidiaries for the fiscal quarter most recently ended for which financial statements are available to (ii) Unsecured Interest Expense of the Parent and its Subsidiaries for such fiscal quarter, to be less than 1.75 to 1.0 at any time.

(e)    Fixed Charge Coverage Ratio. The Parent shall not permit the ratio of (i) Adjusted EBITDA of the Parent and its Subsidiaries for the fiscal quarter most recently ended for which financial statements are available to (ii) Fixed Charges of the Parent and its Subsidiaries for such fiscal quarter, at any time to be less than 1.50 to 1.00.

(f)    Reserved.

(g)    Ratio of Total Unsecured Indebtedness to Total Unencumbered Eligible Property Value. The Parent shall not permit the ratio of (i) Total Unsecured Indebtedness of the Parent and its Subsidiaries to (ii) Total Unencumbered Eligible Property Value to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Parent shall be deemed to be in compliance with this Section 10.1.(g) so long as (A) the Borrower or any Subsidiary of the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) exceeding 0.60 to 1.00 at any time during the fiscal quarter in which such Material Acquisition took place and for the three subsequent consecutive fiscal quarters, (B) the

Parent has not maintained compliance with this Section 10.1.(g) in reliance on this proviso for more than one time during the term of this Agreement and (C) such ratio (after giving effect to such Material Acquisition) is not greater than 0.65 to 1.00 at any time.

(h)    Reserved.

(i)    Dividends and Other Restricted Payments. Subject to the following sentence, if an Event of Default exists, neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any of its Subsidiaries to, declare or make any Restricted Payments except that the Parent may declare and make cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Parent to remain in compliance with Section 8.13. (and the Borrower and its Subsidiaries may declare and make cash distributions to the Parent for such purpose), and Subsidiaries of the Borrower may pay Restricted Payments to the Borrower or any other Subsidiary of the Borrower that is a Loan Party. If an Event of Default specified in Section 11.1.(a), Section 11.1.(e) or Section 11.1.(f) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 11.2.(a), neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any Subsidiary to, make any Restricted Payments to any Person except that Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary of the Borrower that is a Loan Party.

Section 10.2. Negative Pledge.

(a)    Except for Permitted Negative Pledges, neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Subsidiary to, permit any Eligible Property or any direct or indirect ownership interest of the Borrower or in any Person owning a Eligible Property, to be subject to a Negative Pledge if such Negative Pledge prohibits or purports to prohibit the creation of a Lien on such Eligible Property or ownership interest as security for the Obligations.

(b)    Neither the Parent nor the Borrower, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.

Section 10.3. Restrictions on Intercompany Transfers.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Parent, the Borrower or any other Subsidiary; (b) pay any Indebtedness owed to the Parent, the Borrower or any other Subsidiary; (c) make loans or advances to the Parent, the Borrower or any other Subsidiary; or (d) transfer any of its property or assets to the Parent, the Borrower or any other Subsidiary; other than:

(i)    with respect to clauses (a) through (d), those encumbrances or restrictions contained in (x) any Loan Document, (y) the Existing Term Loan Agreement or (z) any other agreement (A) evidencing Indebtedness that is not Secured Indebtedness which the Parent, the Borrower, any other Loan Party or any other Subsidiary may create, incur, assume or permit or suffer to exist under this Agreement and (B) containing encumbrances and restrictions imposed in connection with such Indebtedness that are either substantially similar to, or less restrictive than, the encumbrances and restrictions set forth in this Agreement;

(ii)    with respect to clause (d), (x) customary provisions restricting assignment of any agreement entered into by the Parent, the Borrower, any other Loan Party or any other Subsidiary in the ordinary course of business, and (y) restrictions contained in any agreement relating to the sale of a Subsidiary (other than the Borrower) or the assets of a Subsidiary pending sale to the extent that such sale is permitted under this Agreement and the restrictions apply only to the Subsidiary or the assets that are the subject of such sale; and

(iii)    with respect to clause (d), those encumbrances or restrictions contained in an agreement (x) evidencing Indebtedness which a Subsidiary may create, incur, assume, or permit or suffer to exist under this Agreement and (y) which Indebtedness is secured by a Lien on the assets of such Subsidiary permitted to exist under the Loan Documents, so long as such encumbrances and restrictions apply only to such Subsidiary and such Subsidiary has no material assets other than those encumbered by such Lien.

Section 10.4. Merger, Consolidation, Sales of Assets and Other Arrangements.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, (a) enter into any transaction of merger or consolidation (other than (x) any transaction of merger or consolidation between or among Loan Parties; provided that if the Parent or the Borrower enters into such a transaction of merger, it is the survivor thereof, (y) any transaction of merger or consolidation of a Subsidiary that is not Loan Party into a Loan Party so long as the Loan Party is the survivor thereof and (z) any transaction of merger or consolidation between two or more Subsidiaries that are not Loan Parties); (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire any assets of, or make an Investment in, any other Person; provided, however, that any of the actions described in the immediately preceding clauses (a) through (d) may be taken with respect to the Borrower, any other Loan Party or any other Subsidiary so long as (x) immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence and (y) if as a result of any such transaction, or series of such actions, the amount of Consolidated Tangible Assets would increase or decrease by 25.0%, then the Requisite Lenders shall have given their prior written consent to such action or series of actions (such consent not to be unreasonably withheld, conditioned or delayed); notwithstanding the foregoing, the Parent and the Borrower may not enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger.

Further, no Loan Party nor any Subsidiary, shall enter into any sale-leaseback transactions or other transaction by which such Loan Party or Subsidiary shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person other than in the ordinary course of business for such Loan Party or Subsidiary.

Section 10.5. Plans.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Neither the Parent nor the Borrower shall cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 10.6. Fiscal Year.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 10.7. Modifications of Organizational Documents and Material Contracts.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) is materially adverse to the interest of the Administrative Agent or the Lenders or (b) could reasonably be expected to have a Material Adverse Effect. Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any Subsidiary or other Loan Party to enter into, any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect or default in the performance of any obligations of any Loan Party or other Subsidiary in any Material Contract or permit any Material Contract to be canceled or terminated prior to its stated maturity.

Section 10.8. Transactions with Affiliates.

Neither the Parent nor the Borrower shall permit to exist or enter into, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 7.1.(r), (b) upon fair and reasonable terms which are no less favorable to the Parent, the Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (c) transactions between or among Loan Parties, and (d) transactions between or among Subsidiaries that are not Loan Parties.

Section 10.9. Environmental Matters.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party, any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could reasonably be expected to lead to any environmental claim or pose a material risk to human health, safety or the environment, in each case, if such violation, claim or risk could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 10.10. Derivatives Contracts.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, enter into or become obligated in respect of Derivatives Contracts other than Derivatives Contracts entered into (or guaranteed) by the Parent, the Borrower, any Loan Party or any such Subsidiary in the ordinary course of business and which establish, or were intended to establish, an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Borrower, such other Loan Party or such other Subsidiary.

ARTICLE XI. DEFAULT

Section 11.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)    Default in Payment.

(i)    The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of mandatory prepayment or acceleration or otherwise) the principal of any of the Loans or Reimbursement Obligation; or

(ii)    The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) any interest on any of the Loans or any of the other payment Obligations (other than those subject to the immediately preceding clause (i)) owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and in the case of this subsection (a)(ii) only, such failure shall continue for a period of 3 Business Days. For purposes of this subsection (a)(ii) if no due date is specified in this Agreement or in any other Loan Document for an Obligation, then the due date shall be considered to be the 3rd Business Day following the Borrower’s receipt of notice from the Administrative Agent that such other payment Obligation is due and payable.

(b)    Default in Performance.

(i)    Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.1. (solely with respect to the existence of the Borrower), Section 8.13., Article IX. (other than clauses (c), (e), (i), (l) and (n) of Section 9.4.) or Article X.; or

(ii)    Any Loan Party shall fail to perform or observe (A) any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section or (B) clauses (c), (e), (i), (l) and (n) of Section 9.4., and in the case of this subsection (b)(ii) only, such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains actual knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(c)    Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent, the Issuing Bank or any Lender in connection with the Loan Documents, shall at any time prove to have been incorrect or misleading, in either case, in any material respect when furnished or made or deemed made.

(d)    Indebtedness Cross-Default.

(i)    The Parent, the Borrower, any other Loan Party or any other Subsidiary shall fail to make any payment when due and payable in respect of any Indebtedness (other than the Loans and Reimbursement Obligations) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value), in each case individually or in the aggregate with all other Indebtedness as to which such a failure exists, of (x) $25,000,000 or more in the case of Indebtedness that is not Nonrecourse Indebtedness or (y) $75,000,000 or more in the case of Nonrecourse Indebtedness (collectively, “Material Indebtedness”); or

(ii)    (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

(iii)    Any other event shall have occurred and be continuing beyond all applicable grace and cure periods, which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity (other than a mandatory prepayment resulting from the voluntary sale or condemnation of, or a casualty event with respect to, any Property securing such Material Indebtedness; provided that such sale, condemnation or event does not otherwise cause a Default or Event of Default hereunder and, with respect to any condemnation or casualty event, the Parent, the Borrower or such Subsidiary receives insurance proceeds with respect to such Property in an amount sufficient to repay such Material Indebtedness).

(e)    Voluntary Bankruptcy Proceeding. The Parent, the Borrower or any other Loan Party or any one or more Subsidiaries to which more than 5% of Total Market Value is attributable in the aggregate shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Parent, the Borrower, any other Loan Party or any one or more Subsidiaries to which more than 5% of Total Market Value is attributable in the aggregate in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the remedy or other relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g)    Revocation of Loan Documents. Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or any Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

(h)    Judgment. A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Parent, the Borrower, any other Loan Party, or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such judgments or orders entered against the Loan Parties, $25,000,000 or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.

(i)    Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Loan Party or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, $25,000,000, and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of twenty (20) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary.

(j)    ERISA.

(i)    Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $25,000,000; or

(ii)    The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $25,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(k)    Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(l)    Change of Control/Change in Management.

(i)    Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the then outstanding voting stock of the Parent;

(ii)    During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office;

(iii)    the Parent shall cease to own and control, directly or indirectly, at least 65% of the outstanding Equity Interests of the Borrower; or

(iv)    the Parent shall cease to be the managing member of the Borrower or shall cease to have the sole and exclusive power to exercise all management and control over the Borrower.

(m)    Damage; Strike; Casualty. Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of the Borrower, any other Loan Party, or any other Subsidiary taken as a whole and only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

Section 11.2. Remedies Upon Event of Default.

Upon the occurrence and during the continuance of an Event of Default the following provisions shall apply:

(a)    Acceleration; Termination of Facilities.

(i)    Automatic. Upon the occurrence and during the continuance of an Event of Default specified in Sections 11.1.(e) or 11.1.(f), (1)(A) the principal of, and all accrued interest on, the Loans, and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) the Commitments and the Swingline Commitment and the obligation of the Issuing Bank to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii)    Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the

Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) terminate the Commitments and the Swingline Commitment and the obligation of the Issuing Bank to issue Letters of Credit hereunder.

(b)    Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)    Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)    Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Parent, the Borrower and their respective Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Parent, the Borrower and their respective Subsidiaries and to exercise such power as the court shall confer upon such receiver.

Section 11.3. Remedies Upon Default.

Upon the occurrence and during the continuance of a Default specified in Section 11.1.(f), the Commitments and the Swingline Commitment and the obligation of the Issuing Bank to issue Letters of Credit shall immediately and automatically terminate.

Section 11.4. Marshaling; Payments Set Aside.

None of the Administrative Agent, the Issuing Bank or any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, the Issuing Bank or any Lender, or the Administrative Agent, the Issuing Bank or any Lender exercises it rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.5. Allocation of Proceeds.

If an Event of Default exists, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies permitted under Section 13.4.) under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or thereunder, shall be applied in the following order and priority:

(a)    to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent in its capacity as such, the Issuing Bank in its capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Bank and Swingline Lender in proportion to the respective amounts described in this clause (a) payable to them;

(b)    to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause (b) payable to them;

(c)    to payment of that portion of the Obligations constituting accrued and unpaid interest on the Swingline Loans;

(d)    to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (d) payable to them;

(e)    to payment of that portion of the Obligations constituting unpaid principal of the Swingline Loans;

(f)    to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and other Letter of Credit Liabilities, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause (f) payable to them; provided, however, to the extent that any amounts available for distribution pursuant to this clause are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account; and

(g)    the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Section 11.6. Letter of Credit Collateral Account

(a)    As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Issuing Bank and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Issuing Bank as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section.

(b)    Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Bank and the Revolving Lenders; provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account. The

Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.

(c)    If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse the Issuing Bank for the payment made by the Issuing Bank to the beneficiary with respect to such drawing or the payee with respect to such presentment.

(d)    If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and apply the proceeds thereof to the Obligations in accordance with Section 11.5.

(e)    So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Letter of Credit Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Letter of Credit Collateral Account as exceeds the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.

(f)    The Borrower shall pay to the Administrative Agent from time to time such reasonable fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 11.7. Performance by Administrative Agent; Rescission of Acceleration by Requisite Lenders.

If the Parent, the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower and after the expiration of any cure or grace periods set forth herein (if no specific notice and cure or grace period is expressly set forth herein or in any of the other Loan Documents, then 3 Business Days after the Borrower receives written notice from the Administrative Agent), perform or attempt to perform such covenant, duty or agreement on behalf of the Parent, the Borrower or such other Loan Party. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower or any other Loan Party under this Agreement or any other Loan Document.

If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Super-Majority Lenders, then by written notice to the Borrower, the Super-Majority Lenders may elect, in the sole discretion of such Super-Majority Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Super-Majority Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Section 11.8. Rights Cumulative.

(a)    Generally. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Issuing Bank and the Lenders may be selective and no failure or delay by the Administrative Agent, the Issuing Bank or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)    Enforcement by Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article XI. for the benefit of all the Lenders and the Issuing Bank; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Bank or Swingline Lender, as the case may be) hereunder or under the other Loan Documents (iii) any Lender from exercising setoff rights in accordance with Section 13.4. (subject to the terms of Section 3.3.), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article XI. and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

ARTICLE XII. THE ADMINISTRATIVE AGENT

Section 12.1. Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article IX. that the Parent and the Borrower are not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Parent, the Borrower, any other Loan Party or any other Affiliate of the Parent, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders (or, if required by the Loan Documents, all Lenders) have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 12.2. M&T as Lender.

M&T, as a Lender, shall have the same rights and powers as a Lender under this Agreement and any other Loan Document, as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include M&T in each case in its individual capacity. M&T and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the Lenders or the Issuing Bank. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement, or otherwise without having to account for the same to the Lenders. The Issuing Bank and the Lenders acknowledge that, the Administrative Agent shall not, except as expressly set forth herein and in the other

Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower or any of their respective Affiliates that is communicated to or obtained by M&T (or any other Person serving as the Administrative Agent) or its Affiliates in any capacity.

Section 12.3. Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent or approval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, consent or approval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Parent or the Borrower in respect of the matter or issue to be resolved. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the requested determination, consent or approval (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such. The provisions of this Section shall not apply to any amendment, waiver or consent regarding any of the matters described in Section 13.7.(b).

Section 12.4. Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default except with respect to Events of Default resulting from the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders unless the Administrative Agent has received notice from a Lender, the Parent or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Administrative Agent shall not result in any liability of such Lender to any other party to any of the Loan Documents. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 12.5. Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, each Lender agrees that neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Parent, the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Each Lender acknowledges that neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender, the Issuing Bank or any other Person, or shall be responsible to any Lender, the Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by the Parent, the Borrower, any other Loan Party or any other

Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Parent, the Borrower or other Persons, or to inspect the property, books or records of the Parent, the Borrower or any other Person; (c) shall be responsible to any Lender or the Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders and the Issuing Bank in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 12.6. Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 12.7. Lender Credit Decision, Etc.

Each of the Lenders and the Issuing Bank expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to such Lender or the Issuing Bank and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Parent, the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to the Issuing Bank or any Lender. Each of the Lenders and the Issuing Bank acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective Related Parties, and based on the financial statements of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Parent, the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Parent, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Bank by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender or the Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its Related Parties. Each of the Lenders and the Issuing Bank acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or the Issuing Bank.

Section 12.8. Successor Administrative Agent.

The Administrative Agent may (a) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower or (b) be removed as the Administrative Agent by all of the Lenders (other than the Lender then acting as Administrative Agent) and the Borrower upon 30 days’ prior written notice if the Administrative Agent is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after (i) the current Administrative Agent’s giving of notice of resignation or (ii) the Lenders’ giving notice of removal, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Any resignation by or removal of an Administrative Agent shall also constitute the resignation or removal as the Issuing Bank and as the Swingline Lender by the Lender then acting as Administrative Agent (the “Resigning or Removed Lender”). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (i) the Resigning or Removed Lender shall be discharged from all duties and obligations of the Issuing Bank and the Swingline Lender hereunder and under the other Loan Documents and (ii) the successor Issuing Bank shall issue letters of credit in substitution for all Letters of Credit issued by the Resigning or Removed Lender as Issuing Bank outstanding at the time of such succession (which letters of credit issued in substitutions shall be deemed to be Letters of Credit issued hereunder) or make other arrangements satisfactory to the Resigning or Removed Lender to effectively assume the obligations of the Resigning or Removed Lender with respect to such Letters of Credit. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

ARTICLE XIII. MISCELLANEOUS

Section 13.1. Notices.

Unless otherwise provided herein (including without limitation as provided in Section 9.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower:

Broadstone Net Lease, LLC

800 Clinton Square

Rochester, New York 14604

Attn: Chief Financial Officer

Telecopy Number:            (585) 287-6506

Telephone Number:          (585) 287-6500

If to the Administrative Agent:

Manufacturers and Traders Trust

3 City Center

180 South Clinton Avenue, Suite 700

Rochester, New York 14604

Attn: Lisa Plescia

Telecopier:          (585) 546-5363

Telephone:          (585) 258-8263

With a copy to:

M&T Debt Capital markets

25 South Charles Street, 12th Floor

Baltimore, Maryland 21201

Attention: Rob Sutton

Telecopier: (410) 244-4477

Telephone: (410) 244-3828

If to the Issuing Bank:

Manufacturers and Traders Trust

3 City Center

180 South Clinton Avenue, Suite 700

Rochester, New York 14604

Attn: Lisa Plescia

Telecopier:          (585) 546-5363

Telephone:          (585) 258-8263

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or the Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent, the Issuing Bank and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 9.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, the Issuing Bank or any Lender under Article II. shall be effective only when actually received. None of the Administrative Agent, the Issuing Bank or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Issuing Bank or the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, the Issuing

Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 13.2. Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Lead Arrangers for all of their respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expense and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one primary counsel to the Administrative Agent and the Lead Arrangers, taken as a whole, and one local counsel for the Administrative Agent and the Lead Arrangers, taken as a whole, in each relevant jurisdiction and with respect to each relevant specialty, and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak, Debt Domain or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, and the other Loan Documents including, without limitation, each Note, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, (c) to pay, and indemnify and hold harmless the Administrative Agent, the Issuing Bank and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent, the Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, the Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1.(e) or 11.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Parent, the Borrower or any other Loan Party, whether proposed by the Parent, the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder.

Section 13.3. Stamp, Intangible and Recording Taxes.

The Borrower will pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents.

Section 13.4. Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, the Issuing Bank, each Lender, each Affiliate of the Administrative Agent, the Issuing Bank or any Lender, and each Participant, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of the Issuing Bank, a Lender, an Affiliate of the Issuing Bank or a Lender, or a Participant, subject to receipt of the prior written consent of the Administrative Agent exercised in its reasonable discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender, any Affiliate of the Administrative Agent, the Issuing Bank or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2., and although such Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 13.5. Litigation; Jurisdiction; Other Matters; Waivers.

(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE PARENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)    THE PARENT, THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING BANK, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 13.6. Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Parent, the Borrower or any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of an assigning Revolving Lender’s Revolving Commitment and/or Revolving Loans at the time owing to it or in the case of an assignment of the entire remaining amount of an assigning Term Loan Lender’s Term Loan Commitment and/or Term Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of a Class or, if the applicable Commitments of the same Class as such Commitment are not then in effect, the principal outstanding balance of the Loans of such Class of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in the case of any assignment of a Commitment or Revolving Loans and $1,000,000 in the case of any assignment in respect of a Class of Term Loan, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment of the applicable Class held by such assigning Lender or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the applicable Class of such assigning Lender, as applicable, would be less than $5,000,000 in the case of a Commitment or Revolving Loans or $1,000,000 in the case of a Class of Term Loans, then such assigning Lender shall assign the entire amount of its Commitment of such Class and/or the Loans of such Class at the time owing to it.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan and Commitment assigned; provided that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Commitments or Loans on a non-pro rata basis.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender of the same Class of Commitments or Loans, an Affiliate of such a Lender or an Approved Fund of such a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender of the same Class of Commitments or Loans, an Affiliate of such a Lender or an Approved Fund of such a Lender; and

(C)    the consent of the Issuing Bank and the Swingline Lender shall be required for any assignment in respect of a Revolving Commitment.

(iv)    Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000 for each assignment, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes, as applicable, are issued to the assignee and such transferor Lender, as appropriate.

(v)    No Assignment to Borrower. No such assignment shall be made to the Parent, the Borrower or any of the Parents or the Borrower’s respective Affiliates or Subsidiaries.

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(v)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. No assignment shall be made to a Defaulting Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4., 13.2. and 13.10. and the other provisions of this Agreement and the other Loan Documents as provided in

Section 13.11. with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Lender or any Issuing Bank, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitments, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender (except as otherwise contemplated under Section 2.13.), (y) reduce the rate at which interest is payable thereon (other than with respect to a waiver of implementation of interest at the Post-Default Rate) or (z) release any Guarantor from its Obligations under the Guaranty except as contemplated by Section 8.12., in each case as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. Subject to the immediately following subsection (e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 5.1., 5.4. (subject to the requirements and limitations therein, including the requirements under Section 3.10.(g)(it being understood that the documentation required under Section 3.10.(g) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.1 or 3.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6 with respect to any Participant. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.4. as though it were a Lender, provided such Participant agrees to be subject to Section 3.3. as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.10. and 5.1. than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.10. unless the Borrower is notified of the participation sold to such Participant.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(h)    USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

Section 13.7. Amendments and Waivers.

(a)    Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the

Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Subject to the immediately following subsection (b), any term of this Agreement or of any other Loan Document relating to the solely to rights or obligations of the Revolving Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Requisite Revolving Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto). Subject to the immediately following subsection (b), any term of this Agreement or of any other Loan Document relating solely to the rights or obligations of a Class of Term Loan Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Term Loan Lenders of such Class (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto).

(b)    Consent of Lenders Directly Affected. In addition to the foregoing requirements, no amendment, waiver or consent shall:

(i)    increase (or reinstate or, other than in accordance with Section 2.13., extend) the Commitment of such Lender (excluding any increases contemplated under Section 2.16.) or subject such Lender to any additional obligations without the written consent of such Lender;

(ii)    reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations owing to such Lender without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Super-Majority Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”:

(iii)    reduce the amount of any Fees payable to a Lender without the written consent of such Lender;

(iv)    (x) modify the definition of “Revolving Termination Date” (except in accordance with Section 2.13.), or otherwise postpone any date fixed for any payment of principal of, or interest on, any Revolving Loans or for the payment of Fees or any other Obligations owing to the Revolving Lenders, or extend the expiration date of any Letter of Credit beyond the Revolving Termination Date, in each case, without the written consent of each Revolving Lender directly affected thereby, or (y) modify the definition of “Term Facility 1 Maturity Date” or “Term Facility 2 Maturity Date”, or otherwise postpone any date fixed for any payment of principal of, or interest on, any Term Loans or for the payment of Fees or any other Obligations owing the Term Lenders, in each case, without the written consent of each Term Lender directly affected thereby;

(v)    modify the definition of “Term Loan Availability Termination Date” without the written consent of each Term Loan Lender;

(vi)    amend or otherwise modify (x) the definition of “Revolving Commitment Percentage” without the written consent of each Revolving Lender or (y) “Pro Rata Share” or the provisions of Section 3.2. without the written consent of each Lender directly affected thereby;

(vii)    release any Guarantor from its obligations under the Guaranty except as contemplated by Section 8.12. without the written consent of each Lender;

(viii)    (x) amend or otherwise modify the definition of the term “Requisite Lenders”, modify the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof (except as otherwise provided in clause (y) below) without the written consent of each Lender or (y) the definitions of “Requisite Revolving Lenders or “Requisite Term Loan Lenders” as it relates to a particular Class of Lenders, or modify in any other manner the number of percentage of a Class of Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, in each case, solely with respect to such Class of Lenders, without the written consent of each Lender in such Class;

(ix)    amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section without the written consent of each Lender;

(x)    waive a Default or Event of Default under Section 11.1.(a) without the written consent of each Lender directly affected thereby (except as provided in Section 11.7.);

(xi)    amend or waive the Borrower’s compliance with Section 2.15. without the written consent of each Revolving Lender; or

(xii)     waive the terms of Section 2.8.(a)(ii) regarding payment of the prepayment premium without the consent of each Term Facility 2 Lender.

(c)    Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.4. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Bank. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) a Commitment of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section (such waiver not to be unreasonably withheld, conditioned or delayed), notwithstanding any attempted cure or other action by the Parent, the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Parent or the Borrower shall entitle the Parent or the Borrower to other or further notice or demand in similar or other circumstances.

(d)    Technical Amendments. Notwithstanding anything to the contrary in this Section 13.7, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the Issuing Banks and the Administrative Agent provides notice to Lenders of such amendment. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement.

Section 13.8. Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders, the Issuing Bank and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. None of the Administrative Agent, the Issuing Bank or any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent, the Issuing Bank or any Lender to any Lender, the Parent, the Borrower, any Subsidiary or any other Loan Party. None of the Administrative Agent, the Issuing Bank or any Lender undertakes any responsibility to the Parent or the Borrower to review or inform the Parent or the Borrower of any matter in connection with any phase of the Parent’s or the Borrower’s business or operations.

Section 13.9. Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent, the Issuing Bank and each Lender shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Commitment or participation therein or any Loan as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s, Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document or any action or proceeding relating to any Loan Document or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent, the Issuing Bank or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Affiliate of the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent or the Borrower or any Affiliate of the Parent or the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the

National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; and (j) with the consent of the Parent or the Borrower. Notwithstanding the foregoing, the Administrative Agent, the Issuing Bank and each Lender may disclose any such confidential information, without notice to the Parent, the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent, the Issuing Bank or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent, the Issuing Bank or such Lender. As used in this Section, the term “Information” means all information received from the Parent, the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank, any Lender on a nonconfidential basis prior to disclosure by the Parent, the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Parent, the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 13.10. Indemnification.

(a)    The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, the Issuing Bank, the Lenders, all of the Affiliates of each of the Administrative Agent, the Issuing Bank or any of the Lenders, and their respective Related Parties (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, penalties, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding Indemnified Costs indemnification in respect of which is specifically covered by Section 3.10. or 5.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Administrative Agent’s, the Issuing Bank’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent, the Issuing Bank and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent, the Issuing Bank and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Parent, the Borrower and their respective Subsidiaries; (vii) the fact that the Administrative Agent, the Issuing Bank and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Parent, the Borrower and their respective Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent, the Issuing Bank or the Lenders may have under this Agreement or the other Loan Documents; (ix) any civil penalty or fine assessed by the OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent, the Issuing Bank or any Lender as a result of conduct of the Parent, the Borrower, any other Loan Party or any other Subsidiary that violates a sanction administered or enforced by the OFAC; or (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any

Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Parent, the Borrower or their respective Subsidiaries (or their respective properties) (or the Administrative Agent and/or the Lenders and/or the Issuing Bank as successors to the Parent or the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment. No Indemnified Party referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a court of competent jurisdiction in a final, non-appealable judgment.

(b)    The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Parent, the Borrower or any of their respective Subsidiaries, any Loan Party, any shareholder of the Parent, the Borrower or any of their respective Subsidiaries (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

(c)    This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Parent, the Borrower and/or any their respective Subsidiaries.

(d)    All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)    An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)    If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)    The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 13.11. Termination; Survival.

This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired or been canceled (other than Extended Letters of Credit in respect of which the Borrower has satisfied the requirements to provide Cash Collateral as required in Section 2.4.(b)), (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and the Issuing Bank is no longer obligated under this Agreement to issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Administrative Agent, the Issuing Bank and the Lenders are entitled under the provisions of Sections 3.10., 5.1., 5.4., 12.6., 13.2., 13.3. and 13.10. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.5., shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Bank and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 13.12. Severability of Provisions.

If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 13.13. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13.14. Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 13.15. Obligations with Respect to Loan Parties and Subsidiaries.

The obligations of the Parent and the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties and Subsidiaries as specified herein shall be absolute and not subject to any defense the Parent or the Borrower may have that the Parent or the Borrower does not control such Loan Parties or Subsidiaries.

Section 13.16. Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 13.17. Limitation of Liability.

None of the Administrative Agent, the Issuing Bank, any Lender, or any of their respective Related Parties shall have any liability with respect to, and each of the Parent and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Parent or the Borrower in connection with, arising out of, or in any way related to, this Agreement, or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each of the Parent and the Borrower hereby waives, releases, and agrees not to sue the Administrative Agent or any Lender or any of the Administrative Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

Section 13.18. Entire Agreement.

This Agreement, the Notes, and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. To the extent any term of this Agreement is inconsistent with a term of any other Loan Document to which the parties of this Agreement are party, the term of this Agreement shall control to the extent of such inconsistency.

Section 13.19. Construction.

The Administrative Agent, the Issuing Bank, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Issuing Bank, the Parent, the Borrower and each Lender.

Section 13.20. Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 13.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signatures on Following Pages]

[Signature Page to Credit Agreement with Broadstone Net Lease, Inc.]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

BROADSTONE NET LEASE, LLC,
a New York limited liability company

By:	Broadstone Net Lease, Inc., Managing Member

By:	/s/ Ryan M. Albano
	Name:	Ryan M. Albano
	Title:	EVP and CFO

BROADSTONE NET LEASE, INC.
a Maryland corporation

By:	/s/ Ryan M. Albano
	Name:	Ryan M. Albano
	Title:	EVP and CFO

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, Inc.]

MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent and as a Lender

By:	/s/ Lisa Plescia
	Name:	Lisa Plescia
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, Inc.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sean Arnah
	Name:	Sean Arnah
	Title:	Director

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, Inc.]

BANK OF MONTREAL, as a Lender

By:	/s/ Kevin Fennell
	Name:	Kevin Fennell
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, Inc.]

J.P.MORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Elizabeth Johnson
	Name:	Elizabeth Johnson
	Title:	Executive Director

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, Inc.]

SUNTRUST BANK, as a Lender

By:	/s/ Ryan Almond
	Name:	Ryan Almond
	Title:	Group Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, Inc.]

REGIONS BANK, as a Lender

By:	C. Vincent Hughes, Jr.
	Name:	C. Vincent Hughes, Jr.
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, Inc.]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Frederick H. Denecke
	Name:	Frederick H. Denecke
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, Inc.]

Branch Banking And Trust Company, as a Lender

By:	/s/ Brad Bowen
	Name:	Brad Bowen
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, Inc.]

Associated Bank, National Association, as a Lender

By:	/s/ Michael J. Sedivy
	Name:	Michael J. Sedivy
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, Inc.]

First Tennessee Bank National Association, as a Lender

By:	/s/ Thomas Owens
	Name:	Thomas C. Owens
	Title:	SVP

[Signatures Continued on Next Page]

SCHEDULE I

Commitments

Revolving Commitments

Lender	Revolving Commitment Amount
Manufacturers and Traders Trust Company	$52,750,000.00
Wells Fargo Bank, National Association	$52,750,000.00
Bank of Montreal	$52,750,000.00
JPMorgan Chase Bank, N.A.	$52,750,000.00
SunTrust Bank	$50,000,000.00
Regions Bank	$50,000,000.00
Capital One, National Association	$50,000,000.00
Branch Banking and Trust Company	$17,000,000.00
Associated Bank, N.A.	$15,000,000.00
First Tennessee Bank National Association	$7,000,000.00

Total:	$400,000,000.00

Term Facility 1 Commitments

Lender	Term Facility 1 Commitment Amount
Manufacturers and Traders Trust Company	$37,666,666.66
Wells Fargo Bank, National Association	$37,666,666.67
Bank of Montreal	$37,666,666.67
JPMorgan Chase Bank, N.A.	$71,000,000.00
SunTrust Bank	$25,000,000.00
Capital One, National Association	$25,000,000.00
Branch Banking and Trust Company	$11,000,000.00
First Tennessee Bank National Association	$5,000,000.00

Total:	$250,000,000.00

Term Facility 2 Commitments

Lender	Term Facility 2 Commitment Amount
Manufacturers and Traders Trust Company	$33,333,333.34
Wells Fargo Bank, National Association	$33,333,333.33
Bank of Montreal	$33,333,333.33
Regions Bank	$25,000,000.00
Associated Bank, N.A.	$15,000,000.00
Branch Banking and Trust Company	$7,000,000.00
First Tennessee Bank National Association	$3,000,000.00

Total:	$150,000,000.00

SCHEDULE 1.1. - List of Loan Parties

	Name	Status
1	Broadstone Net Lease, LLC	Borrower
2	Broadstone Net Lease, Inc.	Parent and Guarantor

SCHEDULE 7.1.(b) Part I - Subsidiaries of the Parent

1	Parent Guarantor’s Subsidiaries

Subsidiary	Jurisdiction	Owner of Equity Interest	Nature of Equity Interest	Percentage of Ownership
Broadstone 2020EX Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AC Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ADTB Rochester, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AFD Georgia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AI Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Brunswick, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Jacksonville, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Sarasota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB SC, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Utah, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APM Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ASDCW Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ASH Arkansas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone August Family UPREIT OH PA, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AVF Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BB Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BEC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BEF Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BER East, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BFC Maryland, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BFW Minnesota LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BK Emporia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BK Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BNR Arizona, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BPC Ohio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BPC Pittsburgh LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BT South, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BW Appalachia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BW Arkansas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BW Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BW Wings South, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Cable, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CC Austin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CC New Orleans, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CC Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CC Raleigh Greensboro, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CC Theodore Augusta, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CFW Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CHR Illinois, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CI West, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone DHCP VA AL, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone DQ Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone EA Ohio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone EO Birmingham I, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone EO Birmingham II, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone EWD Illinios, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FC Colorado, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FC Portage, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FDT Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FHS Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Filter, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FIT Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FMFP B2 Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FMFP B3 Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FMFP Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FP, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FS Massachusetts, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone GC Kentucky, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone GCSC Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone GUC Colorado, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone HC California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broastone HFO Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone HLC Midwest, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone IELC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone IS Houston, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone JFR Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone JLC Missouri, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone KFC Chicago, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%

Broadstone Kinston, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone KNG Oklahoma, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone LC Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone LGC Northeast, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone LJS California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone LJS Georgia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone LW PA, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MCW Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MD Oklahoma, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Med Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MFEC Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MHH Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MV Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MW Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NDC Fayetteville LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Net Lease Acquisitions, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Net Lease, LLC	New York	Broadstone Net Lease, Inc.	Membership Interest	91.8 *
Broadstone NF Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NI North Carolina, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NIC Pennsylvania, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NSC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NWCC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone OP Ohio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PC Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PCSC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Pearl FL TX, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Pearl Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Pearl, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PIC Illinois LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PJ RLY, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PP Arkansas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PY Cincinnati, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone RA California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone RCS Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Renal Tennessee, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone RL Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone RM Missouri, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Roller, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone RTC Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SC Elgin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SC Illinios, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SCD Mason, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SEC North Carolina, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SF Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SNC OK TX, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SNI East, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SNI Greenwich, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SOE Raleigh, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SPS Utah, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SSH California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone STI Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone STS California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TA Tennessee, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TB Augusta Pensacola, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TB Jacksonville, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TB Northwest, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TB Ozarks, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TB Southeast, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TB TN, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TR Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TS Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WFM Sterling, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WI Alabama, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WI Appalchia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WI East, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WI Great Plains, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Eire Rochester Florida II, L.L.C.	Florida	Broadstone ADTB Rochester, LLC	Membership Interest	100%
GRC Durham, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
GRC LI TX, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
NWR Realty, LLC	Washington	Broadstone Net Lease, LLC	Membership Interest	100%
TB Tampa Real Estate, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Unity Ridgeway, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%

*	Percentage of membership interests as of March 15, 2017; Ownership deemed 100% for financial covenants per definition of “Ownership Share”

SCHEDULE 7.1.(b) Part II - Unconsolidated Affiliates

	Unconsolidated Affiliate	Jurisdiction	Owner of Equity Interest	Nature of Equity Interest	Percentage of Ownership
1	None	—	—	—	—

A-5

SCHEDULE 7.1.(f) Part I - Properties

Property	Street	City/Town	State	Ownership Entity	Occupancy Status	Development Property
2020 Exhibits, Inc.	10550 S. Sam Houston Pkwy W	Houston	TX	Broadstone 2020EX Texas, LLC	Occupied	No
Academy Sports	1800 N. Mason Road	Katy	TX	Broadstone ASDCW Texas, LLC	Occupied	No
Actuant	N85 W12545 Westbrook Crossing	Menomonee Falls	WI	Broadstone AC Wisconsin, LLC	Occupied	No
ADT	265 Thruway Park Drive	Rochester	NY	Eire Rochester FL II, L.L.C.	Occupied	No
Alpha Omicron Pi Properties	1411 Elm Ave	Norman	OK	Broadstone FP, LLC	Occupied	No
Alpha Omicron Pi Properties	408 S. 8th Street	San Jose	CA	Broadstone FP, LLC	Occupied	No
Alpha Omicron Pi Properties	2310 NW Harrison Blvd	Corvallis	OR	Broadstone FP, LLC	Occupied	No
American Family Dental	533 Stephenson Avenue	Savannah	GA	Broadstone AFD Georgia, LLC	Occupied	No
American Family Dental	91 Brighton Woods Road	Pooler	GA	Broadstone AFD Georgia, LLC	Occupied	No
American Family Dental	206 E. Montgomery Crossroads	Savannah	GA	Broadstone AFD Georgia, LLC	Occupied	No
American Family Dental	206 Johnny Mercer Boulevard	Savannah	GA	Broadstone AFD Georgia, LLC	Occupied	No
American Roller	201 Industrial Park Drive	Walkerton	IN	Broadstone Roller, LLC	Occupied	No
American Roller	1400 13th Avenue	Union Grove	WI	Broadstone Roller, LLC	Occupied	No
American Roller	1440 13th Avenue	Union Grove	WI	Broadstone Roller, LLC	Occupied	No
American Roller	1525 11th Avenue	Union Grove	WI	Broadstone Roller, LLC	Occupied	No
American Roller	1550 Cedar Line Drive	Rock Hill	SC	Broadstone Roller, LLC	Occupied	No
American Roller	1450 13th Avenue	Union Grove	WI	Broadstone Roller, LLC	Occupied	No
American Roller	1325 W. Fernau Ave	Oshkosh	WI	Broadstone Roller, LLC	Occupied	No
Applebee’s	3441 Clemson Boulevard	Anderson	SC	Broadstone APLB SC, LLC	Occupied	No
Applebee’s	5055 J. Turner Butler Blvd	Jacksonville	FL	Broadstone APLB Jacksonville, LLC	Occupied	No
Applebee’s (Apple American)	5855 Blaine Avenue	Inver Grove Heights	MN	Broadstone APLB Minnesota, LLC	Occupied	No
Applebee’s (Apple American)	14400 Weaver Lake Road	Maple Grove	MN	Broadstone APLB Minnesota, LLC	Occupied	No
Applebee’s (Apple American)	1900 Adams Street	Mankato	MN	Broadstone APLB Minnesota, LLC	Occupied	No
Applebee’s (Apple American)	1018 Meadowlands Drive	Saint Paul	MN	Broadstone APLB Minnesota, LLC	Occupied	No
Applebee’s (Doherty)	20 Arthur Anderson Parkway	Sarasota	FL	Broadstone APLB Sarasota, LLC	Occupied	No
Applebee’s (Roanoke)	4510 Challenger Avenue	Roanoke	VA	Broadstone APLB Virginia, LLC	Occupied	No
Applebee’s (Utah)	156 S River Road	St. George	UT	Broadstone APLB Utah, LLC	Occupied	No
Applebee’s (Utah)	1280 N 30 West	Tooele	UT	Broadstone APLB Utah, LLC	Occupied	No
Applebee’s (Utah)	1352 S Providence Center Drive	Cedar City	UT	Broadstone APLB Utah, LLC	Occupied	No
Applebee’s (Utah)	1622 N 1000 West	Layton	UT	Broadstone APLB Utah, LLC	Occupied	No
Applebee’s (Utah)	2175 W City Center Ct.	West Valley City	UT	Broadstone APLB Utah, LLC	Occupied	No
Applebee’s Wisconsin	900 Hansen Road	Ashwaubenon	WI	Broadstone APLB Wisconsin, LLC	Occupied	No
Applebee’s Wisconsin	1700 S. Koeller Street	Oshkosh	WI	Broadstone APLB Wisconsin, LLC	Occupied	No
Applebee’s Wisconsin	2420 E. Mason Street	Green Bay	WI	Broadstone APLB Wisconsin, LLC	Occupied	No
Applebee’s Wisconsin	4435 Calumet Ave	Manitowoc	WI	Broadstone APLB Wisconsin, LLC	Occupied	No
Applebee’s Wisconsin	3040 E. College Ave	Appleton	WI	Broadstone APLB Wisconsin, LLC	Occupied	No
Applebee’s Wisconsin	2510 W. Washington Street	West Bend	WI	Broadstone APLB Wisconsin, LLC	Occupied	No
Applebee’s Wisconsin	4745 Golf Road	Eau Claire	WI	Broadstone APLB Wisconsin, LLC	Occupied	No
Applebee’s Wisconsin	3730 W. College Ave	Appleton	WI	Broadstone APLB Wisconsin, LLC	Occupied	No
Arkansas Surgical Hospital	5201 Northshore Drive	N. Little Rock	AR	Broadstone ASH Arkansas, LLC	Occupied	No
Art Van Furniture	27775 Novi Road	Novi	MI	Broadstone AVF Michigan, LLC	Occupied	No
Art Van Furniture	8748 West Saginaw Highway	Lansing	MI	Broadstone AVF Michigan, LLC	Occupied	No
Art Van Furniture	4577 Miller Road	Flint	MI	Broadstone AVF Michigan, LLC	Occupied	No
Art Van Furniture	33801 S. Gratiot Avenue	Clinton	MI	Broadstone AVF Michigan, LLC	Occupied	No
Art Van Furniture	50400 Gratiot Avenue	Chesterfield	MI	Broadstone AVF Michigan, LLC	Occupied	No
Art Van Furniture	1775 Oak Hollow Drive	Traverse City	MI	Broadstone AVF Michigan, LLC	Occupied	No
Art Van Furniture	6340 East 14 Mile Road	Warren	MI	Broadstone AVF Michigan, LLC	Occupied	No
Art Van Furniture	4625 Wilson Avenue SW	Grandville	MI	Broadstone AVF Michigan, LLC	Occupied	No
Art Van Furniture	3500 28th Street NE	Grand Rapids	MI	Broadstone AVF Michigan, LLC	Occupied	No
Atlas Southeast Papers, Inc.	3401 St Johns Parkway	Sanford	FL	Broadstone APM Florida, LLC	Occupied	No
Banner Health	9780 South Estrella Parkway	Goodyear	AZ	Broadstone BNR Arizona, LLC	Occupied	No
Becker Furniture	12940 Prosperity Avenue	Becker	MN	Broadstone BFW Minnesota, LLC	Occupied	No
Berkeley Eye Center	22741 Professional Drive	Kingwood	TX	Broadstone BEC Texas, LLC	Occupied	No
Big Tex Trailers	850 I-30 East	Mt. Pleasant	TX	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	950 I-30 East	Mt. Pleasant	TX	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	2424 W Ferguson Drive	Mt. Pleasant	TX	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	200 County Road	Madill	OK	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	300 Industrial Road	Madill	OK	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	800 Industrial Road	Madill	OK	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	110 Pettijohn Road	Madill	OK	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	20975 US Hwy 80 (Industrial/Self Storage)	Willis Point	TX	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	223 Rip Wiley Road	Fitzgerald	GA	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	502 Midway Road	Cordele	GA	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	3621 East Loop 820 S	Fort Worth	TX	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	10111 N Walton Walker Blvd	Dallas	TX	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	1801 E Central Freeway	Wichita Falls	TX	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers	103 Titan Road	Kingston	OK	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers II	20260 I-35 South	Lytle	TX	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers II	17902 US Hwy 59	New Caney	TX	Broadstone BT South, LLC	Occupied	No
Big Tex Trailers II	13300 West I-20 East	Odessa	TX	Broadstone BT South, LLC	Occupied	No
Bloomin’ Brands	2925 Ross Clark Circle	Dothan	AL	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	1820 Raymond Diehl Road	Tallahassee	FL	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	995 N. Peachtree Parkway	Peachtree City	GA	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	1824 Club House Drive	Valdosta	GA	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	15608 S. Harlem Avenue	Orland Park	IL	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	6007 E State Street	Rockford	IL	Broadstone BB Portfolio, LLC	Occupied	No

Bloomin’ Brands	3201 W. 3rd Street	Bloomington	IN	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	3730 S. Reed Road	Kokomo	IN	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	6435 Dixie Highway	Clarkston	MI	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	1515 W 14 Miles Road	Madison Heights	MI	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	7873 Conference Center Drive	Brighton	MI	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	1501 Boardman Road	Jackson	MI	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	250 Mitchelle Drive	Hendersonville	NC	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	111 Howell Road	New Bern	NC	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	2625 West Craig Road	Las Vegas	NV	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	230 Lake Drive East	Cherry Hill	NJ	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	3527 N Union Deposit Road	Harrisburg	PA	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	9395 McKnight Road	Pittsburgh	PA	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	1550 I-10 S	Beaumont	TX	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	1101 N. Beckley Avenue	Desoto	TX	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	2211 S. Stemmons Freeway	Lewisville	TX	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	502 West Bay Area Blvd	Webster	TX	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	261 University Blvd	Harrisonburg	VA	Broadstone BB Portfolio, LLC	Occupied	No
Bloomin’ Brands	111 Hylton Lane	Beckley	WV	Broadstone BB Portfolio, LLC	Occupied	No
Blue Pearl	3020 Mallory Lane	Franklin	TN	Broadstone Pearl, LLC	Occupied	No
Blue Pearl	1050 Bonaventure Drive	Elk Grove Village	IL	Broadstone Pearl, LLC	Occupied	No
BluePearl Veterinary Partners	3000 Busch Lake Blvd	Tampa	FL	Broadstone Pearl FL TX, LLC	Occupied	No
BluePearl Veterinary Partners	2910 Busch Lake	Tampa	FL	Broadstone Pearl FL TX, LLC	Occupied	No
BluePearl Veterinary Partners	2950 Busch Lake	Tampa	FL	Broadstone Pearl FL TX, LLC	Occupied	No
BluePearl Veterinary Partners	19211 SH 249	Houston	TX	Broadstone Pearl FL TX, LLC	Occupied	No
BluePearl Veterinary Partners	364 South Independence Blvd	Virginia Beach	VA	Broadstone Pearl Virginia, LLC	Occupied	No
Bob Evans Foods	651 Commerce Parkway	Lima	OH	Broadstone BEF Portfolio, LLC	Occupied	No
Bob Evans Foods	1109 E. Industrial Drive	Sulphur Springs	TX	Broadstone BEF Portfolio, LLC	Occupied	No
Bob Evans Restaurants	1776 Mcdonough St.	Joliet	IL	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	4424 Fairfax Drive	Mt. Vernon	IL	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	4300 State Route 26 E	Lafayette	IN	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	475 Gateway Blvd	Chesterton	IN	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	489 Orphanage Road	Fort Wright	KY	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	241 Wal-Mart Way	Maysville	KY	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	45144 Worth Ave	California	MD	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	5641 South Westnedge Ave	Portage	MI	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	7347 California Ave	Youngstown	OH	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	4471 Eastgate Blvd	Cincinnati	OH	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	1301 South Columbus Pike	Delaware	OH	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	151 Park Center	Wadsworth	OH	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	2449 Gilchrist Road	Akron	OH	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	1799 State Route 125	Amelia	OH	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	2100 South Main St.	Bellefontaine	OH	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	12930 State Route 664	Logan	OH	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	618 Ring Road	Harrison	OH	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	1730 E. Wyandot Avenue	Upper Sandusky	OH	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	932 Sheraton Drive	Mars	PA	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	27 Kimberly Lane	Cranberry	PA	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	2896 Pike St.	Parkersburg	WV	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	121 Kinetic Drive	Huntington	WV	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	13050 Brook Park Road	Brook Park	OH	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	3023 South Second St	Terra Haute	IN	Broadstone BER East, LLC	Occupied	No
Bob Evans Restaurants	1 Mariner Court	Harmerville	PA	Broadstone BER East, LLC	Occupied	No
Bowles Fluidics Corporation	6625 Dobbin Road	Columbia	MD	Broadstone BFC Maryland, LLC	Occupied	No
Buffalo Wild Wings	45 Betten Court	Bridgeport	WV	Broadstone BW Appalachia, LLC	Occupied	No
Buffalo Wild Wings	442 Fortman Drive	St. Mary’s	OH	Broadstone BW Appalachia, LLC	Occupied	No
Buffalo Wild Wings	2948 Allentown Road	Lima	OH	Broadstone BW Appalachia, LLC	Occupied	No
Buffalo Wild Wings	6629 San Dario Avenue	Laredo	TX	Broadstone BW Texas, LLC	Occupied	No
Burger King (Ramsel Dining)	9178 Chamberlayne Road	Mechanicsville	VA	Broadstone BK Virginia, LLC	Occupied	No
Burger King/Citgo (Ramsel Dining)	100 Market Drive	Emporia	VA	Broadstone BK Emporia, LLC	Occupied	No
BWW	2212 East Parkway	Russellvillee	AR	Broadstone BW Arkansas, LLC	Occupied	No
BWW	945 Wimberly Drive SW	Decatur	AL	Broadstone BW Wings South, LLC	Occupied	No
BWW	2870 Florence Boulevard	Florence	AL	Broadstone BW Wings South, LLC	Occupied	No
BWW	3485 Tupelo Commons	Tupelo	MS	Broadstone BW Wings South, LLC	Occupied	No
C.H. Robinson	1501 Mittel Blvd	Wood Dale	IL	Broadstone CHR Illinois, LLC	Occupied	No
Cablecraft	4401 South Orchard Street	Tacoma	WA	Broadstone Cable,LLC	Occupied	No
Cablecraft	2789 Old Belleville Road	St. Matthews	SC	Broadstone Cable,LLC	Occupied	No
Cablecraft	2110 Summit Street	New Haven	IN	Broadstone Cable,LLC	Occupied	No
Celerion	2420 W Baselne Road	Tempe	AZ	Broadstone CI West, LLC	Occupied	No
Celerion	621 Peach Street	Lincoln	NE	Broadstone CI West, LLC	Occupied	No
Centene	5900 Ben White	Austin	TX	Broadstone CC Austin, LLC	Occupied	No
Cott	1001 10th Avenue	Columbus	GA	Broadstone CC Portfolio, LLC	Occupied	No
Cott	1761 Newport Road	Ephrata	PA	Broadstone CC Portfolio, LLC	Occupied	No
Cott	1990 Hood Road	Greer	SC	Broadstone CC Portfolio, LLC	Occupied	No
Cott	3502 Enterprise Avenue	Joplin	MO	Broadstone CC Portfolio, LLC	Occupied	No
Cott	27815 Highway Blvd	Katy	TX	Broadstone CC Portfolio, LLC	Occupied	No
DSI Renal Care	913 N. 25th Street	Richmond	VA	Broadstone DHCP VA AL, LLC	Occupied	No
DSI Renal Care	2958 Dorchester Drive	Montgomery	AL	Broadstone DHCP VA AL, LLC	Occupied	No
DSI Renal Care	3420 Elvis Presley Boulevard	Memphis	TN	Broadstone Renal Tennessee, LLC	Occupied	No
Edward Health	16519 South Route 59	Plainfield	IL	Broadstone EWD Illinois, LLC	Occupied	No
Enginetics	7700 New Carlisle Pike	Huber Heights	OH	Broadstone EA Ohio, LLC	Occupied	No

Enginetics	34000 Melinz Parkway	Eastlake	OH	Broadstone EA Ohio, LLC	Occupied	No
Express Oil	2013 Center Point Parkway	Birmingham	AL	Broadstone EO Birmingham II, LLC	Occupied	No
Federal Heath	1500 N Bolton	Jacksonville	TX	Broadstone FHS Texas, LLC	Occupied	No
Federal Heath	2300 State Highway 121	Euless	TX	Broadstone FHS Texas, LLC	Occupied	No
Fiat	6410 Ameriplex Drive	Portage	IN	Broadstone FC Portage, LLC	Occupied	No
Fiberspar	3600 Ronald Reagan Blvd	Johnstown	CO	Broadstone FC Colorado, LLC	Occupied	No
Filtration Group	600 Railroad Avenue	York	SC	Broadstone Filter, LLC	Occupied	No
Filtration Group	1309 South 58th Street	St. Joseph	MO	Broadstone Filter, LLC	Occupied	No
Florida Institute of Technology	3011 Babcock Street	Melbourne	FL	Broadstone FIT Florida, LLC	Occupied	No
FM 1960 Building II	845 Cypress Creek Parkway	Houston	TX	Broadstone FMFP Texas B2, LLC	Occupied	No
FM 1960 Building III	847 Cypress Creek Parkway	Houston	TX	Broadstone FMFP Texas B3, LLC	Occupied	No
FM 1960 Medical Center	837 Cypress Creek Parkway	Houston	TX	Broadstone FMFP Texas, LLC	Occupied	No
Froedtert/Greenfield Health	4475 South 108th Street	Greenfield	WI	Broadstone MCW Wisconsin, LLC	Occupied	No
Froedtert/Springdale Health	21700 Intertech Drive	Brookfield	WI	Broadstone MCW Wisconsin, LLC	Occupied	No
Froedtert/Sunnyslope Health	1350 South Sunny Slope Road	Brookfield	WI	Broadstone FDT Wisconsin, LLC	Occupied	No
Froedtert/West Brook Health	2315 East Moreland Blvd	Waukesha	WI	Broadstone FDT Wisconsin, LLC	Occupied	No
Golden Corral	185 E. New Circle Road	Lexington	KY	Broadstone GC Kentucky, LLC	Occupied	No
Guardian Urgent Care	5165 West 72nd Avenue	Westminster	CO	Broadstone GUC Colorado, LLC	Occupied	No
Gulfcoast	865 S. Indiana Avenue	Englewood	FL	Broadstone GCSC Florida, LLC	Occupied	No
Gulfcoast	4937 Clark Road	Sarasota	FL	Broadstone GCSC Florida, LLC	Occupied	No
Gulfcoast	4947 Clark Road	Sarasota	FL	Broadstone GCSC Florida, LLC	Occupied	No
Hal Leonard	7777 Bluemound Road	Milwaukee	WI	Broadstone HLC Midwest, LLC	Occupied	No
Hal Leonard	1210 Innovation Drive	Winona	MN	Broadstone HLC Midwest, LLC	Occupied	No
Hal Leonard	965 East Mark Street	Winona	MN	Broadstone HLC Midwest, LLC	Occupied	No
Heartland/My Dentist	1430 Lonnie Abbot Avenue	Ada	OK	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	12106 S. Memorial Drive	Bixby	OK	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	9072 US Highway 70	Durant	OK	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	1144 S.W. 104th St.	Oklahoma City	OK	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	19 West Interstate Parkway	Shawnee	OK	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	1011 East Taft Avenue	Sapulpa	OK	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	3617 West Sunset Ave	Springdale	AR	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	6250 Rufe Snow Drive	Ft. Worth	TX	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	1411 S. Rangeline Rd.	Joplin	MO	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	2111 NW Cashe Road	Lawton	OK	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	611 S. George Nigh Expressway	McAlester	OK	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	1333 E. Main Street	Weatherford	OK	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	1224 SE Washinton Road	Bartlesville	OK	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	1443 N Rock Road	Wichita	KS	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	2203 W. University Drive	Denton	TX	Broadstone MD Oklahoma, LLC	Occupied	No
Heartland/My Dentist	2401 12th Avenue NW	Ardmore	OK	Broadstone MD Oklahoma, LLC	Occupied	No
Henry Ford OptimEyes	35160 Central City Parkway	Westland	MI	Broadstone HFO Michigan, LLC	Occupied	No
Henry Ford OptimEyes	33100 S. Gratiot Ave	Clinton Township	MI	Broadstone HFO Michigan, LLC	Occupied	No
IFCO	550 Canino Road	Houston	TX	Broadstone IS Houston, LLC	Occupied	No
Implus Footware	2001 T.W. Alexander Drive	Durham	NC	GRC Durham, LLC	Occupied	No
Jack’s Family Restaurants	431 East Main Street	Adamsville	TN	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	5701 Veterans Memorial Drive	Adamsville	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	18 Big Valley Rd	Alexandria	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	36966 US Hwy 231	Ashville	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	307 US Hwy 31 North	Athens	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	31128 1st Avenue NE	Carbon Hill	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	1190 North Park Street	Carrollton	GA	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	55 Birmingham Road	Centreville	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	1414 Rainbow Drive	Gadsden	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	3180 Hwy 157	Cullman	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	1641 Main Street SW	Cullman	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	2181 Hwy 78 East	Dora	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	15266 Hwy 278	Double Springs	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	22714 AL Hwy 24	Moulton	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	14445 US Hwy 431	Guntersville	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	5320 Hwy 280 East	Harpersville	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	5888 Harvest Highway 53	Harvest	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	520 East Main Street	Henderson	TN	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	145 Hughes Road	Madison	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	2119 North Locust Avenue	Lawrenceburg	TN	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	1032 North Main Street	Montevallo	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	3211 Woodward Avenue	Muscle Shoals	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	14045 US Hwy 411	Odenville	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	1903 Pepperell Parkway	Opelika	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	201 Hwy 278 Bypass East	Piedmont	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	503 1st Avenue East	Reform	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	4170 Hwy 431	Roanoke	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	700 Wayne Road	Savannah	TN	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	1105 Montgomery Avenue	Sheffield	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	5271 Hwy 67 South	Somerville	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	444 Marietta Road	Springville	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	43023 US Hwy 72	Stevenson	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	1460 Gadsden Hwy	Trussville	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	485 Hwy 72 West	Tuscumbia	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	32 Village Lane	Wedowee	AL	Broadstone JFR Portfolio, LLC	Occupied	No
Jack’s Family Restaurants	1421 Winchester Road NE	Huntsville	AL	Broadstone JFR Portfolio, LLC	Occupied	No

Kum & Go	1890 Perkins Road	Stillwater	OK	Broadstone KNG Oklahoma, LLC	Occupied	No
Leedsworld	350 Alvin Drive	New Kensington	PA	Broadstone LW PA, LLC	Occupied	No
Lehigh Gas/ BP-BP Store	2625 Alexandria Pike	Highland Heights	KY	Broadstone LGC Northeast, LLC	Occupied	No
Lehigh Gas/AM/PM-BP	610 W 4Th St	Covington	KY	Broadstone LGC Northeast, LLC	Occupied	No
Lehigh Gas/Exxon	1830 Easton Road	Somerset	NJ	Broadstone LGC Northeast, LLC	Occupied	No
Lehigh Gas/Tiger Mart-Exxon	801 North Olden St.	Trenton	NJ	Broadstone LGC Northeast, LLC	Occupied	No
Lehigh Gas/Tiger Mart-Exxon	1500 Pennington Rd.	Trenton	NJ	Broadstone LGC Northeast, LLC	Occupied	No
Lufkin Industries	11050 WLY Bldg. P	Houston	TX	GRC LI TX, LLC	Occupied	No
Lufkin Industries	11050 WLY Bldg. S	Houston	TX	GRC LI TX, LLC	Occupied	No
Lufkin Industries	1120 Marvin A. Smith Road	Kilgore	TX	GRC LI TX, LLC	Occupied	No
MED Florida	1700 & 1710 Wuesthoff Drive	Viera	FL	Broadstone MED Florida, LLC	Occupied	No
MED Florida	6800 Spyglass Court	Viera	FL	Broadstone MED Florida, LLC	Occupied	No
MED Florida	8060 Spyglass Hill Road	Viera	FL	Broadstone MED Florida, LLC	Occupied	No
MedVet Associates	300 East Wilson Bridge	Worthington	OH	Broadstone MV Portfolio, LLC	Occupied	No
MedVet Associates	9650 Mayflower Park	Carmel	IN	Broadstone MV Portfolio, LLC	Occupied	No
Metro Health Hospital	3912 32nd Avenue	Hudsonville	MI	Broadstone MHH Michigan, LLC	Occupied	No
Micross Components	1800 (1804) McCarthy Blvd	Milpitas	CA	Broadstone STS California, LLC	Occupied	No
Mid Florida	17560 SE 109th Terrace Road	Summerfield	FL	Broadstone MFEC Florida, LLC	Occupied	No
Mid Florida	17512 US Highway 441	Mt. Dora	FL	Broadstone MFEC Florida, LLC	Occupied	No
Mid Florida	17556 SE 109th Terrace Road	Summerfield	FL	Broadstone MFEC Florida, LLC	Occupied	No
Mid Florida	17560 US Highway 441	Mt. Dora	FL	Broadstone MFEC Florida, LLC	Occupied	No
Mid Florida	600 North 14th Street	Leesburg	FL	Broadstone MFEC Florida, LLC	Occupied	No
Mobility Works	16262 IH 35N	Selma	TX	Broadstone MW Texas, LLC	Occupied	No
Mobility Works	6473 DeZavala Road	San Antonio	TX	Broadstone MW Texas, LLC	Occupied	No
Nanston Dental	570 West Lanier Avenue	Fayetteville	GA	Broadstone NDC Fayetteville, LLC	Occupied	No
Nationwide Insurance Company	355 Maple Avenue	Harleysville	PA	Broadstone NIC Pennsylvania, LLC	Occupied	No
Nationwide Insurance Company	1000 Nationwide Drive	Harrisburg	PA	Broadstone NIC Pennsylvania, LLC	Occupied	No
New Flyer	6200 Glenn Carlson Drive	St. Cloud	MN	Broadstone NF Minnesota, LLC	Occupied	No
Northstar Surgical Center	4640 Loop 289	Lubbock	TX	Broadstone NSC Texas, LLC	Occupied	No
Northwest Cancer	17323 Red Oak Drive	Houston	TX	Broadstone NWCC Texas, LLC	Occupied	No
Northwest Cancer	18488 Interstate 45 South	Conroe	TX	Broadstone NWCC Texas, LLC	Occupied	No
Nypro	100 Vista Boulevard	Arden	NC	Broadstone NI North Carolina, LLC	Occupied	No
Ohio Power Company	4500 S. Hamilton Road	Groveport	OH	Broadstone OP Ohio, LLC	Occupied	No
Pactiv	2769 Rouse Road	Kinston	NC	Broadstone Kinston, LLC	Occupied	No
Pediatrics Plus	301 N Sidney Avenue	Russellvillee	AR	Broadstone PP Arkansas, LLC	Occupied	No
Pediatrics Plus	1900 Aldersgate Road	Little Rock	AR	Broadstone PP Arkansas, LLC	Occupied	No
Pediatrics Plus	2740 College Avenue	Conway	AR	Broadstone PP Arkansas, LLC	Occupied	No
Physicians Immediate Care	3475 S. Alpine Road	Rockford	IL	Broadstone PIC Illinois, LLC	Occupied	No
Physicians Immediate Care	11475 N. 2nd Street	Machesny Prk.	IL	Broadstone PIC Illinois, LLC	Occupied	No
Physicians Immediate Care	1000 E. Riverside Boulevard	Loves Park	IL	Broadstone PIC Illinois, LLC	Occupied	No
Plastic Surgery Center	5316 West Plano Parkway	Plano	TX	Broadstone PCSC Texas, LLC	Occupied	No
Popeyes	7131 Reading Road	Cincinnati	OH	Broadstone PY Cincinnati, LLC	Occupied	No
Port City	711 & 675 E Porter Road	Norton Shores	MI	Broadstone PC Michigan, LLC	Occupied	No
Port City	1985 E Laketon Avenue	Muskegon	MI	Broadstone PC Michigan, LLC	Occupied	No
Port City	2121 Latimer Drive	Muskegon	MI	Broadstone PC Michigan, LLC	Occupied	No
Port City	2281 Port City Blvd	Muskegon	MI	Broadstone PC Michigan, LLC	Occupied	No
Port City	2350 Black Creek Drive	Muskegon	MI	Broadstone PC Michigan, LLC	Occupied	No
Raben Tire	1724 W. Everly Brothers Blvd	Central City	KY	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	814 Frederica Street	Owensboro	KY	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	8000 State Road 66	Newburgh	IN	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	2015 E. Malone Avenue	Sikeston	MO	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	1000-1108 N. Fares Avenue	Evansville	IN	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	400-500 NW Fourth Street	Evansville	IN	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	1200 Dufour Street	Marion	IL	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	802 First Street	Kennett	MO	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	2810 Westwood Blvd	Poplar Bluff	MO	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	2000 Independence Street	Cape Girardeau	MO	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	3480 Nash Road	Scott City	MO	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	1400 Green Street	Henderson	KY	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	1400 S. Division Street	Blytheville	AR	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	600 N. Jackson Street	Harrisburg	IL	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	4121 Highway 31 East	Clarksville	IN	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	1230 Alsop Lane	Owensboro	KY	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	5911 Pearl Court	Evansville	IN	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	12624 S. Northgate Drive	Haubstadt	IN	Broadstone RTC Portfolio, LLC	Occupied	No
Raben Tire	7695 S. 1150 E	Otterbein	IN	Broadstone RTC Portfolio, LLC	Occupied	No
Rally Automotive Group	438 Auto Vista Drive	Palmdale	CA	Broadstone RA California, LLC	Occupied	No
Rally Automotive Group	38958 Carriage Way	Palmdale	CA	Broadstone RA California, LLC	Occupied	No
Rally Automotive Group	39012 Carriage Way	Palmdale	CA	Broadstone RA California, LLC	Occupied	No
Red Lobster	2950 Plainfield Road	Joliet	IL	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	1745 Old Fort Parkway	Murfressboro	TN	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	670 NW Blue Parkway	Lees Summit	MO	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	4455 Wadsworth Blvd	Wheat Ridge	CO	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	555 South West Street	Wichita	KS	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	6728 S. Memorial Drive	Tulsa	OK	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	271 N. Dupont Highway	Dover	DE	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	10520 Coors By-Pass NW	Albuquerque	NM	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	9415 Pineville-Matthews Road	Pineville	NC	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	12515 Elm Creek Blvd	Maple Grove	MN	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	575 S. Telshor Blvd	Las Cruces	NM	Broadstone RL Portfolio, LLC	Occupied	No

Red Lobster	8350 3rd Street North	Oakdale	MN	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	2077 Riverside Drive	Macon	GA	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	2550 Nicholasville Road	Lexington	KY	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	1725 Rainbow Drive	Gadsden	AL	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	690 East Thompson Road	Indianapolis	IN	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	302 N. Interstate Drive	Norman	OK	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	305 Merchants Road	Knoxville	TN	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	1814 Gallatin Pike North	Madison	TN	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	7921 Dream Street	Florence	KY	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	2925 White Bear Avenue	Maplewood	MN	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	4450 Rodeo Road	Santa Fe	NM	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	7750 Winchester Road	Memphis	TN	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	2642 Stadium Blvd	Jonesboro	AR	Broadstone RL Portfolio, LLC	Occupied	No
Red Lobster	120 Creasy Lane South	Lafayette	IN	Broadstone RL Portfolio, LLC	Occupied	No
RotoMetrics	800 Howerton Lane	Eureka	MO	Broadstone RM Missouri, LLC	Occupied	No
Rudy’s	11570 Research Blvd	Austin	TX	Broadstone RCS Texas, LLC	Occupied	No
Rudy’s	2451 South Capital of Texas Highway	Austin	TX	Broadstone RCS Texas, LLC	Occupied	No
Rudy’s	7709 Ranch Road North	Austin	TX	Broadstone RCS Texas, LLC	Occupied	No
Rudy’s	2400 N I-35	Round Rock	TX	Broadstone RCS Texas, LLC	Occupied	No
Select Portfolio Servicing, Inc.	3217 South Decker Lake Drive	West Valley City	UT	Broadstone SPS Utah, LLC	Occupied	No
Shemin	1081 King Street	Greenwich	CT	Broadstone SNI Greenwich, LLC	Occupied	No
Shemin	5801 Stevens Road	White Marsh	MD	Broadstone SNI East, LLC	Occupied	No
Shemin	8309 Quarry Road	Manassas	VA	Broadstone SNI East, LLC	Occupied	No
Shemin	580 Church Street	Morrisville	NC	Broadstone SNI East, LLC	Occupied	No
Shemin	5191 Concord Road	Aston	PA	Broadstone SNI East, LLC	Occupied	No
Shemin	11245 Mosteller Road	Cincinnati	OH	Broadstone SNI East, LLC	Occupied	No
Shemin	4877 Vulcan Avenue	Columbus	OH	Broadstone SNI East, LLC	Occupied	No
Shemin	899 Marshall Phelps Road	Windsor	CT	Broadstone SNI East, LLC	Occupied	No
Shemin	360 Bilmar Drive	Pittsburgh	PA	Broadstone SNI East, LLC	Occupied	No
Shutterfly	5005 Dean Lakes Road	Shakopee	MN	Broadstone SF Minnesota, LLC	Occupied	No
Siemens	1401 Madeline Lane	Elgin	IL	Broadstone SC Elgin, LLC	Occupied	No
Siemens	2501 N. Barrington Road	Hoffman Estates	IL	Broadstone SC Illinois, LLC	Occupied	No
Sonic	1530 South Mason Road	Katy	TX	Broadstone SNC OK TX, LLC	Occupied	No
Sonic	9827 West Main Street	La Porte	TX	Broadstone SNC OK TX, LLC	Occupied	No
Sonic	6601 Dalrock Road	Rowlett	TX	Broadstone SNC OK TX, LLC	Occupied	No
Sonic	1000 NW 24th Avenue	Norman	OK	Broadstone SNC OK TX, LLC	Occupied	No
Sonic	5901 West Reno Avenue	Oklahoma City	OK	Broadstone SNC OK TX, LLC	Occupied	No
Sonic (2016)	615 South Main Street	Ashland City	TN	Broadstone SNC OK TX, LLC	Occupied	No
Sonic (2016)	1628 Main Street	Cadiz	KY	Broadstone SNC OK TX, LLC	Occupied	No
Sonic (2016)	729 Highway 100	Centreville	TN	Broadstone SNC OK TX, LLC	Occupied	No
Sonic (2016)	106 Luyben Hills Road	Kingston Springs	TN	Broadstone SNC OK TX, LLC	Occupied	No
Sonic (2016)	3655 North Mount Juliet Road	Mount Juliet	TN	Broadstone SNC OK TX, LLC	Occupied	No
Sonic (2016)	417 Highway 76	White House	TN	Broadstone SNC OK TX, LLC	Occupied	No
Sportech	10800 175th Avenue NW	Elk River	MN	Broadstone STI Minnesota, LLC	Occupied	No
Sportech	11074 179th Avenue	Elk River	MN	Broadstone STI Minnesota, LLC	Occupied	No
Stanislaus Surgical Hospital	1421 Oakdale Road	Modesto	CA	Broadstone SSH California, LLC	Occupied	No
Stanislaus Surgical Hospital	1502 Oakdale Road	Modesto	CA	Broadstone SSH California, LLC	Occupied	No
Storr Products	10800 World Trade Blvd	Morrisville	NC	Broadstone SOE Raleigh, LLC	Occupied	No
Taco Bell	1120 E. Wishkah	Aberdeen	WA	Broadstone TB Northwest, LLC	Occupied	No
Taco Bell	17809 108th Avenue SE	Renton	WA	NWR Realty, LLC	Occupied	No
Taco Bell	10611 Pacific Avenue S	Tacoma	WA	NWR Realty, LLC	Occupied	No
Taco Bell	8401 S Tacoma Way	Tacoma	WA	NWR Realty, LLC	Occupied	No
Taco Bell	16350 West Valley Highway	Tukwila	WA	NWR Realty, LLC	Occupied	No
Taco Bell	2031 SW Campus Drive	Federal Way	WA	NWR Realty, LLC	Occupied	No
Taco Bell	9511 Bridgeportway	Lakewood	WA	NWR Realty, LLC	Occupied	No
Taco Bell	1308 S. Burlington Blvd	Burlington	WA	NWR Realty, LLC	Occupied	No
Taco Bell	616 State Street	Marysville	WA	NWR Realty, LLC	Occupied	No
Taco Bell	515 SW 128th Street	Everett	WA	NWR Realty, LLC	Occupied	No
Taco Bell	710 S Meridian	Puyallup	WA	NWR Realty, LLC	Occupied	No
Taco Bell (BBG North, LLC)	846 Highway 51 North	Ripley	TN	Broadstone TB TN, LLC	Occupied	No
Taco Bell (BBG North, LLC)	2330 N. Highland Avenue	Jackson	TN	Broadstone TB TN, LLC	Occupied	No
Taco Bell (BBG North, LLC)	447 East Main Street	Henderson	TN	Broadstone TB TN, LLC	Occupied	No
Taco Bell (BBG North, LLC)	565 West Church Street	Lexington	TN	Broadstone TB TN, LLC	Occupied	No
Taco Bell (BBG North, LLC)	2479 North Central Avenue	Humboldt	TN	Broadstone TB TN, LLC	Occupied	No
Taco Bell (BDE Florida)	706 MLK Jr. Blvd W	Seffner	FL	TB Tampa Real Estate, LLC	Occupied	No
Taco Bell (BDE Florida)	3600 4th Street North	Saint Petersburg	FL	TB Tampa Real Estate, LLC	Occupied	No
Taco Bell (BDE Florida)	6004 14th Street	Bradenton	FL	TB Tampa Real Estate, LLC	Occupied	No
Taco Bell (BDE Florida)	7313 Gall Blvd	Zephyrhills	FL	TB Tampa Real Estate, LLC	Occupied	No
Taco Bell (BDE Florida)	7620 W Hillsborough	Tampa	FL	TB Tampa Real Estate, LLC	Occupied	No
Taco Bell (BDE Florida)	12816 US Highway 301	Dade City	FL	TB Tampa Real Estate, LLC	Occupied	No
Taco Bell (Bravo Foods)	3645 N. Atlantic Ave	Cocoa Beach	FL	Broadstone TB Southeast, LLC	Occupied	No
Taco Bell (Bravo Foods)	3755 W. Lake Mary Blvd	Lake Mary	FL	Broadstone TB Southeast, LLC	Occupied	No
Taco Bell (Bravo Foods)	1860 State Road 44	New Smyrna Beach	FL	Broadstone TB Southeast, LLC	Occupied	No
Taco Bell (Bravo Foods)	10005 University Blvd	Orlando	FL	Broadstone TB Southeast, LLC	Occupied	No
Taco Bell (Bravo Foods)	5400 N. Orange Blossom Trail	Orlando	FL	Broadstone TB Southeast, LLC	Occupied	No
Taco Bell (Bravo Foods)	302 Mall Blvd	Savannah	GA	Broadstone TB Southeast, LLC	Occupied	No
Taco Bell (Bravo Foods)	2631 Skidaway Rd	Savannah	GA	Broadstone TB Southeast, LLC	Occupied	No
Taco Bell (Bravo Foods)	3615 Mundy Mill Rd	Oakwood	GA	Broadstone TB Southeast, LLC	Occupied	No
Taco Bell (Bravo Foods)	301 W. General Screven Way	Hinesville	GA	Broadstone TB Southeast, LLC	Occupied	No
Taco Bell (K-Mac Enterprises)	833 Highway 62 E	Mountain Home	AR	Broadstone TB Ozarks, LLC	Occupied	No

Taco Bell (K-Mac Enterprises)	1102 S Saint Louis Street	Batesville	AR	Broadstone TB Ozarks, LLC	Occupied	No
Taco Bell (K-Mac Enterprises)	2525 W. Kings Highway	Paragould	AR	Broadstone TB Ozarks, LLC	Occupied	No
Taco Bell (K-Mac Enterprises)	2055 N. Washington Street	Forrest City	AR	Broadstone TB Ozarks, LLC	Occupied	No
Taco Bell (K-Mac Enterprises)	2730 Lake Road	Dyersburg	TN	Broadstone TB Ozarks, LLC	Occupied	No
Taco Bell (K-Mac Enterprises)	849 University Street	Martin	TN	Broadstone TB Ozarks, LLC	Occupied	No
Taco Bell (K-Mac Enterprises)	1400 Rutledge Lane	Union City	TN	Broadstone TB Ozarks, LLC	Occupied	No
Taco Bell (Southeast QSR)	3104 Peach Orchard Road	Augusta	GA	Broadstone TB Augusta Pensacola, LLC	Occupied	No
Taco Bell (Southeast QSR)	2011 Airport Boulevard	Pensacola	FL	Broadstone TB Augusta Pensacola, LLC	Occupied	No
Taco Bell (Southeast QSR)	3649 Phillips Highway	Jacksonville	FL	Broadstone TB Jacksonville, LLC	Occupied	No
Test America	5815 Middlebrook Pike	Knoxville	TN	Broadstone TA Tennessee, LLC	Occupied	No
The Hess Collection	1166 Commerce Blvd	American Canyon	CA	Broadstone HC California, LLC	Occupied	No
Tower Radiology	3069 Grand Pavilion Drive	Tampa	FL	Broadstone TR Florida, LLC	Occupied	No
Tower Radiology	4719 North Habana Avenue	Tampa	FL	Broadstone TR Florida, LLC	Occupied	No
Tower Radiology	2324 Oak Myrtle Lane	Wesley Chapel	FL	Broadstone TR Florida, LLC	Occupied	No
Tower Radiology	3350 Bell Shoals Road	Brandon	FL	Broadstone TR Florida, LLC	Occupied	No
Tractor Supply	1501 E. Washington	Ithaca	MI	Broadstone TS Portfolio, LLC	Occupied	No
Tractor Supply	4005 Douglas Highway	Gillette	WY	Broadstone TS Portfolio, LLC	Occupied	No
Unity Ridgeway	2655 Ridgeway Avenue	Greece	NY	Unity Ridgeway, LLC	Occupied	No
Wegmans	45131 Columbia Place	Sterling	VA	Broadstone WFM Sterling, LLC	Occupied	No
Wendy’s (Alabama)/Starboard	75 Tower Road	Oxford	AL	Broadstone WI Alabama, LLC	Occupied	No
Wendy’s (Alabama)/Starboard	150 Leon Smith Parkway	Oxford	AL	Broadstone WI Alabama, LLC	Occupied	No
Wendy’s (Alabama)/Starboard	170 Vaughn Lane	Pell City	AL	Broadstone WI Alabama, LLC	Occupied	No
Wendy’s (Alabama)/Starboard	204 15th Street E	Tuscaloosa	AL	Broadstone WI Alabama, LLC	Occupied	No
Wendy’s (Alabama)/Starboard	419 North Pelham Road	Jacksonville	AL	Broadstone WI Alabama, LLC	Occupied	No
Wendy’s (Alabama)/Starboard	4422 Old Birmingham Road	Tuscaloosa	AL	Broadstone WI Alabama, LLC	Occupied	No
Wendy’s (Appalachia)/Starboard	113 Courthouse Road	Princeton	WV	Broadstone WI Appalachia, LLC	Occupied	No
Wendy’s (Appalachia)/Starboard	211 Meadowfield Lane	Princeton	WV	Broadstone WI Appalachia, LLC	Occupied	No
Wendy’s (Appalachia)/Starboard	283 Muskingum Drive	Marietta	OH	Broadstone WI Appalachia, LLC	Occupied	No
Wendy’s (Appalachia)/Starboard	550 E. Main Street	Pomeroy	OH	Broadstone WI Appalachia, LLC	Occupied	No
Wendy’s (Appalachia)/Starboard	1503 Harrison Avenue	Elkins	WV	Broadstone WI Appalachia, LLC	Occupied	No
Wendy’s (Appalachia)/Starboard	1610 N. Atherton Street	State College	PA	Broadstone WI Appalachia, LLC	Occupied	No
Wendy’s (Appalachia)/Starboard	811 Northside Drive	Summersville	WV	Broadstone WI Appalachia, LLC	Occupied	No
Wendy’s (East)	1501 E. Hillsborough Ave.	Tampa	FL	Broadstone WI East, LLC	Occupied	No
Wendy’s (East)	6620 E. Dr. MLK Blvd	Tampa	FL	Broadstone WI East, LLC	Occupied	No
Wendy’s (East)	5212 Brook Road	Richmond	VA	Broadstone WI East, LLC	Occupied	No
Wendy’s (East)	153 East Swedesford Road	Exton	PA	Broadstone WI East, LLC	Occupied	No
Wendy’s (East)	4507 Jefferson David Highway	Richmond	VA	Broadstone WI East, LLC	Occupied	No
Wendy’s (East)	220 Lancaster Avenue	Paoli	PA	Broadstone WI East, LLC	Occupied	No
Wendys (Wendalester)	500 S. George Nigh Expy	McAlester	OK	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendgord)	301 South White Sands Blvd	Alamogordo	NM	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendgord)	324 South Canal Street	Carlsbad	NM	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendgord)	1101 N. Main Street	Roswell	NM	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendgrand)	823 South Second Avenue	Kearney	NE	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendgrand)	4001 Second Avenue	Kearney	NE	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendgrand)	3503 West State Street	Grand Island	NE	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendgrand)	103 Pony Express Lane	Ogallala	NE	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendnorm)	1300 N. Moore Road	Moore	OK	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendnorm)	4518 SE 29th Street	Del City	OK	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendnorm)	4500 S. Western	Oklahoma City	OK	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendoma)	13606 N. Pennsylvania Ave	Oklahoma City	OK	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendoma)	901 E. State Highway 152	Mustang	OK	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendoma)	1170 Garth Brooks	Yukon	OK	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendoma)	3834 North Lincoln Blvd	Oklahoma City	OK	Broadstone WI Great Plains, LLC	Occupied	No
Wendys (Wendworth)	3815 Southwest Loop 820	Fort Worth	TX	Broadstone WI Great Plains, LLC	Occupied	No
Total Properties	450

SCHEDULE 7.1.(f) - Part II: Liens

	Borrower	Lender	Outstanding Balance	Maturity	Collateral Description
1	Broadstone NWCC Texas, LLC	StanCorp	$1,841,891.77	1-May-34	Northwest Cancer Center -18488 Interstate 45 South, Conroe TX 77384
2	Broadstone NWCC Texas, LLC	StanCorp	$1,322,073.02	1-Jun-34	Northwest Cancer Center - 17323 Red Oak Drive, Houston TX 77090
3	Broadstone PIC Illinois, LLC	Stan Corp	$589,258.34	1-Aug-30	Physcians Immediate Care - 1000 E. Riverside Blvd, Loves Park IL 61111
4	Broadstone APLB Jacksonville, LLC	Columbian Mutual	$1,519,495.45	1-Sep-25	Applebees - 5055 J. Turner Butler Blvd., Jacksonville FL 32216
5	Broadstone ADTB Rochester, LLC	Merrill	$6,118,917.44	10-Aug-22	ADT - 265 Thruway Park Drive, Rochester NY 14586
6	Broadstone FMFP Texas, LLP	Siemens Financial	$5,916,123.84	30-Sep-20	1960 Family Practice - 837 FM 1960 West, Houston TX 77090
7	Broadstone GUC Colorado, LLC	Symetra	$1,022,037.50	15-Feb-21	Guardian Urgent Care - 5165 West 72nd Avenue, Westminster CO 80030
8	GRC Durham, LLC	Sun Life	$11,692,655.58	1-Oct-21	Implus Footware - 2001 T.W. Alexander Dr, Durham, NC 27703
9	Broadstone HC California, LLC	Aegon	$8,840,594.31	1-Oct-23	The Hess Collection - 1166 Commerce Blvd, American Canyon, CA 94503
10	Broadstone FC Colorado	Columbus Life	$9,449,477.97	10-Dec-25	Fiberspar - 3600 Ronald Reagan Boulevard, Johnstown, CO 80534
11	Broadstone WFM Sterling	PNC Bank	$18,797,007.37	1-Nov-26	Wegmans - 45131 Columbia Place, Sterling, VA 20166

SCHEDULE 7.1.(g) - Existing Indebtedness

	Borrower	Lender	Outstanding Balance	Guarantor	Security	Collateral Description (if any)
1	Borrower (Note and Guaranty Agreement for 4.84% Guaranteed Senior Notes due 4.18.27)	Note Purchasers	$150,000,000	Parent	None	N/A
2	Borrower (Credit Agreement)	M&T Bank, as administrative agent	Revolver: $90,000,000.00; Term Loan 1: $250,000,000.00; Term Loan 2: $0	Parent	None	N/A
3	Borrower (A&R Term Loan Agreement)	SunTrust Bank, as Administrative Agent	$325,000,000.00	Parent	None	N/A
4	Borrower	James and Douglas Huseby, individuals	$750,000.00	Parent	None	N/A
5	Broadstone NWCC Texas, LLC	StanCorp	$1,841,891.77	Borrower	Mortgage	Northwest Cancer Center -18488 Interstate 45 South, Conroe TX 77384
6	Broadstone NWCC Texas, LLC	StanCorp	$1,322,073.02	Borrower	Mortgage	Northwest Cancer Center - 17323 Red Oak Drive, Houston TX 77090
7	Broadstone PIC Illinois, LLC	Stan Corp	$589,258.34	Borrower	Mortgage	Physcians Immediate Care - 1000 E. Riverside Blvd, Loves Park IL 61111
8	Broadstone APLB Jacksonville, LLC	Columbian Mutual	$1,519,495.45	Borrower**	Mortgage	Applebees - 5055 J. Turner Butler Blvd., Jacksonville FL 32216
9	Broadstone ADTB Rochester, LLC	Merrill	$6,118,917.44	None	Mortgage	ADT - 265 Thruway Park Drive, Rochester NY 14586
10	Broadstone FMFP Texas, LLP	Siemens Financial	$5,916,123.84	Parent*	Mortgage	1960 Family Practice - 837 FM 1960 West, Houston TX 77090
11	Broadstone GUC Colorado, LLC	Symetra	$1,022,037.50	Parent and Borrower***	Mortgage	Guardian Urgent Care - 5165 West 72nd Avenue, Westminster CO 80030
12	GRC Durham, LLC	Sun Life	$11,692,655.58	Parent and Borrower*	Mortgage	Implus Footware - 2001 T.W. Alexander Dr, Durham, NC 27703
13	Broadstone HC California, LLC	Aegon	$8,840,594.31	Parent and Borrower*	Mortgage	The Hess Collection - 1166 Commerce Blvd, American Canyon, CA 94503
14	Broadstone FC Colorado	Columbus Life	$9,449,477.97	Parent and Borrower*	Mortgage	Fiberspar - 3600 Ronald Reagan Boulevard, Johnstown, CO 80534
15	Broadstone WFM Sterling	PNC Bank	$18,797,007.37	Borrower	Mortgage	Wegmans - 45131 Columbia Place, Sterling, VA 20166

*

Non-recourse guaranty with customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to non-recourse liability.

**

Non-recourse guaranty but will automatically become full recourse if the ratio of net operating income from the property (after deduction of all applicable operating expenses) to the annual principal and interest payments under the note is less than 1.2.

***	Non-recourse guaranty but will automatically become full recourse if the current lease terminates or if the current tenant vacates the premises.

SCHEDULE 7.1.(h) - Material Contracts

Borrower
1	That certain Note and Guaranty Agreement, dated as of March 16, 2017, by and among Broadstone Net Lease, LLC, as Issuer, Broadstone Net Lease, Inc., as Parent Guarantor, and the Purchasers identified therein, relating to the issuance and sale of $150,000,000 in aggregate principal amount of the Issuer’s 4.84% Guaranteed Senior Notes due April 18, 2027

2	That certain Amended and Restated Term Loan Agreement dated as of June 22, 2017, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, each of the financial institutions party thereto, SunTrust Bank, as Administrative Agent, and the other parties thereto.

SCHEDULE 7.1.(i) - Litigation

None.

SCHEDULE 7.1.(r) - Affiliate Transactions

None.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]1 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]2 hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility identified below (including without limitation any guarantees included in such facility), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

[1]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[2]	Select as appropriate.
[3]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

3.	Borrower(s):	Broadstone Net Lease, LLC

4.	Administrative Agent:	Manufacturers and Traders Trust Company, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:

The Revolving Credit and Term Loan Agreement dated as of June [    ], 2017, among Broadstone Net Lease, LLC, Broadstone Net Lease, Inc., the financial institutions party thereto and their assignees under Section 13.6. thereof, Manufacturers and Traders Trust Company, as Administrative Agent

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned[4]	Aggregate Amount of Commitment/Loans for all Lenders[5]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[6]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date:	][7]

[Page break]

[4]	Fill in the appropriate terminology for the class and type of facility under the Credit Agreement that is being assigned under this Assignment.
[5]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[7]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:              , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][8]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][9]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[8]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[9]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and][10] Accepted:

MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent

By:
Title:

[Consented to:][11]

[BROADSTONE NET LEASE, LLC,

By:	Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
		Title:	]

[10]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[11]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee as defined in the Credit Agreement (subject to such consents, if any, as may be required under such definition), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1. or 9.2. thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[INTENTIONALLY OMITTED]

B-1

EXHIBIT C

FORM OF GUARANTY

THIS GUARANTY dated as of June [    ], 2017 (this “Guaranty”), executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of MANUFACTURERS AND TRADERS TRUST COMPANY, in its capacity as Administrative Agent (together with its successors and assigns, the “Administrative Agent”) for the Lenders under that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), and the Administrative Agent, for its benefit and the benefit of the Lenders (the Administrative Agent and the Lenders, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Administrative Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent or any Guarantied Party under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans and the payment of all interest, Fees, charges, attorneys’ fees and other amounts payable to the Administrative Agent or any Guarantied Party thereunder (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code (as defined below) or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding); (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all other Obligations; and (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any of the Guarantied Parties in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Administrative Agent or the Guarantied Parties shall be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security, if any, held by the Administrative Agent or any Guarantied Party which may secure any of the Guarantied Obligations.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)    (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)    any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)    any furnishing to the Administrative Agent or the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral, if any, securing any of the Obligations;

(d)    any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)    any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g)    any nonperfection or impairment of any security interest or other Lien, if any, on any collateral securing in any way any of the Guarantied Obligations;

(h)    any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Borrower to the Administrative Agent or the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i)    any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j)    any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Administrative Agent or any of the Guarantied Parties;

(k)    any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party;

(l)    any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4. Action with Respect to Guarantied Obligations. The Administrative Agent and the Guarantied Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 of this Guaranty and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral, if any, securing any of the Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Administrative Agent and the Guarantied Parties shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Administrative Agent and the Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6. Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Administrative Agent and/or the Guarantied Parties are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any of the Guarantied Parties for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such Guarantied Party.

Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Administrative Agent and the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Administrative Agent and the Guarantied Parties such additional amount as will result in the receipt by the Administrative Agent and the Guarantied Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Administrative Agent, each Lender and any of their respective Affiliates, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an Affiliate of a Lender subject to receipt of the prior written consent of the Administrative Agent exercised in its reasonable discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, or any Affiliate of the Administrative Agent or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent and the Guarantied Parties that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Administrative Agent and the Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Administrative Agent and the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the Guarantied Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17. WAIVER OF JURY TRIAL.

(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)    EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

Section 18. Loan Accounts. The Administrative Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Administrative Agent or any of the Guarantied Parties in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any of the Guarantied Parties of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Termination. This Guaranty shall remain in full force and effect with respect to each Guarantor until the indefeasible payment in full of the Guarantied Obligations and any other Obligation, the termination or expiration of all of the Lenders’ and Administrative Agent’s obligations to make loans or other financial accommodations to the Borrower, and the termination or cancellation of the Credit Agreement in accordance with its terms.

Section 21. Successors and Assigns. Each reference herein to the Administrative Agent or the Guarantied Parties shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Subject to Section 13.9. of the Credit Agreement, each Guarantor hereby consents to the delivery by the Administrative Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of the Administrative Agent and all Guarantied Parties and any such assignment or other transfer to which the Administrative Agent and all of the Guarantied Parties have not so consented shall be null and void.

Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23. Amendments. This Guaranty may not be amended except in a writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Administrative Agent and each Guarantor.

Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.

Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28. Limitation of Liability. Neither the Administrative Agent nor any of the Guarantied Parties, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any of the Guarantied Parties, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any of the Guarantied Parties or any of the Administrative Agent’s or of any Guarantied Parties’, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.

Section 29. Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 9.5. of the Credit Agreement.

Section 30. Right of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment, such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share of such Excess Payment. The payment obligations of any Guarantor under this Section shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been indefeasibly paid and performed in full and the Term Loan Commitments and Revolving Commitments have expired or terminated, and none of the Guarantors shall exercise any right or remedy under this Section against any other Guarantor until such Obligations have been indefeasibly paid and performed in full and the Commitments have expired or terminated. Subject to Section 10 of this Guaranty, this Section shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any

Guarantor may have under Applicable Law against the Borrower in respect of any payment of Guarantied Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall cease to be a Guarantor in accordance with the applicable provisions of the Loan Documents.

Section 31. Definitions. (a) For the purposes of this Guaranty:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

“Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Guarantied Obligations.

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

“Ratable Share” means, for any Guarantor in respect of any payment of Guarantied Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guarantied Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guarantied Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment.

(b)    Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signature on Next Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

BROADSTONE NET LEASE, INC.

By:
Name:
Title:

Address for Notices:

c/o

Attn:
Telecopy Number:
Telephone Number:

[GUARANTORS]

By:
Name:
Title:

Address for Notices:

c/o

Attn:
Telecopy Number:
Telephone Number:

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of             , 20    , executed and delivered by                     , a                      (the “New Guarantor”), in favor of MANUFACTURERS AND TRADERS TRUST COMPANY, in its capacity as Administrative Agent (together with its successors and assigns, the “Administrative Agent”) for the Lenders under that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), and the Administrative Agent, for its benefit and the benefit of the Lenders (the Administrative Agent and the Lenders, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower, the New Guarantor, and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders through their collective efforts;

WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Administrative Agent and the Lenders continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of June [    ], 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by each Subsidiary of the Borrower a party thereto in favor of the Administrative Agent and the Guarantied Parties and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

(a)    irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

(b)    makes to the Administrative Agent and the Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c)    consents and agrees to each provision set forth in the Guaranty.

SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

c/o

Attn:
Telecopy Number:
Telephone Number:

Accepted:

MANUFACTURERS AND
TRADERS TRUST COMPANY, as
Administrative Agent

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF CONTINUATION

            , 20

Manufacturers and Traders Trust

3 City Center

180 South Clinton Avenue, Suite 700

Rochester, New York 14604

Attn: Lisa Plescia

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), and Manufacturers and Traders Trust Company, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Continuation of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The requested date of such Continuation is , 20 .

2.	The Loans subject to such Continuation are:

[Check one box only]

☐	Revolving Loans
☐	Term Facility 1 Loans
☐	Term Facility 2 Loans

3.	The aggregate principal amount of the Loans specified in Item 2 above that are subject to the requested Continuation is $ and the portion of such principal amount subject to such Continuation is $ .

4.	The current Interest Period of the Loans specified in Item 2 above that are subject to such Continuation ends on , 20 .

D-1

5.	The duration of the Interest Period for the Loans or portion thereof subject to such Continuation is:

[Check one box only]

☐	one month
☐	three months
☐	six months
☐	twelve months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, (a) no Default or Event of Default shall exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Credit Agreement.

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION

            , 20

Manufacturers and Traders Trust

3 City Center

180 South Clinton Avenue, Suite 700

Rochester, New York 14604

Attn: Lisa Plescia

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), and Manufacturers and Traders Trust Company, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.10. of the Credit Agreement, the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The requested date of such Conversion is , 20 .

2.	The Loans subject to such Continuation are:

[Check one box only]

☐	Revolving Loans
☐	Term Facility 1 Loans
☐	Term Facility 2 Loans

3.	The Type of the Loans specified in Item 2 above to be Converted pursuant hereto is currently:

[Check one box only]

☐	Base Rate Loan
☐	LIBOR Loan

4.	The aggregate principal amount of the Loans specified in Item 2 above that is subject to the requested Conversion is $ and the portion of such principal amount subject to such Conversion is $ .

E-1

4.	The amount of such Loans specified in Item 2 above to be converted is to be converted into Loans of the following Type:

[Check one box only]

☐	Base Rate Loan
☐	LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐	one month
☐	three months
☐	six months
☐	twelve months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, (a) no Default or Event of Default shall exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Credit Agreement.

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
Title:

E-2

EXHIBIT F-1

FORM OF REVOLVING NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, BROADSTONE NET LEASE, LLC, a New York limited liability company (the “Borrower”) hereby unconditionally promises to pay to the order of                      (the “Lender”), in care of MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (the “Administrative Agent”), to its address at 3 City Center, 180 South Clinton Avenue, Suite 700, Rochester, New York, 14604, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of              AND     /100 DOLLARS ($        ), or such lesser amount as may be the then outstanding and unpaid balance of all Revolving Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Revolving Note is one of the “Revolving Notes” referred to in that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof, and the Administrative Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of a Loan by the Lender to the Borrower in an aggregate amount not to exceed the Dollar amount first above mentioned, (b) permits the prepayment of the Loan by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Loan upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Revolving Note.

[This Revolving Note is given in replacement of the Revolving Note dated             , 20    , in the original principal amount of $         previously delivered to the Lender under the Credit Agreement. THIS REVOLVING NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER REVOLVING NOTE.] 1

[1]

Language to be included in case of an assignment and need to issue a replacement note to an existing Lender, either because such Lender’s Commitment has increased or decreased from what it was initially.

F-1-1

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

[Signature on Next Page]

F-1-2

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date written above.

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
Title:

F-1-3

EXHIBIT F-2

FORM OF TERM FACILITY 1 NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, BROADSTONE NET LEASE, LLC, a New York limited liability company (the “Borrower”) hereby unconditionally promises to pay to the order of [                    ] (the “Lender”), in care of MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (the “Administrative Agent”), to its address at to its address at 3 City Center, 180 South Clinton Avenue, Suite 700, Rochester, New York, 14604, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of [            ] AND [        ]/100 DOLLARS ($[        ]), or such lesser amount as may be the then outstanding and unpaid balance of all Term Facility 1 Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Term Facility 1 Note is one of the “Term Facility 1 Note” referred to in the Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof, and the Administrative Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of a Term Loan by the Lender to the Borrower in an aggregate amount not to exceed the Dollar amount first above mentioned, (b) permits the prepayment of the Term Facility 1 Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Term Facility 1 Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Term Facility 1 Note.

[This Term Facility 1 Note is given in replacement of the Term Facility 1 Note dated               , 20    , in the original principal amount of $         previously delivered to the Lender under the Credit Agreement. THIS TERM FACILITY 1 NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER TERM FACILITY 1 NOTE.] 1

[1]

Language to be included in case of an assignment and need to issue a replacement note to an existing Lender, either because such Lender’s Commitment has increased or decreased from what it was initially.

F-2-1

THIS TERM FACILITY 1 NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

[Signature on Next Page]

F-2-2

IN WITNESS WHEREOF, the undersigned has executed and delivered this Term Facility 1 Note under seal as of the date written above.

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
Title:

F-2-3

EXHIBIT F-3

FORM OF TERM FACILITY 2 NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, BROADSTONE NET LEASE, LLC, a New York limited liability company (the “Borrower”) hereby unconditionally promises to pay to the order of [                    ] (the “Lender”), in care of MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (the “Administrative Agent”), to its address at to its address at 3 City Center, 180 South Clinton Avenue, Suite 700, Rochester, New York, 14604, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of [            ] AND [        ]/100 DOLLARS ($[        ]), or such lesser amount as may be the then outstanding and unpaid balance of all Term Facility 2 Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Term Facility 2 Note is one of the “Term Facility 2 Note” referred to in the Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof, and the Administrative Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of a Term Facility 2 Loan by the Lender to the Borrower in an aggregate amount not to exceed the Dollar amount first above mentioned, (b) permits the prepayment of the Term Facility 2 Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Term Facility 2 Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Term Facility 2 Note.

[This Term Facility 2 Note is given in replacement of the Term Facility 2 Note dated               , 20    , in the original principal amount of $         previously delivered to the Lender under the Credit Agreement. THIS TERM FACILITY 2 NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER TERM FACILITY 2 NOTE.] 1

[1]

Language to be included in case of an assignment and need to issue a replacement note to an existing Lender, either because such Lender’s Commitment has increased or decreased from what it was initially.

F-3-1

THIS TERM FACILITY 2 NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

[Signature on Next Page]

F-3-2

IN WITNESS WHEREOF, the undersigned has executed and delivered this Term Facility 2 Note under seal as of the date written above.

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
Title:

F-3-3

EXHIBIT F-4

FORM OF SWINGLINE NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, BROADSTONE NET LEASE, LLC, a New York limited liability company (the “Borrower”) hereby unconditionally promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY (the “Swingline Lender”), to its address at to its address at 3 City Center, 180 South Clinton Avenue, Suite 700, Rochester, New York, 14604, or at such other address as may be specified by the Swingline Lender to the Borrower, the principal sum of [            ] AND [        ]/100 DOLLARS ($[        ]), or such lesser amount as may be the then outstanding and unpaid balance of all Swingline Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Swingline Note is the “Swingline Note” referred to in the Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof, and Manufacturers and Traders Trust Company, as Administrative Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of a Swingline Loan by the Swingline Lender to the Borrower in an aggregate amount not to exceed the Dollar amount first above mentioned, (b) permits the prepayment of the Loan by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Swingline Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Swingline Note.

[This Swingline Note is given in replacement of the Swingline Note dated              , 20    , in the original principal amount of $         previously delivered to the Lender under the Credit Agreement. THIS SWINGLINE NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER SWINGLINE NOTE.] 1

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

[1]	Language to be included in case of an assignment and need to issue a replacement note to an existing Lender.

F-4-1

[Signature on Next Page]

F-4-2

IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date written above.

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
Title:

F-4-3

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), and Manufacturers and Traders Trust Company, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section 9.3. of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1.    The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Borrower and its Subsidiaries as of, and during the relevant accounting period ending on             , 20    .

2.    Schedule 1 attached hereto accurately and completely (a) sets forth reasonably detailed calculations required to establish compliance with Section 10.1. of the Credit Agreement and (b) setting forth in reasonable detail (i) all of Borrower’s Qualifying Swaps and the notional amounts thereof, (ii) each period, if any, during which the aggregate outstanding principal amount of Term Loans that are LIBOR Loans and Borrower’s other Indebtedness consisting of term loans bearing interest at a rate based on LIBOR exceeded the total notional amount of all of Borrower’s Qualifying Swaps, (iii) each period, if any, during which the aggregate outstanding principal amount of all LIBOR Loans and Borrower’s other Indebtedness bearing interest at a rate based on LIBOR exceeded the total notional amount of all of Borrower’s Qualifying Swaps, together with the amount of such excess during any such period.

3.    As of the date hereof the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, is less than or equal to the aggregate amount of the Revolving Commitments.

4.    (a) No Default or Event of Default exists [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event(s) of Default and the actions which the Borrower (is taking)(is planning to take) with respect to such condition(s) or event(s)], and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of             , 20    .

Name:
Title:	[1]
of Broadstone Net Lease, Inc.

[1]	Certificate must be signed by a Financial Officer (as defined in the Credit Agreement) of the Parent.

G-1

EXHIBIT H

FORM OF NOTICE OF REVOLVING LOANS BORROWING

            , 20

Manufacturers and Traders Trust

3 City Center

180 South Clinton Avenue, Suite 700

Rochester, New York 14604

Attn: Lisa Plescia

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), and Manufacturers and Traders Trust Company, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $ .

2.	The Borrower requests that such Revolving Loans be made available to the Borrower on , 20 .

3.	The Borrower hereby requests that such Revolving Loans be of the following Type:

[Check one box only]

☐	Base Rate Loan
☐	LIBOR Loan, with an initial Interest Period for a duration of:

          [Check one box only]

☐	one month
☐	three months
☐	six months
☐	twelve months

4.      The Borrower requests that the proceeds of such  Revolving Loans be made available by

.

H-1

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and after making such Revolving Loans, (a) no Default or Event of Default shall exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Credit Agreement In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article VI of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
Title:

H-2

EXHIBIT I

FORM OF NOTICE OF TERM LOANS BORROWING

            , 20

Manufacturers and Traders Trust

3 City Center

180 South Clinton Avenue, Suite 700

Rochester, New York 14604

Attn: Lisa Plescia

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), and Manufacturers and Traders Trust Company, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.2.(c) of the Credit Agreement, the Borrower hereby requests that the Lenders make Term Loans to the Borrower in an aggregate amount equal to $[ ].

2.	The Borrower requests that such Term Loans be made available to the Borrower on .

3.	The Borrower hereby requests that such Term Loans be of the following Class:

[Check one box only]

☐	Term Facility 1 Loans
☐	Term Facility 2 Loans

4.	The Borrower hereby requests that such Term Loans be of the following Type:

[Check one box only]

☐	Base Rate Loan
☐	LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐	one month
☐	three months
☐	six months
☐	twelve months

I-1

5.      The Borrower requests that the proceeds of such  Term Loans be made available by

                                                                                                                                                                                                             .

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Term Loans, and after making such Term Loans, (a) no Default or Event of Default shall exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Credit Agreement In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Term Loans contained in Article VI of the Credit Agreement will have been satisfied at the time such Term Loans are made.

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
Title:

I-2

EXHIBIT J

FORM OF NOTICE OF SWINGLINE LOANS BORROWING

            , 20

Manufacturers and Traders Trust

3 City Center

180 South Clinton Avenue, Suite 700

Rochester, New York 14604

Attn: Lisa Plescia

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), and Manufacturers and Traders Trust Company, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.4.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Swingline Loans to the Borrower in an aggregate amount equal to $ .

2.	The Borrower requests that such Swingline Loans be made available to the Borrower on , 20 .

3.	The Borrower hereby requests that such Swingline Loans be of the following Type:

[Check one box only]

☐	Base Rate Loan
☐	LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐	one month
☐	three months
☐	six months
☐	twelve months

4.      The Borrower requests that the proceeds of such Swingline Loans be made available by

                                                                                                                                                                                                             .

J-1

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loans, and after making such Swingline Loans, (a) no Default or Event of Default shall exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Credit Agreement In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Swingline Loans contained in Article VI of the Credit Agreement will have been satisfied at the time such Swingline Loans are made.

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc., Managing Member

By:
Name:
Title:

J -2

EXHIBIT K-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), and Manufacturers and Traders Trust Company, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20

K-1-1

EXHIBIT K-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), and Manufacturers and Traders Trust Company, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

K-2-1

EXHIBIT K-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), and Manufacturers and Traders Trust Company, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

K-3-1

EXHIBIT K-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of June [    ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), and Manufacturers and Traders Trust Company, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20